Exhibit 10.1
SIXTH MODIFICATION AGREEMENT

This Sixth Modification Agreement (“Agreement”) is made as of September 18, 2025 (the “Effective Date”), by and among TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc. (“Borrower”), each lender from time to time party to the Credit Agreement described below (individually, a “Lender” and collectively, the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).
RECITALS
A.    Under that certain Second Amended and Restated Credit Agreement dated as of March 29, 2019, by and among Lenders, Borrower and Administrative Agent, as modified by that certain Modification Agreement dated as of October 30, 2020, that certain Second Modification Agreement dated as of June 10, 2021, that certain Third Modification Agreement dated as of June 29, 2022, that certain Fourth Modification Agreement dated as of December 15, 2023, and that certain Fifth Modification Agreement dated as of April 30, 2025 (collectively, as further amended, restated or otherwise modified, the “Credit Agreement”), Lenders agreed to make a credit facility available to Borrower (the “Credit Facility”). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.
B.    The Credit Facility is evidenced by (i) certain revolving notes each made payable to a Revolving Lender in the aggregate original principal amount of Eight Hundred Fifty Million and No/100 Dollars ($850,000,000.00) (collectively, the “Revolving Notes”), and (ii) certain term notes each made payable to a Term Lender in the aggregate original principal amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) (collectively, the “Existing Term Notes”).

C.    In connection with the Credit Facility, TRI POINTE HOMES HOLDINGS, INC., a Delaware corporation formerly known as TRI Pointe Homes, Inc. (“Tri Pointe Homes Holdings”), TRI POINTE HOLDINGS, INC., a Washington corporation (“Tri Pointe Holdings - WA”), TRI POINTE HOMES ARIZONA 91, LLC, an Arizona limited liability company formerly known as Maracay 91, L.L.C. (“Arizona 91”), TRI POINTE HOMES ARIZONA, LLC, an Arizona limited liability company formerly known as Maracay Homes, L.L.C. (“Tri Pointe Arizona”), TRI POINTE HOMES IE-SD, INC., a California corporation formerly known as Pardee Homes (“Tri Pointe IE-SD”), TRI POINTE HOMES NEVADA, INC., a Nevada corporation formerly known as Pardee Homes of Nevada (“Tri Pointe Nevada”), TRI POINTE HOMES WASHINGTON, INC., a Washington corporation formerly known as The Quadrant Corporation (“Tri Pointe Washington”), TRI POINTE HOMES TEXAS, INC., a Texas corporation formerly known as Trendmaker Homes, Inc. (“Tri Pointe Texas”), TRI POINTE HOMES TEXAS HOLDINGS, LLC, a Texas limited liability company formerly known as Trendmaker Homes Holdings, L.L.C. (“Texas Holdings”), TRI POINTE HOMES DFW, LLC, a Texas limited liability company formerly known as Trendmaker Homes DFW, L.L.C (“Tri Pointe DFW”), and TRI POINTE HOMES DC METRO, INC., a Delaware corporation formerly known as Winchester Homes Inc. (“Tri Pointe DC Metro,” and, together with Tri Pointe Homes Holdings, Tri Pointe Holdings – WA, Arizona 91, Tri Pointe Arizona, Tri Pointe IE-SD, Tri Pointe Nevada, Tri Pointe Washington, Tri Pointe Texas, Texas Holdings, and Tri Pointe DFW, the “Guarantors”), executed that certain Second Amended and Restated Guaranty Agreement dated as of March 29, 2019 in favor of Administrative Agent and the Lenders (as amended, restated or otherwise modified, the “Guaranty”), pursuant to which Guarantors guaranteed to Administrative Agent and Lenders the payment and performance of Borrower’s obligations under the Loan Documents.
D.    As of the date hereof, (i) the outstanding principal balance under the Revolving Facility is $0.00, and Facility LCs in the aggregate face amount of $58,963,926.72 have been issued by LC Issuer and remain outstanding, and (ii) the outstanding principal balance under the Term Facility is $250,000,000.00.
E.    Borrower has requested, and Administrative Agent and Lenders have agreed, to (i) split the Term Facility into two tranches: Term Facility Tranche A (“Term Facility Tranche A”) and Term Facility Tranche B (“Term Facility Tranche B”), (ii) extend the Facility Termination Date applicable to Term Facility Tranche A, (iii) increase the maximum amount of the Term Facility from $250,000,000.00 to $450,000,000.00, and (iv) make certain other changes to the Credit Facility, all on the terms and conditions set forth herein.

F.    Mizuho Bank, Ltd. (“Mizuho”) desires to become a Term Lender under the Term Facility and provide to Borrower a $35,000,000.00 Term Commitment under Term Facility Tranche A pursuant to the terms and conditions of the Amended Credit Agreement (as defined below).

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Administrative Agent, Lenders and Borrower hereby agree to the following terms and conditions:
1.    Recitals. The recitals set forth above in the Recitals are true, accurate and correct.
2.    Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or any other Loan Document.
3.    Extension of Facility Termination Date applicable to Term Facility Tranche A. Pursuant to Borrower’s request, the Facility Termination Date applicable to Term Facility Tranche A is hereby extended and certain additional extension options have been granted to Borrower, all as provided in the Amended Credit Agreement (as defined below).

4.    Modification of Loan Documents.

(a)     Increase in Aggregate Term Commitment. The Aggregate Term Commitment is hereby increased from Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) to Four Hundred Fifty Million and No/100 Dollars ($450,000,000.00).

(b)    New Term Commitment.

(i)    Mizuho agrees to be bound by the provisions of the Amended Credit Agreement and agrees that it shall, as of the date hereof, become a Term Lender for all purposes under the Amended Credit Agreement to the same extent as if originally party thereto, with a Term Commitment under Term Facility Tranche A of Thirty-Five Million and No/100 Dollars ($35,000,000.00).

(ii)    Mizuho (A) represents and warrants that it is legally authorized to enter into this Agreement; (B) confirms that it has received a copy of the Amended Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (C) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (D) appoints and authorizes Administrative Agent to take such action as agent on its behalf in its capacity as a Term Lender and to exercise such powers and discretion under the Amended Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (E) agrees that it will be bound by the provisions of the Amended Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Term Lender.

(c)    Amended and Additional Term Notes. Borrower’s obligation to repay the Term Loans made by Term Lenders, together with interest thereon, shall be evidenced in each case by (i) existing Term Notes, amended, restated, increased or reduced Term Notes, and, in the case of Mizuho, a new Term Note, as applicable for each Term Lender, executed by Borrower and made payable to the order of each Term Lender, in the maximum principal amount of such Term Lender’s Term Commitment (collectively, the “Term Notes”). All references in the Amended Credit Agreement and the other Loan Documents to the term “Term Note” or “Term Notes” shall mean and be deemed to refer to such Term Notes, as applicable, in each case, as the same may be further amended, modified, replaced, restated, extended or renewed from time to time.

(d)    Amended Credit Agreement. The Credit Agreement is, as of the date hereof, hereby amended to be as set forth in the conformed copy of the credit agreement attached hereto as Exhibit A (the Credit Agreement, as so amended, is referred to herein as the “Amended Credit Agreement”).

(e)    Term Loans. On the Effective Date, (i) the Term Commitments shall be in effect as set forth in Schedule 1 attached to the Amended Credit Agreement, and (ii) Mizuho and each Term Lender whose outstanding Term Loans are increasing pursuant to the transactions contemplated by this Agreement as set forth in Schedule 1 attached to the Amended Credit Agreement shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, to make Term Loans to Borrower on the terms and conditions set forth in the Amended Credit Agreement.

(f)    Titles and Roles. Mizuho is hereby designated as a Co-Documentation Agent for the Term Facility.

5.    Conditions Precedent. This Agreement shall become effective as of the first date when each of the following conditions shall have been satisfied or waived in writing by the Administrative Agent:
(a)    Administrative Agent shall have received fully executed originals of (i) this Agreement, including the Consent and Reaffirmation of Guaranty attached hereto executed by each Guarantor, (ii) a new Term Note for Mizuho and an amended and restated Term Note for each Term Lender whose Term Commitment is increased pursuant to this Agreement and the Amended Credit Agreement, and (iii) an amended and restated Fee Letter between Administrative Agent and Borrower.

(b)    Administrative Agent shall have received a Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) that there have been no changes in the Operating Agreement or other organizational document of such Loan Party since the date previously delivered to Administrative Agent, or otherwise as attached thereto, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement (or, in the case of a Guarantor, the Consent and Reaffirmation of Guaranty), (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (v) and the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party.
(c)    Administrative Agent shall have received a Certificate of an Authorized Officer of Borrower certifying that the representations and warranties contained in the Loan Documents and this Agreement are true and correct in all material respects as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(d)    The Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, addressed to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(e)    All payments due and owing to Administrative Agent and Lenders under the Loan Documents and any separate agreements have been paid current as of the Effective Date.
(f)    No Event of Default shall have occurred and be continuing and no event shall have occurred and be continuing which, with notice or the passage of time or both, would be an Event of Default.

(g)    Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent in connection with this Agreement, including, to the extent invoiced, legal fees and expenses of Administrative Agent’s counsel.
6.    Representations and Warranties. Borrower represents and warrants to Administrative Agent and Lenders as follows:
(a)    Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true and correct in all material respects as of the date of this Agreement, except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, and (ii) to the extent any such representation or warranty is expressly qualified as to materiality, in which case such representation or warranty is true and correct in all respects.
(b)    No Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
7.    Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
8.    Effect of this Agreement. The terms and conditions of the Loan Documents are modified only to the extent specifically set forth in Exhibit A attached hereto (or as otherwise set forth herein) and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Administrative Agent and Lenders under the terms of the Loan Documents, as hereby modified. Administrative Agent and Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Credit Facility.
9.    No Impairment; Reaffirmation and Ratification. Except as set forth in Exhibit A attached hereto (or as otherwise set forth herein), the terms of the Notes and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Notes and the other Loan Documents are ratified and affirmed by the parties hereto.
10.    Successors and Assigns. The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Notes and the other Loan Documents.
11.    Purpose and Effect of Lenders’ Approval. Administrative Agent’s and/or Lenders’ approval of any matter in connection with the Credit Facility shall be for the sole purpose of protecting Administrative Agent’s and Lenders’ security and rights. Neither the execution and delivery of this Agreement by Administrative Agent and Lenders, nor any approval by any of them of any matter in connection with the Credit Facility shall result in a waiver of any Default or Event of Default by Borrower or Guarantor. In no event shall Administrative Agent’s or Lenders’ approval be a representation of any kind with regard to the matter being approved.
12.    NO ORAL MODIFICATION. THIS AGREEMENT, THE CREDIT AGREEMENT (AS MODIFIED HEREBY), THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NOTWITHSTANDING ANY PRIOR PRACTICE to the contrary and for the avoidance of doubt, the parties hereto acknowledge and agree that THERE MAY BE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
13    Integration. The Loan Documents, including this Agreement, embody the entire agreement and understanding among the Borrower, the Administrative Agent, any LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
14.    Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. This Agreement shall be construed in accordance with the internal laws (without regard to conflicts of law provisions) of the State of California, but giving effect to federal laws applicable to national banks.
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IN WITNESS WHEREOF, Borrower, Administrative Agent, LC Issuer and the Lenders have executed this Agreement as of the date first above written.

BORROWER:

TRI POINTE HOMES, INC., a Delaware corporation

By:	/s/ Glenn J. Keeler
Name:	Glenn J. Keeler
Title:	Chief Financial Officer

[Signatures Continue on the Following Page]

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender, an LC Issuer and Administrative Agent

By:	/s/ David Prowse
Name:	David Prowse
Title:	Senior Vice President

[Signatures Continue on the Following Page]

ZIONS BANCORPORATION, N.A. DBA CALIFORNIA BANK & TRUST, as a Lender

By:	/s/ Mark Bucci
Name:	Mark Bucci
Title:	Senior Vice President

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REGIONS BANK, an Alabama Bank, as a Lender

By:	/s/ Daniel Blazei
Name:	Daniel Blazei
Title:	Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bret Sumner
Name:	Bret Sumner
Title:	Executive Director

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JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

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FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Madison Seiter
Name:	Madison Seiter
Title:	Vice President

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TEXAS CAPITAL BANK, formerly known as Texas Capital Bank, N.A., as a Lender

By:	/s/ Jason Williams
Name:	Jason Williams
Title:	Executive Director

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TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
Name:	Ryan Almond
Title:	Director

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BMO BANK N.A., as a Lender

By:
Name:
Title:

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FLAGSTAR BANK, N.A., formerly known as Flagstar Bank, FSB, as a Lender

By:
Name:
Title:

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Managing Director

EXHIBIT A

Amended Credit Agreement
[See Attached]
Exhibit A

Published CUSIP Number: 87265MAA6
Revolver CUSIP Number: 87265MAB4
Term Loan CUSIP Number: 87265QAB5
CONFORMED COPY REFLECTING MODIFICATIONS MADE PURSUANT TO THAT CERTAIN SIXTH MODIFICATION AGREEMENT DATED AS OF SEPTEMBER 18, 2025

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MARCH 29, 2019

AMONG

TRI POINTE HOMES, INC.,
a Delaware corporation
formerly known as TRI Pointe Group, Inc.

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent for Revolving Facility and Term Facility,
and sole book manager for Revolving Facility,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent
for Revolving Facility and Term Facility

WELLS FARGO SECURITIES, LLC,
as sole book manager for Term Facility,

FIFTH THIRD BANK, NATIONAL ASSOCIATION, TRUIST BANK and MIZUHO BANK, LTD.,
as Co-Documentation Agents
for Revolving Facility and Term Facility,

U.S. BANK NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION and TRUIST SECURITIES, INC.,
as lead arrangers for Revolving Facility and Term Facility

MIZUHO BANK, LTD.
as lead arranger for Revolving Facility

U.S. BANK NATIONAL ASSOCIATION and REGIONS BANK,
as Lender and LC Issuer,

AND

The other Lenders from
Time to Time Parties Hereto

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3.7	Cutoff	58
3.8	Illegality	58
ARTICLE IV	CONDITIONS PRECEDENT	59
4.1	Closing	59
4.2	Each Credit Extension	60
ARTICLE V	REPRESENTATIONS AND WARRANTIES	61
5.1	Existence and Standing	61
5.2	Authorization and Validity	61
5.3	No Conflict; Government Consent	61
5.4	Financial Statements	62
5.5	Material Adverse Change	62
5.6	Taxes	62
5.7	Litigation	62
5.8	Subsidiaries	62
5.9	ERISA	62
5.10	Accuracy of Information	62
5.11	Regulation U	63
5.12	Material Agreements	63
5.13	Compliance With Laws	63
5.14	Ownership of Properties	63
5.15	Plan Assets; Prohibited Transactions	63
5.16	Environmental Matters	63
5.17	Investment Company Act	63
5.18	Insurance	63
5.19	Subordinated Indebtedness	63
5.20	Solvency	64
5.21	No Default	64
5.22	Anti-Corruption Laws; Sanctions	64
5.23	Affected Financial Institutions	64
ARTICLE VI	COVENANTS	64
6.1	Financial Reporting	64
6.2	Use of Proceeds	66
6.3	Notice of Material Events	66
6.4	Conduct of Business	66
6.5	Taxes	67
6.6	Insurance	67
6.7	Compliance with Laws and Material Contractual Obligations	67
6.8	Maintenance of Properties	67
6.9	Books and Records; Inspection	67
6.10	Payment of Obligations	68
6.11	Restrictions on Aggregate Secured Indebtedness	68
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6.12	Merger	68
6.13	Sale of Assets	68
6.14	Investments and Acquisitions	69
6.15	Liens	71
6.16	Affiliates	73
6.17	Modification of Certain Indebtedness	73
6.18	Restricted Payment; Repurchase of Stock	73
6.19	Financial Covenants and Tests	73
6.20	Guaranty	74
6.21	Negative Pledge	75
6.22	Operating Accounts	75
6.23	Patriot Act Compliance	75
ARTICLE VII	DEFAULTS	76
ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	78
8.1	Acceleration; Remedies	78
8.2	Application of Funds	79
8.3	Amendments	79
8.4	Preservation of Rights	80
ARTICLE IX	GENERAL PROVISIONS	80
9.1	Survival	80
9.2	Governmental Regulation	80
9.3	Headings	80
9.4	Entire Agreement	80
9.5	Several Obligations; Benefits of this Agreement	81
9.6	Expenses; Indemnification	81
9.7	Divisions	82
9.8	Accounting	82
9.9	Severability of Provisions	82
9.10	Nonliability of Lenders	82
9.11	Confidentiality	82
9.12	Nonreliance	83
9.13	Disclosure	83
9.14	USA PATRIOT ACT NOTIFICATION	83
9.15	Acknowledge and Consent to Bail-In of Affected Financial Institutions	83
9.16	Acknowledgement Regarding Any Supported QFCs	83
ARTICLE X	THE ADMINISTRATIVE AGENT	84
10.1	Appointment; Nature of Relationship	84
10.2	Powers	84
10.3	General Immunity	84
10.4	No Responsibility for Loans, Recitals, etc.	84
10.5	Action on Instruction of Lenders	85
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10.6	Employment of Agents and Counsel	85
10.7	Reliance on Documents; Counsel	85
10.8	Administrative Agent's Reimbursement and Indemnification	85
10.9	Notice of Event of Default	86
10.10	Rights as a Lender	86
10.11	Lender Credit Decision, Legal Representation	86
10.12	Successor Administrative Agent	86
10.13	Administrative Agent and Arranger Fees	87
10.14	Delegation to Affiliates	87
10.15	Arranger and Book Runner	87
10.16	No Advisory or Fiduciary Relationship	87
10.17	Borrower Information Used to Determined Applicable Interest Rates	88
10.18	Certain ERISA Matters	88
10.19	Erroneous Payments	89
ARTICLE XI	SETOFF; RATABLE PAYMENTS	90
11.1	Setoff; Relatable Payments	90
ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	91
12.1	Successors and Assigns	91
12.2	Participations	91
12.3	Assignment	92
ARTICLE XIII	NOTICES	94
13.1	Notices; Effectiveness; Electronic Communication	94
ARTICLE XIV	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	95
14.1	Counterparts; Effectiveness	95
14.2	Electronic Execution of Assignments	95
14.3	Document Imaging; Telecopy and PDF signatures; Electronic Signatures	95
ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION	96
15.1	CHOICE OF LAW	96
15.2	CONSENT TO JURISDICTION	96
15.3	WAIVER OF JURY TRIAL	96

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SCHEDULES
PRICING SCHEDULE
SCHEDULE 1 – Commitments
SCHEDULE 2 – Existing Letters of Credit
SCHEDULE 2.1 – Authorized Signatories
SCHEDULE 2.9 – Conversion/Continuation Notice
SCHEDULE 3 – Guarantors
SCHEDULE 4 – LC Issuer’s LC Limits
SCHEDULE 5.8 – Subsidiaries
SCHEDULE 5.19 – Subordinated Indebtedness
SCHEDULE 6.15 – Liens

EXHIBITS
EXHIBIT A – Intentionally Omitted
EXHIBIT B – Form of Compliance Certificate
EXHIBIT C – Form of Assignment and Assumption Agreement
EXHIBIT D – Form of Borrowing Notice
EXHIBIT E – Form of Guaranty
EXHIBIT F-1 – Form of Revolving Note
EXHIBIT F-2 – Form of Term Note
EXHIBIT G – Form of Increasing Lender Supplement
EXHIBIT H – Form of Augmenting Lender Supplement
EXHIBIT I – Intentionally Omitted
EXHIBIT J – Form of Borrowing Base Certificate

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amended and Restated Credit Agreement (the “Agreement”), dated as of March 29, 2019, as modified by that certain Modification Agreement dated as of October 30, 2020, that certain Second Modification Agreement dated as of June 10, 2021, that certain Third Modification Agreement dated as of June 29, 2022, that certain Fourth Modification Agreement dated as of December 15, 2023, that certain Fifth Modification dated as of April 30, 2025, and that certain Sixth Modification dated as of September 18, 2025, is among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc., the Lenders (as defined below), Regions Bank, an Alabama bank, as LC Issuer, and U.S. Bank National Association, a national banking association, as LC Issuer and Administrative Agent.

RECITALS
A.    The Lenders have made a credit facility available to the Borrower on the terms and conditions set forth herein.
B.    In connection with the Loan, the Guarantors have executed that certain Second Amended and Restated Guaranty Agreement dated as of March 29, 2019 in favor of Administrative Agent and the Lenders, pursuant to which Guarantors guaranteed to the Administrative Agent and the Lenders the payment and performance of the Borrower’s obligations under the Loan Documents.

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:
AGREEMENTS
ARTICLE I
DEFINITIONS

1.1    Definitions. As used in this Agreement:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Guarantors (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Act” is defined in Section 9.14.
“Additional Commitment Lender” is defined in Section 2.23(d).
“Adjusted Daily Simple SOFR” means for any day, a rate per annum equal to Daily Simple SOFR for such day plus a spread adjustment in the amount of 0.10% (10 basis points).
“Adjusted Term SOFR Base Rate” means, for the relevant Interest Period, a rate per annum equal to the Term SOFR Base Rate applicable to such Interest Period, plus a spread adjustment in the amount of 0.10% (10 basis points).
“Administrative Agent” means U.S. Bank National Association in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and Class and, in the case of Term SOFR Loans, for the same Interest Period.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries.
“Aggregate LC Sublimit” means an amount equal to the lesser of (a) $150,000,000, and (b) the Aggregate Revolving Commitment. The Aggregate LC Sublimit is a part of, and not in addition to the, Revolving Facility.

“Aggregate Outstanding Revolving Credit Exposure” means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all Revolving Lenders.
“Aggregate Outstanding Term Loans” means, at any time, the aggregate of the outstanding Term Loans of all Term Lenders.
“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all the Revolving Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the Modification Effective Date, the Aggregate Revolving Commitment is $850,000,000.
“Aggregate Term Commitment” means the aggregate of the Term Commitments of all the Term Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the Modification Effective Date, the Aggregate Term Commitment is $450,000,000.
“Aggregate Total Commitment” means the aggregate Revolving Commitments and Term Commitments of all Lenders.
“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.
“Agreement Accounting Principles” is defined in Section 9.8.
“Alternate Base Rate” means for any day, a rate of interest per annum equal to the highest of (a) zero percent (0%), (b) the Prime Rate for such day, (c) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum, and (d) the Adjusted Term SOFR Base Rate for a one-month Interest Period on such day (or if such day is not a Business Day or if the Term SOFR Base Rate for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, or the Adjusted Term SOFR Base Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Advances at the Term SOFR Rate are unavailable pursuant to Section 2.11 or 3.3, then the Alternate Base Rate shall be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Unused Fees are accruing on the Available Aggregate Revolving Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Class and Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Class and Type as set forth in the Pricing Schedule.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of U.S. Bank, Wells Fargo Bank, N.A., Fifth Third Bank, National Association and Truist Securities, Inc.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.3), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
“Augmenting Lender” is defined in Section 2.24.
“Authorized Officer” means any of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or Treasurer of the Borrower, acting singly.
“Available Aggregate Revolving Commitment” means, at any time, the Aggregate Revolving Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin for such day, in each case, changing when and as the Alternate Base Rate or the Applicable Margin changes.
“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Benchmark” means, initially, Daily Simple SOFR and Term SOFR, as applicable; provided; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR, Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable

Benchmark Replacement, to the extent that such Benchmark Replacement has become effective pursuant to Section 3.3(c).

“Benchmark Replacement” means, for any Available Tenor, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Advance,” the definition of “Daily SOFR Loan,” the definition of “Term SOFR Loan,” the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of any breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark

Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(c).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Book Value” means, with respect to any Property at any time, the book value of such Property as determined in accordance with GAAP at such time.
“Borrower” means Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc., and its successors and assigns.

“Borrowing Base” means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum (without duplication) of the following assets of the Borrower and each Guarantor (but only to the extent that such assets are Qualified Real Property Inventory, and are not subject to any Liens other than Permitted Liens):

(i)    one hundred percent (100%) of Unrestricted Cash in excess of (A) if Borrower is then in compliance with the Interest Coverage Test, $50,000,000.00, or (B) if Borrower is not then in compliance with the Interest Coverage Test, the Liquidity Cure Amount;

(ii)    the Book Value of Escrow Receivables, multiplied by ninety percent (90%); plus

(iii)    the Book Value of Presold Units, multiplied by ninety percent (90%); plus

(iv)    the Book Value of Model Units, multiplied by eighty percent (80%); plus

(v)    the Book Value of Spec Units, multiplied by eighty percent (80%); plus

(vi)    the Book Value of Finished Lots, multiplied by sixty-five percent (65%); plus

(vii)    the Book Value of Land Under Development, multiplied by sixty-five percent (65%); plus

(viii)    the Book Value of Entitled Land, multiplied by fifty percent (50%);

provided, however:
(a)    the advance rate for Spec Units (other than Model Units) shall decrease to 25% for any Housing Unit that has been a Spec Unit for more than 360 days;

(b)    the advance rate for Model Units shall decrease to 0% for any Housing Unit that has been a Model Unit for more than 180 days following the sale of the last production Housing Unit in the applicable project relating to such Model Unit; and

(c)    the aggregate amount included in the Borrowing Base under clauses (vi), (vii) and (viii) shall not exceed 50% of the total Borrowing Base.

“Borrowing Base Certificate” means a certificate executed by an Authorized Officer, substantially in the form of the pro forma certificate attached hereto as Exhibit J (with such modifications to such form as may be reasonably requested by the Administrative Agent or the Required Lenders from time to time), setting forth the Borrowing Base and the component calculations in respect of the foregoing.
“Borrowing Base Debt” at any date, without duplication (a) all indebtedness for borrowed money of the Loan Parties and their respective Subsidiaries determined on a consolidated basis (including, without limitation, all Loans and the Senior Debt); plus (b) all indebtedness for borrowed money with recourse to any limited or general partnership in which any Loan Party or any of their respective Subsidiaries is a general partner; plus (c) the sum of (i) all reimbursement obligations with respect to drawn Financial Letters of Credit and drawn Performance Letters of Credit (excluding any portion of the actual or potential obligations that are secured by cash collateral) and (ii) the maximum amount available to be drawn under all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any Loan Party or any of their respective Subsidiaries (excluding any portion of the actual or potential obligations that are secured by cash collateral); plus (d) all repayment guarantees of any Loan Party or any of their respective Subsidiaries of indebtedness for borrowed money of third parties; plus (e) all Obligations (including all Rate Management Obligations to the extent due and owing) of any Loan Party and any of their respective Subsidiaries; and plus (f) Contingent Obligations that are due and payable at the time of determination; provided, however, “Borrowing Base Debt” excludes (i) Indebtedness of any Non-Guarantor Subsidiary, (ii) Indebtedness of the Borrower to a Guarantor, a Guarantor to the Borrower, or a Guarantor to another Guarantor, (iii) any Subordinated Indebtedness and (iv) Indebtedness secured by collateral (not part of the Borrowing Base), provided, that the amount of such Indebtedness in excess of the value of the collateral shall constitute Borrowing Base Debt hereunder.
“Borrowing Date” means a date on which an Advance or LC Credit Extension is made.
“Borrowing Notice” is defined in Section 2.8.
“Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with any SOFR Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles. Notwithstanding anything to the contrary in this Agreement, in the event of a change under GAAP (or the application thereof) requiring all or certain operating leases to be capitalized, only those leases that would be Capitalized Leases as of December 31, 2021 (assuming for purposes hereof that they were in existence on such date) shall be considered Capitalized Leases hereunder, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.
“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the applicable LC Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable LC Issuers shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable LC Issuers. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means Investments that would be set forth in a consolidated balance sheet of Borrower (in a manner consistent with the financial statements referenced in Section 5.4) under the heading “cash and cash equivalents.”
“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower on a fully diluted basis; or (ii) a “Change in Control” (or similar occurrence, however defined) occurs under any of Borrower’s outstanding senior public note indebtedness (including the Senior Debt) or any other notes issued by Borrower under an indenture or comparable document.
“Change in Law” is defined in Section 3.1.

“Class”, when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are Revolving Loans or Term Loans.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral Shortfall Amount” is defined in Section 8.1.
“Commitment” means a Term Commitment or a Revolving Commitment, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Computation Date” is defined in Section 2.2.
“Consolidated EBITDA” means, for any period, without duplication, the following, all as determined on a consolidated basis for the Borrower and the Subsidiaries (excluding all Financial Services Subsidiaries) in conformity with Agreement Accounting Principles,
(i)    the sum of the amounts, without duplication, for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses, and (g) any losses arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income, (h) transaction costs and restructuring charges required to be expensed under FASB ASC 805, (i) non-recurring expenses and charges, provided that the amount of such expenses and charges shall not exceed 7.5% of Consolidated EBITDA (without giving effect to this clause (i)) in the aggregate for any four consecutive fiscal quarters, (j) any transaction expenses or charges (not to exceed $10,000,000 per transaction, or $20,000,000 in the aggregate during any rolling four (4) fiscal quarter period under any of (A) through (C) below) related to (A) any Acquisition permitted under this Agreement, (B) any issuance of securities, or (C) any recapitalization, incurrence, amendment, modification or repayment of Indebtedness (in each case of clauses (A) through (C), whether or not successful), less
(ii)    any gains arising outside of the ordinary course of business which have been included in the determination of such Consolidated Net Income.
“Consolidated Indebtedness” means, at any date, the sum of (i) the Borrowing Base Debt, plus (ii) the amount of all liabilities (without duplication of any liabilities included in Borrowing Base Debt) reflected on the most recently delivered consolidated balance sheet of the Borrower prepared in conformity with Agreement Accounting Principles, but excluding (x) Financial Services Subsidiary Debt, (y) all liabilities (other than indebtedness for financing insurance premiums) from such balance sheet consisting of the amounts listed under the line items for “Accounts Payable,” “Accrued Liabilities,” and “Other” (not to exceed $10,000,000 for “Other”) or any other line items for similar liabilities, including without limitation, liabilities related to inventory not owned, warranty reserves, legal reserves, accrued tax liabilities and accrued payroll liabilities, and (z) all liabilities related to consolidated inventory not owned or other similar liabilities, that, in each case with respect to this clause (z), (i) are not guaranteed and (ii) are related to lots sold under land banking arrangements.
“Consolidated Interest Expense” means, for any period and without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption “interest expense” or any like caption on a consolidated income statement for the Borrower and its Subsidiaries, including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to the Borrower and its Subsidiaries, without duplication, all interest included as a component of cost of sales for such period.
“Consolidated Interest Incurred” means, for any period and without duplication, the aggregate amount of interest which, in conformity with Agreement Accounting Principles, would be set opposite the caption “interest expense” or any like caption on a consolidated income statement for the Borrower and its Subsidiaries, including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers’ acceptance financing, the net costs associated with Rate Management Transactions, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense, other than interest and other charges amortized to cost of sales, but excluding any such interest obligations of Financial Services Subsidiaries. Consolidated Interest Incurred includes, with respect to the Borrower and its Subsidiaries (other than Financial Services Subsidiaries), without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Borrower or any of its Subsidiaries (other than Financial Services Subsidiaries) under any Contingent Obligation during such period.
“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in conformity with Agreement Accounting Principles.
“Consolidated Tangible Net Worth” means, at any date, the stockholders’ equity of the Borrower determined on a consolidated basis in conformity with Agreement Accounting Principles less (a) its consolidated intangible assets determined in accordance with Agreement Accounting Principles, (b) loans and advances to directors, officers and employees of the Borrower (excluding (i) loans for purposes of exercising options to purchase capital stock in the Borrower to the extent not otherwise netted out in the determination of stockholders’ equity, (ii) any arms-length mortgage loans made by Borrower or any Subsidiary in the ordinary course of Borrower’s or any such Subsidiary’s business, and (iii) any advances made to employees in the ordinary course of business for travel and other items, not to exceed $10,000,000 in the aggregate), and (c) the Net Worth of any Subsidiaries that primarily provide insurance services
“Consolidated Tangible Net Worth Test” is defined in Section 6.19(a).
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Conversion/Continuation Notice” is defined in Section 2.9 (a form of which is attached as Schedule 2.9).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Party” is defined in Section 9.16.
“Credit Extension” means the making of an Advance or an LC Credit Extension.
“Credit Facility” means the Revolving Facility and the Term Facility.
“Daily Simple SOFR” means, for any day (a “Daily SOFR Interest Day”), an interest rate per annum equal to Daily SOFR for the day that is five Business Days prior to (a) if such Daily SOFR Interest Day is a Business Day, such Daily SOFR Interest Day or (b) if such Daily SOFR Interest Day is not a Business Day, the Business Day immediately preceding such Daily SOFR Interest Day; provided that if Daily SOFR is not published on such Business Day due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the applicable Daily SOFR rate shall be the Daily SOFR rate last published prior to such Business Day. Any change in Daily Simple SOFR due to a change in Daily SOFR shall be effective from and including the effective date of such change in Daily SOFR without notice to the Borrower. For purposes of determining any interest rate hereunder or under any Loan Document which is based on Daily Simple SOFR, such interest rate shall change as and when Daily Simple SOFR shall change.
“Daily Simple SOFR Rate” means for any day, a rate per annum equal to (a) the greater of (i) Adjusted Daily Simple SOFR for such day, and (ii) the Floor, plus (b) the Applicable Margin for such day, in each case changing when and as Daily Simple SOFR or the Applicable Margin changes.

“Daily SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Daily SOFR Administrator on the Daily SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time), or in the case of an update to such rate by the Daily SOFR Administrator, at approximately 2:30 p.m. (New York City time), on the immediately succeeding Business Day.

“Daily SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Daily SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the Daily SOFR Administrator from time to time.

“Daily SOFR Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at a rate based on Daily Simple SOFR.

“Daily SOFR Interest Day” is defined in the definition of “Daily Simple SOFR”.

“Daily SOFR Loan” means any Loan with respect to which Borrower has selected an interest rate based on Daily Simple SOFR in accordance with the provisions of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to the Administrative Agent, the LC Issuers or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs) within two (2) Business Days after the date when due, (b) has notified the Borrower, the Administrative Agent or the LC Issuers in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower, the LC Issuers and each Lender.
“Determination Date” has the meaning set forth in the definition of “Term SOFR Base Rate.”

“Dollar” and “$” means the lawful currency of the United States of America.
“Dollar Amount” means, on any date of determination, with respect to any amount in Dollars, such amount.
“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all of the conditions specified in Section 4.1 are satisfied.
“Eligible Assignee” means (i) a Lender (ii) an Approved Fund; (iii) a commercial bank, insurance company or other financial institution which invests in loans, in each case which is organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country, which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee; provided further that in all cases, the senior unsecured debt of an Eligible Assignee (or its direct or indirect parent) shall have a rating of Baa2 or higher from Moody’s Investors Service, Inc. or a comparable rating agency.
“Entitled Land” means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwellings, whether detached or attached (excluding mobile homes); provided, however, that the term “Entitled Land” shall not include Land Under Development, Finished Lots or any real property upon which the construction of Housing Units has commenced (as described in the definition of “Housing Unit”).
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) personal injury or property damage relating to the release or discharge of Hazardous Materials, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” is defined in Section 10.19(a).

“Escrow Receivables” means the amounts payable to, but not yet received by, the Borrower or a Guarantor and held in escrow, by any escrow or title company in connection with a Housing Unit Closing or proceeds held by the Administrative Agent in transit following a Housing Unit Closing.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” is defined in Article VII.
“Evergreen Letter of Credit” is defined in Section 2.19(b)(ii).
“Existing Letter of Credit” means each letter of credit issued by an LC Issuer and outstanding as of the Effective Date, as more particularly described in Schedule 2 attached hereto.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuers, and the Administrative Agent, (i) Taxes (a) imposed on assets, capital or liabilities, or imposed on or measured by its overall net income (however denominated), gross income, gross receipts, profits, gross profits, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, the LC Issuers or the Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located or (b) that are Other Connection Taxes, (ii) in the case of a Lender, any withholding tax that is imposed on amounts payable to such Lender pursuant to the laws in effect at the time such Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), and (iii) any U.S. federal withholding taxes imposed by FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Extension Date” is defined in Section 2.23(a).
“Extension Notice” is defined in Section 2.23(a).
“Facility” means the Revolving Facility or the Term Facility, as the context may require.

“Facility Amount” means the sum of the Aggregate Revolving Commitment, plus the Aggregate Term Commitment.
“Facility LC” means any standby letter of credit issued hereunder and each Existing Letter of Credit.
“Facility LC Collateral Account” is defined in Section 2.19(k).
“Facility Termination Date” means (a) with respect to the Revolving Facility, April 30, 2030, or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof, and (b) with respect to the Term Facility, (i) with respect to Term Facility Tranche A, September 29, 2027, as the same may be extended from time to time pursuant to Section 2.25(a), (ii) with respect to Term Facility Tranche B, June 29, 2027, as the same may be extended pursuant to Section 2.25(b) and, in the case of any such extension pursuant to Section 2.25(b), as the same may be thereafter further extended from time to time pursuant to Section 2.25(a), and (iii) with respect to the Term Facility as a whole, any earlier date on which the Aggregate Term Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.
“Fee Letter” is defined in Section 10.13.
“Financial Letter of Credit” means a Letter of Credit that is not a Performance Letter of Credit.
“Financial Services Subsidiary” means a Subsidiary engaged exclusively in mortgage banking (including mortgage origination, loan servicing, mortgage broker and/or title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other activities ancillary thereto. Notwithstanding the foregoing, no Subsidiary that is a Loan Party shall be a Financial Services Subsidiary.
“Financial Services Subsidiary Debt” means Indebtedness and all other liabilities of Financial Services Subsidiaries that are not guaranteed by any Loan Party.
“Finished Lots” means parcels of land owned by the Borrower or any Guarantor which are duly recorded and platted for the construction of single-family dwelling units, whether detached or attached (but excluding mobile homes) and zoned for such use, with respect to which all requisite governmental consents and approvals required for a building permit to be issued have been, or could be (with no further material actions, other than the payment of fees) obtained, and all major infrastructure and offsite construction required to be completed by any applicable law as a condition of commencing vertical construction on the applicable lot or lots have been substantially completed in compliance with applicable law; provided, however, that the term “Finished Lots” shall not include any real property upon which the construction of a Housing Unit has commenced (as described in the definition of “Housing Unit”).
“Fitch” means Fitch, Inc.
“Floor” means a rate of interest equal to zero percent (0%) per annum.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by such LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means the Subsidiaries listed on Schedule 3 hereto, and each Subsidiary that becomes a party to the Guaranty after the date hereof pursuant to the terms of Section 6.20(a), and their respective successors and assigns (excluding any Guarantor released from the Guaranty in accordance with the terms of this Agreement).
“Guaranty” means that certain Second Amended and Restated Guaranty dated as of March 29, 2019, executed by each of the Guarantors in the form attached hereto as Exhibit E, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.
“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law, stated as a rate per annum.
“Homebuilding Subsidiary” means any wholly-owned Subsidiary that is engaged in the homebuilding business. For purposes of clarification, a Homebuilding Subsidiary shall not include any Subsidiaries that primarily provide insurance or mortgage-related services, including but not limited to Financial Services Subsidiaries.
“Housing Unit” means a single-family dwelling (where construction has commenced), whether detached or attached (including condominiums but excluding mobile homes), including the parcel of land on which such dwelling is located, that is or will be available for sale by the Borrower or a Guarantor.  The construction of a Housing Unit shall be deemed to have commenced upon commencement of the trenching for the foundation of the Housing Unit.  Each “Housing Unit” is either a Presold Unit, a Spec Unit or a Model Unit.
“Housing Unit Closing” means a closing of the sale of a Housing Unit by the Borrower or a Guarantor to a bona fide purchaser for value.
“Increasing Lender” is defined in Section 2.24.
“Indebtedness” of a Person means, without duplication, such Person’s

(i)    obligations for borrowed money,
(ii)    obligations representing the deferred purchase price of Property or services (other than (A) trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person’s business, and (B) obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens, and (C) any earn-out, profit participation or other contingent purchase price obligation until such obligation appears or should appear in the liabilities section of the balance sheet of such Person and is not paid within 30 days of such date),
(iii)    obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens),
(iv)    obligations which are evidenced by notes, bonds, debentures, or other similar instruments,
(v)    Capitalized Lease Obligations,
(vi)    Net Mark-to-Market Exposure under Rate Management Transactions,
(vii)    Contingent Obligations, including all liabilities and obligations of others of the kind described in clauses (i) through (vi) and (viii) that such Person has guaranteed, or that are secured by Liens on Property now or hereafter owned or acquired by such Person (other than the obligations evidenced by the Permitted Liens described in clause (vi) of the definition of Permitted Liens) or that are otherwise the legal liability of such Person, and
(viii)    reimbursement obligations for which such Person is obligated with respect to a Letter of Credit (which shall be included in the face amount of such Letter of Credit, whether or not such reimbursement obligations are due and payable), provided, however, that any Performance Letter of Credit shall not be included in Indebtedness unless and until such Letter of Credit is drawn upon and such draw is not reimbursed within 10 Business Days following such draw.
(ix)    all funded debt with recourse to any limited or general partnership in which any Loan Party or any of their respective Subsidiaries is a general partner.
Indebtedness includes, without limitation, in the case of the Borrower, the Obligations (subject to clause (viii) above) and the obligations evidenced by the Senior Notes and the documents executed in connection therewith.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Indenture” means (i) the Indenture, dated as of May 23, 2016, between the Borrower and U.S. Bank National Association, as Trustee, as supplemented by the Second Supplemental Indenture dated as of June 8, 2017, among the Borrower, the guarantors party thereto and U.S. Bank National Association, as further amended, restated, supplemented or otherwise modified from time to time and (ii) the Indenture, dated as of May 23, 2016, between the Borrower and U.S. Bank National Association, as Trustee, as supplemented by the Fifth Supplemental Indenture dated as of June 10, 2020, among the Borrower, the guarantors party thereto and U.S. Bank National Association, as further amended, restated, supplemented or otherwise modified from time to time.
“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date to (b) Consolidated Interest Incurred for the period of four consecutive fiscal quarters ending on such date.
“Interest Coverage Test” is defined in Section 6.19(c).

“Interest Period” means, with respect to a Term SOFR Loan, a period of one (1), three (3) or six (6) months (in each case, subject to the availability thereof) commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on the day that corresponds numerically to such date one (1), three (3) or six (6) months thereafter; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)    any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)    no Interest Period shall extend beyond the applicable Facility Termination Date; and

(d)    no tenor that has been removed from this definition pursuant to Section 3.3(c)(iv) may be available for selection by the Borrower.

“Inventory Valuation Date” means the last day of the most recent calendar quarter with respect to which the Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 6.1(d) hereof.
“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Land Under Development” means parcels of land owned by the Borrower or any Guarantor which are zoned for the construction of single-family dwelling units, whether attached or detached (excluding mobile homes) and upon which the construction of site improvements has commenced and is proceeding; provided, however, that the term “Land Under Development” shall not include (i) Finished Lots, (ii) Entitled Land, (iii) any real property upon which the construction of a Housing Unit has commenced, or (iv) vacant land held by the Borrower or any Guarantor for future development or sale and designated as inactive land in the footnotes to the Borrower’s or such Guarantor’s financial statements.
“LC Credit Extension” means, with respect to any Facility LC, the issuance or renewal thereof, the extension of the expiration date thereof or the increase of the amount thereof.
“LC Disbursement” means a payment made by an LC Issuer pursuant to a Facility LC.
“LC Documents” means, as to any Facility LC, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable LC Issuer and relating to such Facility LC.

“LC Fee” is defined in Section 2.5(b).
“LC Issuer” means each of the Lenders that has issued an Existing Letter of Credit, U.S. Bank, Regions Bank, (in each case through itself or through one of its designated Affiliates or branch offices), in its capacity as issuer of Facility LCs, and each other Lender (if any) that the Borrower from time to time selects as an LC Issuer pursuant to Section 2.19 and that has agreed in writing to be an LC Issuer. Any LC Issuer may, with the consent of the Borrower, arrange for one or more Facility LCs to be issued by branches or Affiliates of such LC Issuer, in which case the term “LC Issuer” includes any such branch or Affiliate with respect to Facility LCs issued by such branch or Affiliate. Each reference herein to the “LC Issuer” in connection with a Facility LC or other matter shall be deemed to be a reference to the relevant LC Issuer with respect thereto.
“LC Issuer’s LC Limit” means, with respect to any LC Issuer, on any date, the amount agreed to between such LC Issuer and the Borrower and notified to and approved by the Administrative Agent. The initial amount of each LC Issuer’s LC Limit is set forth on Schedule 4 or in the agreement pursuant to which it became an LC Issuer, as applicable. A LC Issuer’s LC Limit may be modified from time to time in accordance with Section 2.19(c), and notified to and approved by the Administrative Agent, which may amend Schedule 4 from time to time to reflect any such LC Issuer’s LC Limit modifications. For the avoidance of doubt, as of the Modification Effective Date, U.S. Bank and Regions Bank are the only LC Issuers, and, subject to the Aggregate LC Sublimit, each with an LC Issuer’s LC Limit of $150,000,000.
“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Facility LCs at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Obligations of any Revolving Lender at any time are its Pro Rata Share of the total LC Obligations at such time. For all purposes of this Agreement, if on any date of determination a Facility LC has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP, Rule 3.13 or 3.14 of the ISP, or similar terms in the governing rules or laws or of the Facility LC itself, or if compliant documents have been presented but not yet honored, such Facility LC shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the LC Issuer and the Revolving Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to such Facility LC.
“Lender Party” is defined in Section 10.19(a).
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns, and, as the context may require, includes the Revolving Lenders and the Term Lenders. Unless otherwise specified, the term “Lenders” does not include the Administrative Agent or the LC Issuers in their respective capacities as the Administrative Agent or as a LC Issuer.
“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof (in the case of the Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Leverage Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness outstanding on such date less (B) Unrestricted Cash in excess of $50,000,000 on such date to (ii) (A) the sum of Consolidated Indebtedness on such date plus (B) Consolidated Tangible Net Worth on such date less (C) Unrestricted Cash in excess of $50,000,000 on such date.

“Leverage Test” is defined in Section 6.19(b).
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Liquidity Cure Amount” means, on any date of determination, the greater of (a) $50,000,000.00, and (b) the trailing twelve month Consolidated Interest Incurred.
“Loan” means a Revolving Loan or a Term Loan.
“Loan Documents” means this Agreement, the LC Documents, the Guaranty, any Note or Notes executed by the Borrower in connection with this Agreement and payable to a Lender, now or in the future, the Reference Agreement and any other instruments, documents and agreements executed by the Borrower or the Guarantors for the benefit of the Administrative Agent or any Lender in connection with this Agreement. For the avoidance of doubt, the term “Loan Documents” does not include any Facility LCs.
“Loan Party” or “Loan Parties” means, individually or collectively, the Borrower and the Guarantors.
“Marketable Securities” means Investments that would be set forth in a consolidated balance sheet of Borrower (in a manner consistent with the financial statements referenced in Section 5.4) under the heading “marketable securities.”
“Material Adverse Effect” means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, financial condition, or results of operations of the Borrower and Guarantors, taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the rights or remedies of Administrative Agent, Lenders or any LC Issuer thereunder (except that, as to clause (iii), a Material Adverse Effect may not result solely from the acts or omissions of the Administrative Agent or any Lender). Items disclosed by the Borrower in its form 10-Q and form 10-K or any other filings with the Securities and Exchange Commission shall not be deemed to have a Material Adverse Effect solely because of such disclosure, and the existence and content of such disclosure shall not be prima facie evidence of a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (excluding Non-Recourse Indebtedness) of the Borrower or any Guarantor in an outstanding principal amount of $35,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Material Portion” has the meaning set forth in Section 6.13(c).
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of each LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, such lesser amount determined by the Administrative Agent and the applicable LC Issuer in their sole discretion.
“Model Unit” means a Housing Unit constructed initially for inspection by prospective purchasers that is not intended to be sold until all or substantially all other Housing Units in the applicable subdivision are sold.

“Modification Agreement” means that certain Sixth Modification Agreement dated as of September 18, 2025, by and among the Borrower, the Lenders and the Administrative Agent.

“Modification Effective Date” has the meaning set forth for the term “Effective Date” in the Modification Agreement.

“Money Markets” refers to one or more wholesale funding markets available to Lenders, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds and others.
“Monthly Payment Date” means the first (1st) day of each month, provided, that if such day is not a Business Day, the Monthly Payment Date shall be the immediately succeeding Business Day.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).
“Net Worth” means, at any date as to each Subsidiary, the sum of (A) all stockholders’ equity of such Subsidiary, less (B) all loans or advances made by such Subsidiary to the Borrower or any Guarantor and outstanding at such date, all as determined on a consolidated basis in conformity with Agreement Accounting Principles.
“Non-Cash Collateralized Letters of Credit” is defined in Section 2.19(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” is defined in Section 2.23(b).
“Non-Extension Notice Date” is defined in Section 2.19(b)(ii).
“Non-Guarantor Subsidiary” means each Subsidiary of the Borrower that is not a Guarantor.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i). Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (i) environmental warranties or indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (iii)

similar matters customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate.
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” means a Revolving Note and/or a Term Note, as the context may require.
“Notice Date” is defined in Section 2.23(b).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all Rate Management Obligations provided to the Borrower or any Guarantor by the Administrative Agent or any other Lender or any Affiliate of any of the foregoing, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent, any LC Issuer or any indemnified party arising under the Loan Documents; provided, that obligations in respect of Rate Management Obligations shall only constitute “Obligations” if owed to the Administrative Agent or an Affiliate of the Administrative Agent or if the Administrative Agent shall have received notice from the relevant Lender not later than 120 days after such Rate Management Obligations have been provided; provided, further, that “Obligations” shall exclude all Excluded Swap Obligations. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Facility LC commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document, including Erroneous Payment subrogation rights and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any LC Issuer pays or advances on behalf of the Borrower in accordance with the terms of the applicable Facility LC and this Agreement.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender’s assignment of its interest in the Loan that would not otherwise be owing but for such assignment.
“Outstanding Revolving Credit Exposure” means, as to any Revolving Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time
“Outstanding Term Loans” means, as to any Term Lender at any time, the aggregate principal Dollar Amount of its Term Loans outstanding at such time.
“Participants” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(c).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Payment Recipient” is defined in Section 10.19(a).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Performance Letter of Credit” means any Letter of Credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or other Loan Party will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits to obtain a license, in place of a utility deposit, for land option contracts, or for obligations under joint development agreements; or (c) in lieu of other contract performance, to secure performance warranties payable upon breach, or to secure the performance of labor and materials, including, without limitation, construction, bid, and performance bonds.
“Permitted Acquisition” means any Acquisition made by the Borrower or any of its Subsidiaries, provided that, (a) as of the date of the consummation of such Acquisition, no Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (b) the business to be acquired in such Acquisition is in a Related Business or, if not in a Related Business, such transaction is in compliance with the provisions of Section 6.14(vii), and (c) the Borrower shall have furnished to the Administrative Agent a certificate (i) certifying that, taking into account such Acquisition, no Event of Default exists and (ii) demonstrating in reasonable detail, as of the last day of the quarter most recently ended prior to the date of such Acquisition, pro forma compliance with the financial covenants set forth in Section 6.19, in each case calculated as if such Acquisition, including the consideration therefor, had been consummated on such day.
“Permitted Dispositions” means, as to the Borrower or any Guarantor, any of the following:
(i)    Dispositions of assets in the ordinary course of business, together with any disposition of operations or divisions discontinued or to be discontinued.
(ii)    Any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property.
(iii)    The lapse or abandonment of intellectual property of the Borrower or any Guarantor to the extent, as determined by the Borrower in the exercise of its commercial judgment, not economically desirable in the conduct of their business.
(iv)    The use of cash and Cash Equivalents in the ordinary course of business, or in connection with a Permitted Acquisition or to pay down debt, in each case to the extent not otherwise prohibited by this Agreement.
(v)    Dispositions of Property to the extent that (A) such Property is exchanged for credit against the purchase price of other Property or (B) the proceeds of such disposition are promptly applied to the purchase price of such other Property.
(vi)     Dispositions of Investments in joint ventures or any Subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture or similar parties set forth in joint venture arrangements and similar binding arrangements entered into in the ordinary course of business on fair and reasonable arm’s length terms.
(vii)    Any merger or consolidation permitted by Section 6.12 hereof.
(viii)    The sale or issuance of any equity interests by a Subsidiary to the Borrower or a Wholly-Owned Subsidiary.

“Permitted Liens” means, as to the Borrower or any Guarantor, any of the following:
(i)    Liens for taxes, assessments or governmental charges or levies on the Borrower’s or such Guarantor’s Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the encumbered Property is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or such Guarantor’s books in accordance with Agreement Accounting Principles.
(ii)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and materialmen’s Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are not being foreclosed (or any such proceedings have been stayed), are being contested in a timely manner in good faith by appropriate proceedings and the encumbered Property is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and for which adequate reserves shall have been established on the Borrower’s or Guarantor’s books in accordance with Agreement Accounting Principles.
(iii)    Utility easements, rights of way, zoning restrictions, covenants, conditions, restrictions, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use or value thereof or the sale thereof in the ordinary course of business of the Borrower or such Guarantor.
(iv)    Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, in each case reasonably necessary or appropriate for the development of real property of the Borrower or such Guarantor, and which are granted in the ordinary course of the business of the Borrower or such Guarantor, and which in the aggregate do not materially burden or impair the fair market value, sale or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.
(v)    Any option or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Borrower or such Guarantor.
(vi)    Any arrangement (commonly referred to in the real estate industry (and defined herein) as “PAPAs”) in conjunction with any agreement or contract for the purchase of real property, which provides for future payments due to the sellers of such real property at the time of the sale of Finished Lots or Housing Units, and which payments may be contingent on the sale price of such Finished Lots or Housing Units, which arrangement may include (1) adjustments to the land purchase price, (2) community marketing fees and community enhancement fees, (3) reimbursable costs paid by the developer and (4) participations in the appreciation or profit, in each case under (1) through (4) paid from amounts in excess of Book Value or to pay lot premiums in excess of Book Value, in each case derived from the sale of Finished Lots or Housing Units, and granted in the ordinary course of business.
(vii)    Easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property affecting real property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held.

(viii)    Rights reserved to or vested in any Governmental Authority to control or regulate the use of any real property.
(ix)    Liens for homeowner and property owner association developments and assessments if (A) the obligations secured by such Liens are not delinquent or thereafter can be paid without penalty, or (B) such Liens are not being foreclosed (or any such proceedings have been stayed), are being contested in good faith and by appropriate proceedings, the Property encumbered thereby is not (in Administrative Agent’s reasonable determination) in danger of being lost or forfeited by reason thereof, and adequate reserves therefor shall have been established on the Borrower’s or such Guarantor’s books in accordance with Agreement Accounting Principles.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any ERISA Affiliate may have any liability.
“Presold Unit” means a Housing Unit owned by the Borrower or any Guarantor that is subject to a bona fide written agreement between the Borrower or such Guarantor and a third Person purchaser for sale in the ordinary course of the Borrower’s or such Guarantor’s business of such Housing Unit and the related lot, accompanied by a cash earnest money deposit or down payment in an amount that is customary, and subject only to ordinary and customary contingencies to the purchaser’s obligation to buy the Housing Unit and related lot.
“Pricing Schedule” means the Schedule attached hereto identified as such.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by the Administrative Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means:
    (a)    with respect to the Revolving Facility and the LC Obligations, for each Revolving Lender, a portion equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment, provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Outstanding Revolving Credit Exposure at such time by (ii) the Aggregate Outstanding Revolving Credit Exposure at such time; and provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment (except that no Revolving Lender is required to fund or participate in Revolving Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans and funded or unfunded participations in Facility LCs would exceed the amount of its Revolving Commitment (determined as though no Defaulting Lender existed));
    (b)    with respect to the Term Facility, for each Term Lender, a portion equal to a fraction the numerator of which is such Lender’s Term Commitment and the denominator of which is the Aggregate Term Commitment, and

    (c)     with respect to the Credit Facility as a whole, for each Lender, a portion equal to a fraction the numerator of which is such Lender’s Total Commitments and the denominator of which is the Aggregate Total Commitments; provided, however, that is if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then, as applicable, such Lender’s Outstanding Revolving Credit Exposure and/or outstanding Term Loans shall be included as the component of the numerator and the Aggregate Outstanding Revolving Credit Exposure and/or Aggregate Outstanding Term Loans shall be included as the component of the denominator; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall be calculated without regard to any Defaulting Lender’s Revolving Commitment, Term Commitment, Outstanding Revolving Credit Exposure and outstanding Term Loans (except that no Lender is required to fund or participate in any Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans, funded or unfunded participations in Facility LCs or Term Loans would exceed the amount of its Revolving Commitment or Term Commitment (determined in each case as though no Defaulting Lender existed)), as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Indebtedness” means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 9.16.
“Qualified Bank” means (a) any Lender or any Affiliate of a Lender, or (b) a bank that has, or is a wholly-owned subsidiary of a corporation that has, (i) an unsecured long-term debt rating of not less than BBB+ from S&P or Baa1 from Moody’s and (ii) if its unsecured short-term debt is rated, an unsecured short-term debt rating of A2 from S&P or P2 from Moody’s. For the avoidance of doubt, neither the Borrower nor an Affiliate of the Borrower shall qualify as a Qualified Bank.
“Qualified Real Property Inventory” means, as of any date, Real Property Inventory that is not subject to or encumbered by any deed of trust, mortgage, judgment Lien, or any other Lien (other than the Permitted Liens), and which (i) is not subject to any pending condemnation proceeding, (ii) is not subject to or impaired by any environmental contamination or problem, soils problem or other problem or issue that would materially impair the value thereof or make it unsuitable for a residential project, and (iii) is in compliance in all material respects with all applicable Environmental Laws.
“Quarterly Payment Date” means the tenth (10th) day of each calendar quarter, provided, that if such day is not a Business Day, the Quarterly Payment Date shall be the immediately succeeding Business Day.
“Rate Management Obligations” means any and all obligations of the Borrower or any Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or any Guarantor which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
“Rating Agencies” means Fitch, Moody’s and S&P.
“Real Property Inventory” means, as of any date, land that is owned by any Loan Party, which land is being developed or held for future development or sale of residential housing projects, together with the right, title and interest of the Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, open or proposed, in or of, the air space and development rights pertaining thereto and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging in or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting such land and all royalties and rights appertaining to the use and enjoyment of such land necessary for the residential development of such land, together with all of the buildings and other improvements now or hereafter erected on such land, and any fixtures appurtenant thereto and all related personal property.
“Reference Agreement” means the California Judicial Reference Agreement dated as of June 26, 2014 by and among the Borrower (as successor to Tri Pointe Homes Holdings, Inc.), the Guarantors, the Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.
“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is Daily Simple SOFR, then 12:00 noon (Pacific time) four Business Days prior to such setting, (b) if such Benchmark is Term SOFR, 9:00 a.m. (Pacific time) on the day that is two Business Days before the date of such setting and (c) if such Benchmark is not Daily Simple SOFR or Term SOFR, then the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that:
(i)    the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or a Guarantor’s obligations under its Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,
(ii)    the Refinancing Indebtedness is scheduled to mature no earlier than the then current maturity date of such Indebtedness,
(iii)    such Refinancing Indebtedness is in an aggregate principal amount (or, if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended, plus all fees (including, any premiums, if any), costs and expenses incurred in connection with the incurrence of such Refinancing Indebtedness,
(iv)    One or more Loan Parties (or successor(s) thereto) were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred, and
(v)    such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.
“Register” is defined in Section 12.3(d).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Related Business” means any of the following lines of business or business activity of the type conducted by the Borrower and its Subsidiaries as of the Modification Effective Date: (i) the home building business, (ii) the residential mortgage loan business, (iii) the real estate development business, (iv) the insurance business, (v) the title insurance agency and settlement business, (vi) the insurance agency business, and (vii) any line of business ancillary, complementary, or reasonably related to, or a reasonable extension, development, or expansion of, or necessary to, the businesses described in clauses (i) through (vi) of this definition.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Lender” is defined in Section 2.20.
“Reports” is defined in Section 9.6(a).
“Required Lenders” means Lenders in the aggregate having greater than 66 2/3% of the sum of (a) the Aggregate Revolving Commitments then in effect or, if the Aggregate Revolving Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Outstanding Revolving Credit Exposures, and (b) the Aggregate Outstanding Term Loans; provided that the Commitments of, and, if applicable, the Outstanding Revolving Credit Exposure and outstanding Term Loans held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, however, at all times there are two or more Lenders, Required Lenders shall in no event be less than two (2) Lenders.
“Required Revolving Lenders” means Revolving Lenders in the aggregate having greater than 66 2/3% of the sum of the Aggregate Revolving Commitments then in effect or, if the Aggregate Revolving Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Outstanding Revolving Credit Exposures; provided that the Revolving Commitment of, and, if applicable, the Outstanding Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided, however, at all times there are two or more Revolving Lenders, Required Revolving Lenders shall in no event be less than two (2) Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any equity interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in the Borrower or any Subsidiary thereof.
“Revolving Commitment” means, for each Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of the Borrower, in an amount not exceeding the applicable amount set forth in Schedule 1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.
“Revolving Facility” means, at any time, the Aggregate Revolving Commitments and all Credit Extensions made thereunder at such time.
“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment or holds Revolving Loans at such time.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(a) (or any conversion or continuation thereof).
“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit F-1.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sanctions” means sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) His Majesty’s Treasury or (e) other applicable sanctions authority.
“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.
“Screen” has the meaning set forth in the definition of “Term SOFR Base Rate.”

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.
“Senior Debt” means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.
“Senior Notes” means the notes initially issued under the Indenture.
“Senior Officer” means each of the Authorized Officers and the General Counsel of Borrower.
“Significant Homebuilding Subsidiary” means any Homebuilding Subsidiary that has a Net Worth equal to or exceeding $3,000,000.00.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Advance” means, as the context may require, a Daily SOFR Advance or a Term SOFR Advance.

“SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at a rate based on Daily Simple SOFR or Term SOFR.

“SOFR Rate” means, as the context may require, the Daily Simple SOFR Rate, the Term SOFR Rate or any other Benchmark based on or determined by reference to SOFR.

“Spec Unit” means any Housing Unit owned by the Borrower or any Guarantor that is not a Presold Unit or a Model Unit.
“Stated Rate” is defined in Section 2.21.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is contractually subordinated in right of payment to the payment of the Obligations (a) in the case of Indebtedness constituting Public Indebtedness, pursuant to market and generally accepted subordination terms governing such Public Indebtedness and (b) in all other cases, pursuant to subordination terms reasonably satisfactory to the Required Lenders and (in each case) none of the principal of which is payable until at least 180 days after the latest Facility Termination Date (other than pursuant to customary change of control and asset sale redemption provisions). Subordinated Indebtedness shall specifically not include Indebtedness of any Guarantor to Borrower or Borrower to any Guarantor.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Substantial Portion” means, with respect to the Property of the Borrower and the Guarantors, Property which represents more than 10% of the consolidated assets of the Borrower and the Guarantors taken as a whole as would be shown in the consolidated financial statements of the Borrower and the Guarantors as at the beginning of the fiscal quarter in which such determination is made.
“Supported QFC” is defined in Section 9.16.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto, imposed by any Governmental Authority.
“Term Commitment” means, for each Lender, the obligation, if any, of such Lender to make Term Loans to Borrower, in an amount not exceeding the applicable amount set forth in Schedule 1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.
“Term Facility” means, at any time, the Aggregate Term Commitments and all Credit Extensions made thereunder at such time. The Term Facility is composed of two tranches: Term Facility Tranche A and Term Facility Tranche B.

“Term Facility Tranche A” means, at any time, a component of the Term Facility comprised of the Term Commitments and all Credit Extensions made thereunder at such time by each Tranche A Term Lender.

“Term Facility Tranche A Extension Notice” is defined in Section 2.25(a).

“Term Facility Tranche B” means, at any time, a component of the Term Facility comprised of the Term Commitments and all Credit Extensions made thereunder at such time by each Tranche B Term Lender.

“Term Lender” means, at any time, any Lender that has a Term Commitment or holds Term Loans at such time.
“Term Loan” means, with respect to a Term Lender, such Term Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1(b) (or any conversion or continuation thereof).
“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit F-2.
“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Advance” means an Advance that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate.
“Term SOFR Base Rate” means, for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.11, bears interest at the applicable Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.
“Term SOFR Rate” means, for the relevant Interest Period, a rate per annum equal to (a) the greater of (i) the Adjusted Term SOFR Base Rate applicable to such Interest Period, and (ii) the Floor, plus (b) the Applicable Margin in effect from time to time.
“Total Commitment” means, with respect to any Lender, such Lender’s combined Revolving Commitment and Term Commitment.
“Total Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal Dollar Amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata

Share of the LC Obligations at such time, plus (iii) the aggregate principal Dollar Amount of its Term Loans outstanding at such time.
“Tranche A Term Lender” means, at any time, each Term Lender whose Term Commitment and all Credit Extensions thereunder are included in Term Facility Tranche A.

“Tranche B Conversion/Extension Notice” is defined in Section 2.25(b).

“Tranche B Term Lender” means, at any time, each Term Lender whose Term Commitment and all Credit Extensions thereunder are included in Term Facility Tranche B.

“Type” means, with respect to any Advance, its nature as a Base Rate Advance, a Daily SOFR Advance or a Term SOFR Advance and with respect to a Loan, its nature as a Base Rate Loan, a Daily SOFR Loan or a Term SOFR Loan.
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UETA” means the Uniform Electronic Transactions Act as in effect in the State of California, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“Unrestricted Cash” means cash, Cash Equivalents and Marketable Securities of the Borrower and the Guarantors that are free and clear of all Liens and not subject to any restrictions (other than with respect to costs of liquidating certain Cash Equivalents prior to maturity).
“Unused Fee” is defined in Section 2.5(a).
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“U.S. Special Resolution Regimes” is defined in Section 9.16.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such

Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Advances also may be classified and referred to by Class (e.g., a “Revolving Advance”) or by Type (e.g., a “Term SOFR Advance”) or by Class and Type (e.g., a “Term SOFR Revolving Advance”).
1.2    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any SOFR Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such SOFR Rate or any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, the Term SOFR Base Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Base Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II
THE CREDITS

2.1    Commitment.
(a)    Revolving Loans. From and including the date of this Agreement and prior to the Facility Termination Date applicable to the Revolving Facility, each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to the Borrower in Dollars and participate in Facility LCs issued upon the request of the Borrower, provided that after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, (i) the Dollar Amount of such Lender’s Outstanding Revolving Credit Exposure shall not exceed its Revolving Commitment, (ii) the Dollar Amount of the Total Outstanding Credit Exposure shall not exceed the Facility Amount (after giving effect to any concurrent repayment of Term Loans with the proceeds of such Revolving Loans), and (iii) the aggregate amount of all Borrowing Base Debt shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the applicable Facility Termination Date. Revolving Commitments shall terminate on the applicable Facility Termination Date. Each LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
(b)    Term Loans. On the Modification Effective Date, any new Term Lender and each Term Lender whose Term Commitment is increasing pursuant to the terms of the Modification severally agrees, on the terms and conditions set forth in this Agreement, to make Term Loans (or additional Term Loans, as applicable) under Term Facility Tranche A to Borrower in the amount of such Term Lender’s new or additional Term Commitment (with the aggregate amount of all such new and additional Term Loans totaling $200,000,000.00) (the “Additional Term Loans”), provided that (i) after giving effect to the making of each such new or additional Term Loan, as applicable, by such Term Lender (A) the Dollar Amount of such Term Lender’s Term Loans shall not exceed its Term Commitment, (B) the Dollar Amount of the Total Outstanding Credit Exposure shall not exceed the Facility Amount (after giving effect to any concurrent repayment of Revolving Loans with the proceeds of such Additional Term Loans), and (C) the aggregate amount of all Borrowing Base Debt shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. As of the Modification Effective Date, after giving effect to the Advance of the Additional Term Loans being made on the Modification Effective Date, the Term Facility will be fully advanced. Borrower shall not request, and no Term Lender shall have any obligation to make, any additional Term Loans (other than, with respect to any new Term Lender and the Term Lenders whose Term Commitment is increasing pursuant to the Modification Agreement, the Additional Term Loans being made on the Modification Effective Date). Repaid Term Loans may not be reborrowed. For the avoidance of doubt, in the event any Tranche A Term Lender acquires the Term Commitment of any Tranche B Term Lender prior to the Facility Termination Date applicable to Term Facility Tranche B, the Term Commitment and all Credit Extensions thereunder shall be automatically converted to, and included in, Term Facility Tranche A upon the closing of such acquisition and the Facility Termination Date applicable to Term Facility Tranche A shall thereafter apply to such acquired Term Commitment and all Credit Extensions thereunder. No separate amendment of this Agreement shall be necessary to effect any such conversion to Term Facility Tranche A; however, the Administrative Agent and the Borrower shall enter into such agreements, documents and instruments, in form and substance satisfactory to the Borrower and the Administrative Agent, as the Administrative Agent determines to be reasonably necessary to update Schedule 1 attached hereto solely to evidence such conversion to Term Facility Tranche A. This Section 2.1(b) shall supersede Section 8.3 as it relates to any such amendment described in the foregoing sentence of this Section 2.1(b).
(c)    Each request for an Advance under this Agreement shall be submitted to Administrative Agent and signed by one of the authorized signatories of Borrower set forth on Schedule 2.1 hereto (or such other signatory identified in writing to Administrative Agent by Borrower).
2.2    Determination of Dollar Amounts; Required Payments; Termination. The Administrative Agent will determine the Dollar Amount of: (a) each Advance as of the date three (3) Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance, and (b) all outstanding Advances and LC Obligations on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders. Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day. If at any time either (i) the Aggregate Outstanding Revolving Credit Exposure exceeds the Aggregate Revolving Commitment or (ii) the aggregate amount of all Borrowing Base Debt exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then the Borrower shall within three (3) Business Days after notice from the Administrative Agent make a payment on the Loans or Cash Collateralize the LC Obligations in an account with the Administrative Agent pursuant to Section 2.19(k) in an amount sufficient to eliminate such excess. If at any time the Aggregate Outstanding Term Loans exceed the Aggregate Term Commitment, then the Borrower shall within three (3) Business Days after notice from the Administrative Agent make a payment on the Term Loans in amount sufficient to eliminate such excess. The Total Outstanding Credit Exposure of each Lender (other than LC Obligations that are Cash Collateralized in accordance with this Agreement) and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full, in each case, by the Borrower to the Administrative Agent for the account of each applicable Lender on the applicable Facility Termination Date.

2.3    Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Revolving Loans and/or Term Loans, as the case may be, made from the several Lenders ratably according to their Pro Rata Shares. The Advances may be Base Rate Advances, Daily SOFR Advances or Term SOFR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.
2.4    Reserved.
2.5    Fees.
(a)    Unused Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender according to its Pro Rata Share an unused fee (the “Unused Fee”) from October 19, 2019 to and including the applicable Facility Termination Date, which Unused Fee shall accrue on a daily basis in an amount equal to (a) the Available Aggregate Revolving Commitment on such day, multiplied by (b) the Applicable Fee Rate then in effect, divided by (c) 360. The accrued Unused Fee shall be payable in arrears on each Quarterly Payment Date hereafter and on the applicable Facility Termination Date.
(b)    LC Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a Facility LC fee with respect to its participations in each outstanding Facility LC (the “LC Fee”) on the average daily maximum amount then available to be drawn under such Facility LC, which shall accrue at a rate per annum equal to the Applicable Margin for Revolving Loans that are SOFR Loans in effect from time to time during the period from and including the date of this Agreement to and including the later of the Facility Termination Date and the date on which such Revolving Lender ceases to have any LC Obligations. Accrued LC Fees shall be payable in arrears within ten (10) business days of Borrower’s receipt of the invoice therefor, and on the applicable Facility Termination Date; provided that any such fees accruing after the applicable Facility Termination Date shall be payable on demand.
(c)    LC Fronting Fees. The Borrower agrees to pay to each LC Issuer for its own account a fronting fee with respect to each Facility LC issued by such LC Issuer at a rate per annum equal to 0.125% on the average daily maximum amount then available to be drawn under such Facility LC, during the period from and including the date of this Agreement to and including the later of the applicable Facility Termination Date and the date on which such LC Issuer ceases to have any obligations (contingent or otherwise) to make any LC Disbursement in respect of any Facility LC. Accrued fronting fees shall be payable in arrears within ten (10) business days of Borrower’s receipt of the invoice therefor; provided that any such fees accruing after the applicable Facility Termination Date shall be payable on demand. In addition, the Borrower agrees to pay to each LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, in each case pursuant to the applicable fee schedule provided to the Borrower by such LC Issuer, of such LC Issuer relating to letters of credit, which fees, costs and charges shall be payable to such LC Issuer within five (5) Business Days after its demand therefor and are nonrefundable.
2.6    Minimum Amount of Each Advance. Each Term SOFR Advance shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $100,000, and each Base Rate Advance of Revolving Loans and each Daily SOFR Advance of Revolving Loans shall be in the minimum amount of $500,000 and incremental amounts in integral multiples of $50,000, provided, however, that any Base Rate Advance of Revolving Loans or any Daily SOFR Advance of Revolving Loans may be in the amount of the Available Aggregate Revolving Commitment or, if less, the maximum amount permitted to be advanced under clause (ii) of Section 2.1. Each Advance of Term Loans shall be in the minimum amount of $50,000,000 or, if less, the then remaining unfunded amount of the Aggregate Term Commitment.
2.7    Reductions in Aggregate Total Commitment; Optional Principal Payments.
(a)    The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Revolving Lenders in integral multiples of $5,000,000 (but not less than $25,000,000), upon at least five (5) Business Days’ prior written notice to the Administrative Agent by 10:00 a.m. (Pacific time), which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate

Revolving Commitment may not be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued Unused Fees shall be payable on the effective date of any termination of the obligations of the Revolving Lenders to make Credit Extensions under the Revolving Facility.
(b)    Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 11.1, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may in its sole discretion pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, to the Administrative Agent for the account of the Tranche B Term Lenders at any time prior to the Facility Termination Date applicable to Term Facility Tranche B, all, but not less than all, of the aggregate Dollar Amount of all Tranche B Term Lenders’ Term Loans then outstanding under Term Facility Tranche B, together with all other unpaid Obligations under this Agreement and the other Loan Documents payable to such Tranche B Term Lenders relating to such Term Loans.
(c)    The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances or Daily SOFR Advances, or, in a minimum aggregate amount of $500,000 and incremental amounts in integral multiples of $50,000 (or, if less, the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Base Rate Advances or Daily SOFR Advances upon same day notice by 10:00 a.m. (Pacific time) to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Advances, or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $100,000 (or, if less, the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Term SOFR Advances upon at least two (2) Business Days’ prior written notice to the Administrative Agent by 10:00 a.m. (Pacific time). Any notice of prepayment may be conditioned upon the effectiveness of other credit facilities or the occurrence of another transaction, in which case such notice may be revoked or delayed by the Borrower if such condition is not satisfied so long as Borrower reimburses Agent and Lenders for any reasonable out-of-pocket costs incurred because of such revocation or delay.
2.8    Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Class and Type of Advance and, in the case of each Term SOFR Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) not later than 10 a.m. (Pacific time) on the Borrowing Date of each Base Rate Advance, two (2) Business Days before the Borrowing Date for each Daily SOFR Advance and each Term SOFR Advance in Dollars, specifying:
(i)    the Borrowing Date, which shall be a Business Day, of such Advance,
(ii)    the aggregate amount of such Advance,
(iii)    the Class and Type of Advance selected, and
(iv)    in the case of each Term SOFR Advance, the Interest Period applicable thereto.
Not later than 12:00 noon (Pacific time) on each Borrowing Date, each Revolving Lender shall make available its Revolving Loan or Revolving Loans and each Term Lender shall make available its Term Loan or Term Loans, as the case may be, in funds immediately available to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.
2.9    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Daily SOFR Advances or Term SOFR Advances pursuant to this Section 2.9 or are prepaid in accordance with Section 2.7. Daily SOFR Advances shall continue as Daily SOFR Advances unless and until such Daily SOFR Advances are converted into Base Rate Advances or Term SOFR Advances pursuant to this Section 2.9 or are prepaid in accordance with Section 2.7. Each Term SOFR Advance shall continue as a Term SOFR Advance until the end of the then applicable Interest Period therefor, at which time such Term SOFR Advance shall be automatically converted into a Daily SOFR Advance unless (x) such Term SOFR Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Term SOFR Advance continue as a Term SOFR Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of any Advance of one Type into one or more Advances of a different Type. The Borrower shall give the Administrative Agent irrevocable notice in the form of Schedule 2.9 (a “Conversion/Continuation Notice”) of each conversion of any Type of Advance into one or more Advances of a different Type, or continuation of a Term SOFR Advance not later than 10:00 a.m. (Pacific time) at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying:
(i)    the requested date, which shall be a Business Day, of such conversion or continuation,
(ii)    the Class and Type of the Advance and whether it is to be converted or continued, and
(iii)    the amount of such Advance to be converted or continued and, in the case of a Term SOFR Advance, the duration of the Interest Period applicable thereto.
After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.
Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or roll over all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

2.10    Interest Rates.
(a)     Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is automatically converted into a Base Rate Loan pursuant to Section 2.9, to the date it is paid or is converted into a Daily SOFR Loan or a Term SOFR Loan pursuant to Section 2.9, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on each Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.

(b)    Each Daily SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is converted into a Daily SOFR Loan pursuant to Section 2.9, to the date it is paid or is converted into a Base Rate Loan or a Term SOFR Loan pursuant to Section 2.9, at a rate per annum equal to the Daily Simple SOFR Rate for such day.

(c)    Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to the last day of such Interest Period at the applicable Term SOFR Rate determined by the Administrative Agent as applicable to such Term SOFR Loan based upon the Borrower’s selections under Sections 2.8 and 2.9 and the Pricing Schedule. No Interest Period applicable to a Loan may end after the applicable Facility Termination Date.

2.11    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default the Required Lenders may, at their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Daily SOFR Advance or a Term SOFR Advance. During the continuance of an Event of Default the Required Lenders may, at

their option, by notice from the Administrative Agent to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Term SOFR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2.00% per annum, (ii) each Daily SOFR Advance shall bear interest at a rate per annum equal to the Daily Simple SOFR Rate in effect from time to time plus 2.00% per annum, (iii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2.00% per annum, and (iv) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Sections 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. After an Event of Default has been waived (in the sole discretion of Administrative Agent and Required Lenders), the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.12    Method of Payment. Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 10:00 a.m. (Pacific time) on the date when due and shall (except (i) in the case of LC Disbursements for which the LC Issuers have not been fully indemnified by the Lenders, or (ii) as otherwise specifically required hereunder) be applied ratably by the Administrative Agent among the Lenders. Unless otherwise specified by Borrower in writing in connection with a principal payment or as otherwise provided in Section 8.2, such principal payment shall be applied first to repay in full all outstanding Revolving Loans, with any excess applied to repay any outstanding Term Loans. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with U.S. Bank for each payment of principal, interest, LC Disbursements and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by the Borrower to the LC Issuers pursuant to Section 2.19(f).
2.13    Noteless Agreement; Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Class and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit F-1 (in the case of Revolving Loans) or Exhibit F-2 (in the case of Term Loans). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14    Telephonic Notices. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Classes and Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan shall be payable on each Monthly Payment Date, commencing with the first such Monthly Payment Date to occur after October 19, 2019, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Daily SOFR Loan shall be payable on the 7th day of each calendar month for the preceding calendar month, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Term SOFR Loan shall be payable on the last day of its applicable Interest Period, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Term SOFR Loan having an Interest Period longer than three (3) months, if any, shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to 10:00 a.m. (Pacific time) at the place of payment. If any payment of principal of or interest on a Loan becomes due on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day unless such succeeding Business Day falls in a new calendar month, in which case such interest or principal shall be payable on the immediately preceding Business Day.
2.16    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Loan (other than a Base Rate Loan) promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17    Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.18    Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.
2.19    Facility LCs.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request any LC Issuer, in reliance on (among other things) the agreements of the Revolving Lenders set forth in this Section 2.19, to issue (and the LC Issuer agrees to issue), at any time and from time to time from the date of this Agreement until the applicable Facility Termination Date, Facility LCs denominated in Dollars for its own account or, subject to Section 2.19(l), the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such LC Issuer in its reasonable determination.
(b)    Notice of Issuance, Extension or Other Amendment.
(i)    To request the issuance of a Facility LC, the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Issuer and the Administrative Agent) to an LC Issuer selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Facility LC and specifying the requested date of issuance (which shall be a Business Day), the purpose and nature of the requested Facility LC, and such other information as is necessary (in the reasonable discretion of such LC Issuer) to prepare such Facility LC. If requested by the LC Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on such LC Issuer’s standard form. In the event of any conflict between this Agreement and any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an LC Issuer relating to any Facility LC, the terms and conditions of this Agreement shall control.
(ii)    If the Borrower so requests in any notice requesting the issuance of a Facility LC, the applicable LC Issuer may, in its sole discretion, agree to issue a Facility LC that has automatic extension provisions (each, an “Evergreen Letter of Credit”). Each Evergreen Letter of Credit shall permit the LC Issuer to prevent automatic extension at least once in each one-year period by giving prior notice of non-extension to the beneficiary not later than a day (the “Non-Extension Notice Date”) in each one-year period to be agreed upon by the Borrower or the beneficiary and the applicable LC Issuer at the time such Facility LC is issued. Unless otherwise directed by the LC Issuer, the Borrower shall not be required to make a specific request to such LC Issuer, the Administrative Agent, or any Revolving Lender for any such extension with respect to an Evergreen Letter of Credit. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable LC Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.19(d). Any request to extend the then-current expiration date of a Facility LC that is not an Evergreen Letter of Credit shall be made by the Borrower within forty-five (45) days before the then-current expiration date of such Facility LC. Notwithstanding the foregoing, the LC Issuer shall not:

(A)    permit any extension of a Facility LC if, on or before the day that is (1) in the case of an Evergreen Letter of Credit, seven (7) Business Days before the Non-Extension Notice Date or (2) in all other cases, thirty (30) Business Days before the then-current expiration date for such Facility LC, such LC Issuer has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension; or
(B)    be obligated to permit any extension if (1) such LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Facility LC in its extended form under the terms hereof or (2) on or before the day that is (I) in the case of an Evergreen Letter of Credit, seven (7) Business Days before the Non-Extension Notice Date or (II) in all other cases, thirty (30) Business Days before the then-current expiration date for such Facility LC, such LC Issuer has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) from the Administrative Agent, any Revolving Lender or the Borrower that such LC Issuer should not permit such extension because the conditions in Section 4.2 are not then satisfied.
(iii)    If the Borrower desires to request an increase, decrease or other amendment to a Facility LC (other than requests to extend the then-current expiration date), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Issuer and the Administrative Agent) to the LC Issuer and to the Administrative Agent (reasonably in advance of the requested date of such amendment) a notice requesting the amendment of such Facility LC and specifying the requested date of amendment (which shall be a Business Day), the purpose and nature of the requested amendment, and such other information as is necessary (in the reasonable discretion of such LC Issuer) to amend such Facility LC. If requested by the LC Issuer, the Borrower also shall submit a letter of credit amendment application on such LC Issuer’s standard form and execute and deliver such other agreements, instruments and documents relating to such amendment as may be requested by the LC Issuer.
(c)    Limitations on Amounts, Issuance and Amendment. A Facility LC shall be issued, extended or otherwise amended only if (and upon the effectiveness of such transaction, the Borrower shall be deemed to represent and warrant that), after giving effect to such transaction, (A) the sum of (1) the aggregate amount of the outstanding Facility LCs issued by any LC Issuer plus (2) the aggregate amount of all LC Disbursements made by such LC Issuer that have not yet been reimbursed by or on behalf of the Borrower does not exceed such LC Issuer’s LC Limit, (B) the aggregate LC Obligations do not exceed the Aggregate LC Sublimit, (C) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, and (D) the aggregate amount of all Borrowing Base Debt shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. The Borrower may, at any time and from time to time, increase or reduce a LC Issuer’s LC Limit with the consent of such LC Issuer and the Administrative Agent; provided that the Borrower shall not reduce a LC Issuer’s LC Limit of any LC Issuer if such reduction would cause any of the conditions set forth in clauses (A) through (D) above to not be satisfied. An LC Issuer shall not be under any obligation to issue any Facility LC if:
(i)    (1) any order, judgment or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain such LC Issuer from issuing such Facility LC or requests that such LC Issuer refrain from issuing such Facility LC, (2) any law applicable to such LC Issuer prohibits the issuance of letters of credit generally or such Facility LC in particular, or (3) any such order, judgment, decree, or law imposes upon such LC Issuer with respect to such Facility LC any restriction, reserve or capital or liquidity requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect on date such LC Issuer became an LC Issuer, or imposes upon such LC Issuer any unreimbursed loss, cost or expense that was not applicable on the date such LC Issuer became an LC Issuer; or
(ii)    the issuance of such Facility LC would violate one or more policies of such LC Issuer applicable to letters of credit generally.

A LC Issuer shall be under no obligation to issue any amendment to any Facility LC if such LC Issuer would have no obligation at such time to issue the Facility LC in its amended form under the terms hereof.
(d)    Expiration Date. Each Facility LC shall have a stated expiration date no later than the earlier of (i) one (1) year after the date of the issuance of such Facility LC (or, for any Facility LC that has been extended, whether automatically or by amendment, one (1) year after the then-current expiration date of such Facility LC), unless otherwise agreed by the Administrative Agent and the applicable LC Issuer, and (ii) five (5) Business Days before the applicable Facility Termination Date; provided that the expiry date of a Facility LC may be up to one (1) year later than the fifth (5th) Business Day prior to the applicable Facility Termination Date if the Borrower has either (1) posted not less than thirty (30) days prior to the applicable Facility Termination Date Cash Collateral in the LC Collateral Account on terms satisfactory to the Administrative Agent in an amount equal to 105% of the LC Obligations with respect to such Facility LC, or (2) if acceptable to the applicable LC Issuer is its sole discretion, provided collateral or other alternatives acceptable to such LC Issuer in its sole discretion (in the case of clause (2), “Non-Cash Collateralized Letters of Credit”), provided that the obligations of the Revolving Lenders to make payments to Administrative Agent for the account of an LC Issuer under Section 2.19(e) in respect of Non-Cash Collateralized Letters of Credit and the obligation of the Borrower to pay the LC Fees and other fees required under Section 2.5(b) and (c) in respect of Non-Cash Collateralized Letters of Credit shall in each case terminate on the applicable Facility Termination date and the Non-Cash Collateralized Letters of Credit shall cease to be Facility LCs hereunder.
(e)    Participations. By the issuance of a Facility LC (or an amendment to a Facility LC increasing the amount or extending the term thereof) in accordance with the terms hereof, and without any further action on the part of the LC Issuer, the Administrative Agent, or the Revolving Lenders, the LC Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the LC Issuer, a participation in such Facility LC equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Facility LC. Each Revolving Lender’s obligation to acquire participations pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any extension or other amendment of any Facility LC in accordance with the terms hereof, any Default or Event of Default, or any reduction or termination of the Revolving Commitments. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for the account of the LC Issuer in the manner provided in Section 2.12 (and the Administrative Agent shall pay to such LC Issuer promptly upon receipt), such Revolving Lender’s Pro Rata Share of each LC Disbursement made by such LC Issuer promptly upon the request of such LC Issuer at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the applicable Facility Termination Date. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.19(f), the Administrative Agent shall distribute such payment to the LC Issuer or, to the extent that any Revolving Lenders have made payments pursuant to this paragraph to reimburse the LC Issuer, to such Revolving Lenders. Any payment made by a Revolving Lender pursuant to this paragraph is not a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Each Revolving Lender’s participation in each Facility LC will be adjusted to reflect such Revolving Lender’s Pro Rata Share as in effect from time to time.
(f)    Reimbursement. If an LC Issuer makes any LC Disbursement, the Borrower shall reimburse such LC Issuer by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:30 p.m. (Pacific time) on (i) the Business Day of the notice from the LC Issuer described in Section 2.19(h), if such notice is given before 10:00 a.m. (Pacific time), or (ii) the Business Day immediately following the date of such notice, if such notice is given at or after 10:00 a.m. (Pacific time). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof, and such Revolving Lender’s Pro Rata Share thereof. Subject to the terms and conditions of this Agreement, including without limitation Section 4.2, the Borrower may request an Advance to reimburse an LC Disbursement.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.19(f) is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (1) any lack of validity or enforceability of this Agreement or any Facility LC, or any term or provision herein or therein, (2) any draft or other document presented under a Facility LC proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (3) payment by any LC Issuer against presentation of a draft or other document that does not comply with the terms of the relevant Facility LC, or (4) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.19(g), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, any LC Issuer, and any of their respective Affiliates, nor any of the partners, directors, officers, members, employees, agents, trustees, administrators, managers, advisors and representatives of Administrative Agent, the Lenders, any LC Issuer, or any of their respective Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Facility LC by the LC Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Facility LC (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of the LC Issuer; provided that the foregoing shall not be construed to excuse an LC Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such LC Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Facility LC comply with the terms thereof. In the absence of gross negligence or willful misconduct on the part of an LC Issuer (as determined by a final, non-appealable judgment from a court of competent jurisdiction), an LC Issuer shall be deemed to have exercised care in each such determination. Without limitation of the foregoing, each LC Issuer may:
(i)    replace a purportedly lost, stolen, or destroyed original Facility LC or amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(ii)    accept documents that appear on their face to be in substantial compliance with a Facility LC without responsibility for further investigation, regardless of any notice or information to the contrary, and make payment upon presentation of documents that appear on their face to be in substantial compliance with such Facility LC (even if not in strict compliance with such Facility LC) and without regard to any non-documentary condition in such Facility LC; and
(iii)    in its sole discretion decline to accept documents presented under a Facility LC and to make such payment if such documents are not in strict compliance with such Facility LC.
This Section 2.19(g) shall establish the standard of care to be exercised by an LC Issuer when determining whether drafts and other documents presented under a Facility LC comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care stricter than the foregoing). Without limiting the foregoing, none of the Administrative Agent, the Lenders, the LC Issuers, and any of their respective Affiliates, nor any of the partners, directors, officers, members, employees, agents, trustees, administrators, managers, advisors and representatives of Administrative Agent, the Lenders, any LC Issuer, or any of their respective Affiliates, shall have any liability or responsibility by reason of (x) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or any other Person, (y) an LC Issuer declining to take up documents and make payment (A) against documents that are fraudulent or forged or for other reasons by which the LC Issuer is entitled not to honor a Facility LC or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents, or (z) an LC Issuer retaining proceeds of a Facility LC based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such LC Issuer. No LC Issuer shall be responsible to the Borrower for, and no LC Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such LC Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Facility LC or this Agreement, including (I) the laws or any order of a jurisdiction where such LC Issuer or the beneficiary is located or (II) the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce

Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Facility LC chooses such Laws or practice rules.
Each LC Issuer shall have all of the benefits and immunities (but not the obligations) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such LC Issuer in connection with Facility LCs issued by it or proposed to be issued by it and LC Documents pertaining to such Facility LCs as fully as if the term “Administrative Agent” as used in Article X included such LC Issuer with respect to such acts or omissions.
(h)    Disbursement Procedures. The LC Issuer for any Facility LC shall, within the time allowed by applicable laws or the Facility LC, examine all documents purporting to represent a demand for payment under such Facility LC. If such LC Issuer has made or will make an LC Disbursement in respect of such Facility LC, such LC Issuer shall promptly after such examination notify the Administrative Agent and the Borrower of such LC Disbursement. Such notice need not be given prior to payment by the LC Issuer, and any failure or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such LC Issuer and the Revolving Lenders with respect to such LC Disbursement.
(i)    Interim Interest. If any LC Issuer makes any LC Disbursement, then, unless the Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Loans. Interest accrued pursuant to this paragraph shall be for the account of such LC Issuer, or, to the extent attributable to any payments made by Revolving Lenders pursuant to Section 2.19(e), to such Revolving Lenders.
(j)    Replacement or Resignation of a LC Issuer.
(i)    Any LC Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced LC Issuer, and the successor issuing bank. The Administrative Agent shall notify the Lenders of any replacement of an LC Issuer. At the time any such replacement becomes effective, the Borrower shall pay all unpaid fees accrued pursuant to Section 2.5(b) and (c) for the account of the replaced LC Issuer. From and after the effective date of any such replacement, the successor issuing bank shall have all the rights and obligations of an LC Issuer. After the replacement of an LC Issuer, the replaced LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer with respect to Facility LCs issued by it prior to such replacement, but shall not be required or permitted to issue additional Facility LCs or to extend or otherwise amend any then-existing Facility LC.
(ii)    Any LC Issuer may resign at any time by giving thirty (30) days’ prior notice to the Administrative Agent, the Lenders, and the Borrower. After the resignation of an LC Issuer, the retiring LC Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an LC Issuer with respect to Facility LCs issued by it prior to such resignation, but shall not be required or permitted to issue additional Facility LCs or to extend or otherwise amend any then-existing Facility LC.
(k)    Cash Collateralization. The Borrower shall, upon the request of the Administrative Agent or the Required Revolving Lenders and until the later of the applicable Facility Termination Date and the date on which no LC Obligations are outstanding, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”), in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Revolving Lenders. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Revolving Lenders and the LC Issuers, a security interest in all of the Borrower’s right, title and interest in and to all funds from time to time on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall (i) obligate Borrower to deposit any funds in the Facility LC Collateral Account, (ii) obligate the Administrative Agent to require the Borrower to deposit any funds in the Facility LC

Collateral Account, or (iii) limit the right of the Administrative Agent to release any funds held in the LC Collateral Account, in each case, other than as required by Section 2.2, 2.19, 2.22 or 8.1.
(l)    Facility LCs Issued for account of Subsidiaries. Notwithstanding that a Facility LC is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated as a primary obligor to reimburse the applicable LC Issuer for all drawings under such Facility LC and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary. The Borrower hereby acknowledges that the issuance of Facility LCs for the account of Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Facility LC is issued for the account of any Subsidiary that is not a Guarantor, the Borrower agrees that (i) such Subsidiary has no rights against the LC Issuer, the Administrative Agent, or any Lender, (ii) the Borrower is responsible for the obligations in respect of such Facility LC under the Loan Documents and any relevant application or reimbursement agreement, (iii) the Borrower has sole right to give instructions and make agreements with respect to the Facility LC and the disposition of documents related thereto, and (iv) the Borrower has all powers and rights in respect of any security arising in connection with the Facility LC and the transaction related thereto. The Borrower shall, at the request of the relevant LC Issuer, cause such Subsidiary to execute and deliver an agreement confirming the immediately preceding sentence and acknowledging that such Subsidiary is bound thereby.
(m)    Facility LCs Must Relate to Related Business. Notwithstanding anything contained in this Agreement which may be construed to the contrary, each LC Issuer shall be obligated only to issue Facility LCs in connection with the Related Business; and in no event shall any of the LC Issuers (or any other Revolving Lender hereunder) have any obligation to issue Facility LCs that are not related to the Related Business.
2.20    Replacement of Lender. If (a) the Borrower is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender, or (b) any Lender defaults in its obligation to make a Loan, or (in the case of a Revolving Lender) to reimburse the LC Issuers pursuant to Section 2.19(e), (c) if any Lender declines to approve an amendment or waiver that is approved by the Required Lenders, or (d) if any Lender otherwise becomes a Defaulting Lender (any Lender so affected, an “Affected Lender”), the Borrower may elect, if the circumstances resulting in such Lender being an Affected Lender continue, to replace such Affected Lender as a Lender party to this Agreement, provided that no Event of Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent and, if the Affected Lender is a Revolving Lender, which is either a Qualified Bank or reasonably satisfactory to each LC Issuer (a “Replacement Lender”), shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption and to become a Lender (and a Term Lender and/or Revolving Lender, as applicable) for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments; and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Affected Lender under Section 3.4 on the day of such replacement had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. Notwithstanding anything in this Section 2.20 to the contrary, (x) any Lender that acts as an LC Issuer may not be replaced hereunder at any time it has any Facility LC outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such LC Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such LC Issuer) have been made with respect to such outstanding Facility LC and (y) any Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.12.
2.21    Limitation of Interest. The Borrower, the Administrative Agent and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall the Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of the State of California, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer hereunder; third, to Cash Collateralize each LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize each LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any amounts owing to the Lenders or the LC Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any LC Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Agent, distributed to the Lenders other than the Defaulting Lender until (A) first, the ratio of the Outstanding Revolving Credit Exposures of such Revolving Lenders to the Aggregate Outstanding Revolving Credit Exposure of all Revolving Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Revolving Loans or participations in Facility LCs, and (B) second, the ratio of the outstanding Term Loans of such Term Lenders to the Aggregate Outstanding Term Loans of all Term Lenders equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Term Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. If there is more than one LC Issuer, amounts in respect of the Fronting Exposure of each LC Issuer under this Section 2.22(a)(ii) shall be determined on a pro rata basis based on the respective Fronting Exposures of each such LC Issuer.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).
(C)    With respect to any Unused Fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Revolving Lender pursuant to clause (iv) below, (y) pay to each LC Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Revolving Credit Exposure of any Non-Defaulting Revolving Lender to exceed such Non-Defaulting Revolving Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Revolving Lender as a result of such Non-Defaulting Revolving Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize each LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the LC Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause (i) the Revolving Loans and funded and unfunded participations in Facility LCs to be held pro rata by the Revolving Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.22(a)(iv)), and (ii) the Term Loans to be held pro rata by the Term Lenders in accordance with the Term Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Facility LCs. So long as any Revolving Lender is a Defaulting Lender, no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(i)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant(s) to the Administrative Agent, for the benefit of the LC Issuers, and agree(s) to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.
(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce an LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the applicable LC Issuers that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and the applicable LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
(e)    Borrower’s Rights. Without limitation of the foregoing, Borrower shall have such rights and remedies against a Defaulting Lender as are available at law or in equity.
2.23    Extension of Facility Termination Date applicable to Revolving Facility.
(a)    Request for Extension. Notwithstanding anything to the contrary herein, the Borrower may, by notice (each, an “Extension Notice”) to the Administrative Agent (who shall promptly notify the Lenders) not more than once per fiscal year and on no more than three (3) occasions in the aggregate following the Modification Effective Date, and in each instance at least one hundred twenty (120) days prior to the current Facility Termination Date applicable to the Revolving Facility, request that each Revolving Lender extend its Revolving Commitment for twelve (12) months beyond the then current Facility Termination Date applicable to the Revolving Facility (the “Extension Date”).
(b)    Lender Elections to Extend. Each Revolving Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date set forth in the applicable Extension Notice (which shall be at least twenty (20) days before the applicable Extension Date (the “Notice Date”)), advise the Administrative Agent whether such Revolving Lender agrees to the requested extension. Each Revolving Lender that elects not to so extend its Revolving Commitment (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date), and any Revolving Lender that does not advise the Administrative Agent on or before the Notice Date that it has elected to extend its Revolving Commitment shall be deemed to be a Non-Extending Lender. The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall promptly notify the Borrower of each Revolving Lender’s election to extend or to not extend its Revolving Commitment under this Section 2.23.
(d)    Additional Commitment Lenders; Termination of Revolving Commitments. The Borrower shall have the right on or before the Extension Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 12.3, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Extension Date, undertake a Revolving Commitment or increase its existing Revolving Commitment, as applicable. The Revolving Commitment of each Non-Extending Lender that is not assigned to an Additional Commitment Lender prior to the Extension Date shall remain in effect until terminated on the Facility Termination Date applicable thereto.
(e)    Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Revolving Lenders that have agreed so to extend their Revolving Commitments and the additional Revolving

Commitments of the Additional Commitment Lenders is more than fifty percent (50%) of the aggregate amount of the Revolving Commitments in effect immediately before the Extension Date, then, effective as of the Extension Date, the Facility Termination Date applicable to the Revolving Commitment of each extending Revolving Lender and to each Additional Commitment Lender shall be extended to the date specified in the Extension Notice, and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Facility Termination Date applicable to the Revolving Facility pursuant to this Section 2.23 shall not be effective with respect to any Lender unless:
(i)    no Default or Event of Default has occurred and is continuing as of the date of Administrative Agent’s receipt of notice of the Borrower’s intention to extend the Facility Termination Date and as of the applicable Effective Date (without limiting the generality of the foregoing, no extension provided for herein shall be available at or after any time that the Facility Termination Date has been accelerated);
(ii)    the Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that the representations and warranties contained in ARTICLE V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date;
(iii)    the Borrower shall have paid to each Additional Commitment Lender and each Revolving Lender that elects to extend its Revolving Commitment pursuant to this Section 2.23 an extension fee in an amount to be determined by the Borrower and the Administrative Agent in connection with any extension pursuant to this Section 2.23; and
(iv)    the Borrower shall have executed such agreements, documents and instruments as Administrative Agent may reasonably require to effect such extension, and delivered to Administrative Agent such consents, resolutions, certificates, opinions of counsel and other documents and agreements as Administrative Agent may reasonably require.
(g)    Amendment; Sharing of Payments. In connection with any extension of the applicable Facility Termination Date, the Borrower, the Administrative Agent, each Additional Commitment Lender and each extending Lender may make such amendments to this Agreement as the Administrative Agent, Borrower and such Lenders determine to be reasonably necessary to evidence the extension. This Section 2.23(g) shall supersede Section 8.3 as it relates to any such amendments first taking effect at the commencement of the applicable extension period.
2.24    Revolving Facility Increase Option. Subject to the prior written consent of the Administrative Agent (not to be unreasonably withheld), the Borrower may from time to time (but in no event more than 3 times in the aggregate) elect to increase the Aggregate Revolving Commitment in integral multiples of $5,000,000 (but not less than $25,000,000) or such lower amount as the Borrower and the Administrative Agent agree upon, so long as, after giving effect to any such increase, the Aggregate Revolving Commitment) does not exceed $1,200,000,000. The Borrower may arrange for any such increase to be provided by one or more Revolving Lenders (each Revolving Lender so agreeing to an increase in its Revolving Commitment, an “Increasing Lender”), or by one or more new Eligible Assignees (each such new Eligible Assignee, an “Augmenting Lender”), to increase their existing Revolving Commitments, or provide new Revolving Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the approval of the Borrower and the Administrative Agent, in each case not to be unreasonably withheld, and shall be either a Qualified Bank or approved by each LC Issuer, such approval not to be unreasonably withheld, and (ii) (x) in the case of an Increasing

Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit G hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit H hereto. In no event shall any Revolving Lender become an Increasing Lender or an Augmenting Lender without such Revolving Lender’s prior written consent (in its sole discretion). No consent of any Lender (other than the Administrative Agent and the Revolving Lenders participating in the increase) shall be required for any increase in Revolving Commitments pursuant to this Section 2.24. Increases and new Revolving Commitments created pursuant to this Section 2.24 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Revolving Commitments (or in any Revolving Commitment of any Revolving Lender) shall become effective under this paragraph unless, (1) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied (or waived by the Required Lenders) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower and (2) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase, as well as such documents as the Administrative Agent may reasonably request (including, without limitation, customary opinions of counsel and affirmations of Loan Documents and pro forma compliance with the financial covenants set forth in Section 6.19). On the effective date of any increase in the Revolving Commitments, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders holding Revolving Commitments in the Revolving Facility, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Revolving Lenders, each Revolving Lender’s portion of the outstanding Revolving Loans of all the Revolving Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans under the Revolving Facility as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.8). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term SOFR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.24 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment under any Facility hereunder at any time. This Section 2.24 supersedes any provision in Section 8.3 to the contrary.
2.25    Extension of Facility Termination Date applicable to Term Facility.
(a)    Request for Extension—Tranche A.

(i)    Tranche A Extension Notice. Notwithstanding anything to the contrary herein, the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) and on no more than two (2) occasions in the aggregate following the Modification Effective Date (in each case, a “Term Facility Tranche A Extension Notice”), and in each instance at least one hundred twenty (120) days prior to the current Facility Termination Date applicable to the Term Facility Tranche A, elect to extend the Term Commitments of all, but not less than all, of the Tranche A Term Lenders for twelve (12) months beyond the then current Facility Termination Date applicable to Term Facility Tranche A.

(ii)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, each extension of the Facility Termination Date applicable to Term Facility Tranche A pursuant to this Section 2.25(a) shall not be effective with respect to any Tranche A Term Lender unless:

(A)     no Default or Event of Default has occurred and is continuing as of the date of Administrative Agent’s receipt of the applicable Term Facility Tranche A Extension Notice and as of the then-current Facility Termination Date applicable to Term Facility Tranche A

(without limiting the generality of the foregoing, no extension provided for herein shall be available at or after any time that the Facility Termination Date applicable to the Revolving Facility or the Term Facility has been accelerated);

(B)     the Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, stating that the representations and warranties contained in ARTICLE V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date;

(C)     with respect to each such extension pursuant to this Section 2.25(a), the Borrower shall have paid to each Tranche A Term Lender an extension fee in an amount equal to one-eighth of one percent (0.125%) of such Tranche A Term Lender’s Term Commitment; and

(D)     the Borrower shall have executed such agreements, documents and instruments as Administrative Agent may reasonably require to effect such extension, and delivered to Administrative Agent such consents, resolutions, certificates, opinions of counsel and other documents and agreements as Administrative Agent may reasonably require.

(iii)     Further Amendment. In connection with each such extension of the Facility Termination Date applicable to Term Facility Tranche A, the Borrower, the Administrative Agent, and each Tranche A Term Lender shall enter into such agreements, documents and instruments, in form and substance satisfactory to the Borrower, the Administrative Agent and each such Tranche A Term Lender, as the Administrative Agent determines to be reasonably necessary to evidence such extension.

(b)     Tranche B Extension.

(i)     Notwithstanding anything to the contrary herein, each Tranche B Term Lender may, in its sole discretion, elect by written notice to the Borrower and the Administrative Agent at any time prior to the Facility Termination Date applicable to Term Facility Tranche B (in each case, a “Tranche B Conversion/Extension Notice”) to convert its Term Commitment and all Credit Extensions thereunder from Term Facility Tranche B to Term Facility Tranche A, which conversion will have the effect of (A) extending the Facility Termination Date applicable to such Term Lender’s Term Commitment and the Credit Extensions thereunder to the Facility Termination Date then applicable to Term Facility Tranche A, and (B) include such Term Lender’s Term Commitment and the Credit Extensions thereunder in any further extension of the Facility Termination Date applicable to Term Facility Tranche A pursuant to Section 2.25(a) above. Upon any such conversion of its Term Commitment and the Credit Extensions thereunder from Term Facility Tranche B to Term Facility Tranche A, the applicable Tranche B Term Lender shall cease to be a Tranche B Term Lender and shall instead become a Tranche A Term Lender for all purposes under this Agreement.

(ii)     No Further Amendment. In the event any Tranche B Term Lender delivers a Tranche B Conversion/Extension Notice to the Borrower and the Administrative Agent as provided in this Section 2.25(b), the conversion of such Tranche B Term Lender’s Term Commitment and the Credit Extensions thereunder shall be effective automatically upon the delivery to the Borrower and the Administrative Agent of such Tranche B Conversion/Extension Notice and no further amendment of this Agreement shall be necessary to effect any such conversion to Term Facility Tranche A; provided, however, the Administrative Agent and the Borrower shall enter into such agreements, documents and instruments, in form and substance satisfactory to the Borrower and the Administrative Agent, as the

Administrative Agent determines to be reasonably necessary to update Schedule 1 attached hereto solely to evidence the conversion referenced in the applicable Tranche B Conversion/Extension Notice. This Section 2.25(b)(ii) shall supersede Section 8.3 as it relates to any such amendment described in this Section 2.25(b)(ii).

2.26    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.26 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.26 shall survive the termination of this Agreement.

ARTICLE III
YIELD PROTECTION; TAXES

3.1    Yield Protection. If, after the date of this Agreement, there occurs any adoption of or change in any law, rule, regulation, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case under clause (y) pursuant to Basel III, and in each case under clauses (x) and (y), regardless of the date enacted (subject to Section 3.7 below), adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:
(a)    subjects any Lender or any applicable Lending Installation, any LC Issuer, or the Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Advances), or
(c)    imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining its Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or LC Issuer in connection with its Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitments or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitments, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, the Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.
3.2    Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or LC Issuer, any Lending Installation of such Lender or LC Issuer, or any corporation or holding company controlling such Lender or LC Issuer is increased as a result of (i) a Change in Law or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or LC Issuer determines is attributable to this Agreement, its Total Outstanding Credit Exposure or its Commitments to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable.
3.3    Availability of Types of Borrowings; Adequacy of Interest Rate.
(a)    Unavailability of Daily Simple SOFR. If the Administrative Agent or the Required Lenders determine (which determination shall be conclusive and binding on the Borrower) that “Daily Simple SOFR” cannot be determined pursuant to the definition thereof other than as a result of a Benchmark Transition Event, then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (i) any obligation of the Lenders to make or continue Daily SOFR Loans or to convert Base Rate Loans to Daily SOFR Loans shall be suspended, (ii) all Daily SOFR Loans shall be immediately converted to Base Rate Loans (the interest rate on which Base Rate Loans shall be determined by the Administrative Agent without reference to the SOFR component of Alternate Base Rate), and (iii) the component of the Alternate Base Rate based upon SOFR will not be used in any determination of the Alternate Base Rate, in each case, until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Daily SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.
(b)    Unavailability of Term SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 3.3(c), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:

(i)    for any reason in connection with any request for a Term SOFR Advance or a conversion or continuation thereof that the Adjusted Term SOFR Base Rate for any requested Interest Period with respect to a proposed Term SOFR Advance does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or
(ii)    the interest rate applicable to Term SOFR Loans for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall suspend the availability of Term SOFR Advances and require any affected Term SOFR Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
(b)    Benchmark Transition.

(i)    Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at or after 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(c).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or analogous term) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or analogous term) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 13.1 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.3(c) for such Benchmark, the Borrower may revoke any request for an Advance utilizing such Benchmark, or any request for the conversion or continuation of an Advance utilizing such

Benchmark to be made, converted or continued during any Benchmark Unavailability Period, and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Advance or conversion to a Base Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark, SOFR or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

3.4    Funding Indemnification. If
(a)    any payment of a Term SOFR Advance occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise;

(b)    a Term SOFR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders;

(c)    a Term SOFR Advance is converted other than on the last day of the Interest Period applicable thereto;

(d)    the Borrower fails to borrow, convert, continue or prepay a Term SOFR Advance on the date specified in any notice delivered pursuant hereto; or

(e)    a Term SOFR Advance is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19;

then the Borrower shall indemnify each Lender for such Lender’s costs and expenses (including any loss or expense arising from the liquidation or redeployment of funds or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits) incurred as a result of such prepayment.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.4 shall be delivered to the Borrower within 180 days after the event giving rise to such amounts, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt.

3.5    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, LC Issuer or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Loan Parties shall indemnify each Lender, LC Issuer or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes or Other Tax (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section

3.5) payable or paid by such Lender, LC Issuer or the Administrative Agent or required to be withheld or deducted from a payment to such Lender, LC Issuer or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of determining withholding Taxes imposed under FATCA, the Borrower and Administrative Agent may treat (and the Lenders hereby authorize Administrative Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    For purposes of Section 3.5(d) and (f), the term “Lender” includes the LC Issuer.
3.6    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Loan shall be calculated as though each Lender funded its Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be due within ten (10) days after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4, 3.5 and 3.7 shall survive payment of the Obligations and termination of this Agreement.
3.7    Cutoff. Failure or delay on the part of the Administrative Agent or any Lender, Lending Installation, or LC Issuer to demand compensation pursuant to Section 3.1 or 3.2 shall not constitute a waiver of such Person’s right to demand such compensation; provided that Borrower shall not be required to compensate any such Person for any increased costs or reductions incurred more than nine months prior to the date that such Person notifies Borrower of the event giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.
3.8     Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to a SOFR Rate, then, upon notice thereof by such Lender to the

Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue SOFR Advances or to convert Base Rate Advances to SOFR Advances shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the component of the Base Rate based on a SOFR Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert each SOFR Loan of such Lender to a Base Rate Loan (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate), immediately (in the case of Daily SOFR Loans) or either on the last day of the Interest Period for a Term SOFR Loan, if such Lender can lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender cannot lawfully continue to maintain such Term SOFR Loan, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Daily Simple SOFR Rate or the Term SOFR Rate, as applicable, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Daily Simple SOFR Rate or the Term SOFR Rate, as applicable. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.
ARTICLE IV
CONDITIONS PRECEDENT
4.1    Closing. Before this Agreement becomes effective and any party becomes obligated under it, the following conditions shall have been satisfied at the Borrower’s sole cost and expense in a manner acceptable to Administrative Agent in the exercise of Administrative Agent’s reasonable judgment:
(a)    The Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.
(b)    Each Term Lender requesting a Note shall have received an executed Note in the face amount of such Lender’s Term Commitment, executed by the Borrower.
(c)    Each Revolving Lender shall have received an executed Note executed by Borrower in the face amount of such Lender’s Revolving Commitment as in effect on the Effective Date.
(d)    The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower, stating that on March 29, 2019 (1) no Default or Event of Default has occurred and is continuing and (2) the representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.
(e)    The Administrative Agent shall have received a written opinion of counsel to the Borrower and each Guarantor, addressed to the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.
(f)    The Administrative Agent shall have received a Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such

Loan Party, as attached thereto, since the date of the certification thereof by such governmental entity, (ii) that there have been no changes in the Operating Agreement or other organizational document of such Loan Party since the date previously delivered to Administrative Agent, or otherwise as attached thereto, as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement (or, in the case of a Guarantor, the Guaranty attached hereto), (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction, and (v) and the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party.
(g)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(h)    There shall not have occurred a Material Adverse Effect since December 31, 2018.
(i)    The Administrative Agent shall have received evidence of all governmental, equity holder and third party consents and approvals (if any) necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower and the Guarantors, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could have such effect.
(j)    No action, suit, investigation or proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(k)    The Administrative Agent shall have received audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2018.
(l)    Upon the reasonable request of any Lender made at least ten days prior to the Effective Date, the Borrower must have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Effective Date.
(m)    At least five days prior to the Effective Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall have delivered a Beneficial Ownership Certification in relation to Borrower.
4.2    Each Credit Extension. The Lenders shall not be required to make any Credit Extension (other than pursuant to a Conversion/Continuation Notice, which shall be subject only to clauses (a) and (c) below) unless on the applicable Borrowing Date:
(a)    There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)    The representations and warranties contained in Article V are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date.

(c)    Following the making of the requested Credit Extension, the aggregate amount of all Borrowing Base Debt would not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).
Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a), (b) and (c) have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:
5.1    Existence and Standing. Each of the Borrower and Guarantors is a corporation or (in the case of Guarantors only) partnership or limited liability company duly and properly incorporated, organized or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except to the extent that a failure to maintain such existence, good standing or authority would not reasonably be expected to have and does not have a Material Adverse Effect). Except as expressly permitted herein, Borrower shall not change its name, identity, or organizational structure, unless Borrower shall have obtained the prior written consent of Administrative Agent to such change (such consent not to be unreasonably withheld, conditioned or delayed).
5.2    Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity. Each Guarantor has the corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver the Guaranty delivered by it and to perform its obligations thereunder. The execution and delivery by each Guarantor of such Guaranty and the performance of its obligations thereunder have been duly authorized, and each Guaranty constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate in any material respect (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Guarantor or (ii) the Borrower’s or any Guarantor’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any Guarantor, is required to be obtained by the Borrower or any Guarantor in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower or any Guarantor of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4    Financial Statements. The December 31, 2024 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to (in the case of such unaudited financial statements) final audit adjustments and the absence of footnotes.
5.5    Material Adverse Change. Since the date of the most recent audited financial statements of the Borrower delivered to the Administrative Agent, there has been no change in the business, Property, financial condition or results of operations of the Borrower and the Guarantors which could reasonably be expected to have a Material Adverse Effect.
5.6    Taxes. The Borrower and Guarantors have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower and Guarantors pursuant to such returns or pursuant to any material assessment received by the Borrower or any Guarantor, except for such Taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes that have had or would reasonably be expected to have a Material Adverse Effect.
5.7    Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Senior Officer, threatened in writing against or affecting the Borrower or any Guarantor which would reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
5.8    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Modification Effective Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and validly issued and are fully paid and non-assessable. The Guarantors are all of the Significant Homebuilding Subsidiaries, subject to any grace periods provided therefor in Section 6.20.

5.9    ERISA. With respect to each Plan, the Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither the Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
5.10    Accuracy of Information.
(a)    No written information, exhibit or report furnished by the Borrower or any of its Guarantors (taken as a whole) to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents (taken as a whole) contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements (taken as a whole) contained therein not misleading at the time the statements are furnished or dated; provided, that (i) with respect to information relating to the Borrower’s industry generally and trade data which relates to a Person that is not the Borrower or a Subsidiary thereof, the Borrower represents and warrants only that such information is believed by it in good faith to be accurate in all material respects, (ii) with respect to financial statements, other than projected financial information, the Borrower represents only that such financial statements present fairly in all material respects the consolidated financial condition of the applicable Person as of the dates indicated and (iii) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    As of the Modification Effective Date, the information included in the Beneficial Ownership Certification, if any, is true and correct in all respects.
5.11    Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12    Material Agreements. Neither the Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, which default (in the case of clauses (i) and (ii)) would reasonably be expected to have a Material Adverse Effect.
5.13    Compliance With Laws. The Borrower and the Guarantors are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, the violation of which would reasonably be expected to have a Material Adverse Effect.
5.14    Ownership of Properties. On the date of this Agreement, the Borrower and the Guarantors will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries (except to the extent that (i) they may have been disposed of in a manner permitted by Section 6.13(a) or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).
5.15    Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.16    Environmental Matters. Based on commercially reasonable due diligence, the Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of the Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action would reasonably be expected to have a Material Adverse Effect.
5.17    Investment Company Act. Neither the Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18    Insurance. The Borrower maintains, and has caused each Guarantor to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice.
5.19    Subordinated Indebtedness. As of the date of this Agreement, neither the Borrower nor any Guarantor has any Subordinated Indebtedness except as set forth on Schedule 5.19.

5.20    Solvency.
(a)    Immediately after the consummation of the transactions to occur on the Modification Effective Date and immediately following the making of each Credit Extension, if any, made on the Modification Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become due and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Modification Effective Date.
(b)    The Borrower does not intend to, or to permit any Guarantors to, and does not believe that it or any Guarantors will, incur debts beyond its or any such Guarantor’s ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Guarantor and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Guarantor.
5.21    No Default. No Default or Event of Default has occurred and is continuing.
5.22    Anti-Corruption Laws; Sanctions. The Borrower, each Guarantor and their respective Subsidiaries and their respective officers and directors and to the knowledge of Borrower and each such Guarantor, their respective employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower and each Guarantor have implemented and maintain in effect for themselves and their respective Subsidiaries policies and procedures to ensure compliance by the Borrower, each Guarantor, their respective Subsidiaries, and their respective officers, employees and directors with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any Guarantor, any of their respective Subsidiaries or, to the knowledge of the Borrower or any Guarantor, any directors, officer, employee, agent, or affiliate of the Borrower or any Guarantor or any of their respective Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (as of the Modification Effective Date, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine). No Loan or Facility LC, use of the proceeds of any Loan or Facility LC or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
5.23    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
ARTICLE VI
COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1    Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:
(a)    Within 120 days after the end of each of its fiscal years, an unqualified (except for qualifications (i) relating to changes in accounting principles or practices reflecting changes in GAAP or (ii)

reasonably approved by the Administrative Agent) audit report, with no going concern modifier (other than a “going concern” or like qualification for any period within the twelve-month period prior to the end of the term of this Agreement arising solely from the impending maturity of the Loans), certified by one of the “Big Four” accounting firms or other nationally recognized independent certified public accountants reasonably acceptable to the Administrative Agent, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and stockholders’ equity statement, and a statement of cash flows and income from operations.
(b)    Within 60 days after the end of the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and stockholders’ equity statement and a statement of cash flows and income from operations for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or other Authorized Officer has having been prepared in accordance with GAAP, except for year-end adjustments and the absence of footnotes.
(c)    Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or other Authorized Officer showing the calculations necessary to determine compliance with Sections 6.19(a) through (e) and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(d)    Within 60 days after the end of the first three (3) quarterly periods of each of its fiscal years, and within 90 days after the end of each of its fiscal years, a Borrowing Base Certificate of an Authorized Officer of the Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding fiscal quarter.
(e)    Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
(f)    Promptly upon the filing thereof, copies of all registration statements (except Form S-8) and annual, quarterly, or other periodic reports, with the exception of exhibits (unless otherwise requested by the Administrative Agent), which the Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.
(g)    Intentionally Omitted.
(h)    Within 90 days after the commencement of each fiscal year, the plan and forecast for the next fiscal year and a projected consolidated balance sheet, income statement and statement of cash flows of the Borrower for the next fiscal year.
(i)    Promptly upon receipt thereof, any management letter prepared in connection with the audited financial statements delivered pursuant to Section 6.1(a) hereof.
(j)    Such other information (including additional financial information, non-financial information and environmental reports) as the Administrative Agent may from time to time reasonably request.
Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) shall identify assets and liabilities relating to lots sold under land banking arrangements respectively as “Consolidated inventory not owned” or similar and “Liabilities related to consolidated inventory not owned” or similar to the extent such liabilities are not guaranteed. Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) or any document required to be delivered pursuant to Section 6.1(e) or Section 6.1(f) shall be deemed to have been furnished on the date on which the Administrative Agent receives notice that the Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the

Administrative Agent and the Lenders without charge. Notwithstanding the foregoing, the Borrower shall deliver paper or electronic copies of any such financial statement to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Administrative Agent. If any information which is required to be furnished to the Administrative Agent under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Administrative Agent at such earlier date.
6.2    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) (a) in violation of Regulation T, U or X or (b) outside the ordinary course of business (unless, in the case of (b), in connection with a Permitted Acquisition). The Borrower will not request any Advance or Facility LC, and will not use, and the Borrower will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use, the proceeds of any Advance or Facility LC in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. The Borrower will not, directly or knowingly indirectly, use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as underwriter, advisor, investor, or otherwise).
6.3    Notice of Material Events. The Borrower will give notice in writing to the Administrative Agent, promptly and in any event within ten (10) days after a Senior Officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)    any Default or Event of Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting the Borrower or any Guarantor that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions;
(c)    with respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;
(d)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
(e)    any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4    Conduct of Business. Except as otherwise permitted under this Agreement, the Borrower shall at all times engage principally in the Related Businesses, and will cause each Guarantor to carry on and conduct its business as a Homebuilding Subsidiary in the same general manner as presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation, limited liability company or limited partnership (as applicable) in their respective jurisdictions of incorporation or formation and maintain all requisite authority to conduct business in each jurisdiction in which business is conducted, except where the failure to maintain such authority would not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing contained herein shall prohibit the dissolution of any Guarantor as long as the Borrower or another Guarantor succeeds to the assets, liabilities and business of the dissolved Guarantor.
6.5    Taxes. The Borrower will, and will cause each Guarantor to, timely file complete and correct United States federal and applicable foreign, state and material local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP, and those which the failure to pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.6    Insurance. The Borrower will, and will cause each Guarantor to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice (as determined in good faith by the Borrower), and the Borrower will furnish to Administrative Agent upon request full information as to the insurance carried.
6.7    Compliance with Laws and Material Contractual Obligations.
(a)    The Borrower will, and will cause each Guarantor to, perform its obligations under material agreements to which it is a party, except where the failure to comply therewith or perform such obligations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    The Borrower will, and will cause each Guarantor to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to comply therewith or perform such obligations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(c)    The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions. Borrower and each Guarantor will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, each Guarantor, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Borrower and Guarantor will, and will cause their respective Subsidiaries and Affiliates to, provide such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and the Lenders in maintaining compliance with anti-money laundering laws.
(d)    Borrower will not use or knowingly allow any tenants or subtenants to use, or permit any Subsidiary to use or knowingly allow any tenants or subtenants to use, any property of Borrower, any Guarantor or any of their respective Subsidiaries for any business activity that violates any federal or state law or that supports a business that violates any federal or state law.
6.8    Maintenance of Properties. The Borrower and each Guarantor will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.
6.9    Books and Records; Inspection. The Borrower will, and will cause each of the Guarantors to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Guarantor to, permit the Administrative Agent and the Lenders, by their respective representatives and agents to inspect any of the Property, books and financial records of the Borrower and each Guarantor, to examine and make copies of the books of accounts and other financial records of the Borrower and each Guarantor, and to discuss the affairs, finances and accounts of the Borrower and each Guarantor with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate. At any time that a Default exists, such inspections and examinations shall be at Borrower’s expense.

6.10    Payment of Obligations. The Borrower will, and will cause each Guarantor to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) the Borrower or such Guarantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
6.11    Restrictions on Aggregate Secured Indebtedness. At no time shall the aggregate amount of outstanding Indebtedness and other obligations of all Loan Parties secured by Liens on real property (excluding Permitted Liens) exceed 20.0% of Consolidated Tangible Net Worth on a pro forma basis as of the date of any such incurrence.
6.12    Merger. Neither the Borrower nor any Guarantor will merge or consolidate with or into any other Person, unless:
(i)    (A) any Guarantor is merging with any other Guarantor; (B) any Guarantor is merging with the Borrower, and the Borrower is the continuing corporation; (C) any Guarantor is merging with a Person that is not a Subsidiary of the Borrower and (x) if the Guarantor is not the continuing corporation, such transaction is in compliance with the provisions of Section 6.13(b) or the successor Person becomes a Guarantor hereunder, or (y) if the Guarantor is the continuing corporation, such transaction is a Permitted Acquisition; or (D) a Non-Guarantor Subsidiary is merging with the Borrower or any Guarantor, and the Borrower or a Guarantor, as applicable, is the continuing corporation; and
(ii)    no Event of Default shall exist or shall occur after giving effect to such transaction; and
(iii)    after giving effect to such transaction, the Borrower shall be in actual and pro forma compliance with the financial covenants set forth in Section 6.19; and
(iv)    the transaction is not otherwise prohibited under this Agreement.
6.13    Sale of Assets.
(a)    Neither the Borrower nor any Guarantor will lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person (other than the Borrower or another Guarantor) except for (i) sales or leases in the ordinary course of business, (ii) the events described in subsections (i), (ii), (iii), (iv), (vi) and (vii) of the definition of Permitted Dispositions, and (iii) leases, sales or other dispositions (including the events described in subsections (v) and (viii) of the definition of Permitted Dispositions) of its Property that, together with all other Property of the Borrower and Guarantors previously leased, sold or disposed of (other than as specified in subsections (i) and (ii) immediately above) as permitted by this Section 6.13 during the fiscal quarter in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of the Borrower and Guarantors (taken as a whole) so long as, immediately after giving effect thereto and the application of the proceeds therefrom, (1) no Event of Default shall have occurred and be continuing or would result therefrom and (2) if the aggregate value of the dispositions in a quarter exceeds $100,000,000, the Borrower shall deliver, prior to or concurrently with the consummation of any disposition during such quarter as a result of which or after such $100,000,000 threshold is exceeded, a certification that it is in pro forma and actual compliance with Section 6.19 hereof, and (iv) transfers of assets by a Guarantor to another Guarantor (including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary).
(b)    Without Administrative Agent’s prior written consent, the Borrower shall not sell or transfer or cause to be sold or transferred (other than to the Borrower or another Guarantor, including any Subsidiary that becomes a Guarantor by executing and delivering a Guaranty to Administrative Agent at the time at which such assets are transferred to such Subsidiary), in a single transaction or a series of transactions (i) all or substantially all of the assets of any Guarantor or (ii) such securities or other ownership interests in a Guarantor as would result in such Guarantor ceasing to be a Subsidiary of the Borrower (whether by merger, consolidation, sale, assignment or otherwise) unless (A) any such transaction is (and, if it were the sale of all of the assets of such Guarantor, such transaction would be) in compliance with the provisions of Section 6.13(a), (B) following such transaction and the release of such Guarantor provided for below, the Borrower would be in compliance with its obligations under this Agreement, and (C) such sale or transfer, taken together with all other prior sales or transfers, does not constitute a Material Portion of the Property.  Upon not less than 30 days’ prior written request from the Borrower, accompanied by a certificate of the Borrower certifying as to the foregoing, Administrative Agent shall deliver, at the time of the consummation of such transaction, a release of such Guarantor from its obligations under the Guaranty, and such entity shall cease to be a Guarantor hereunder.
(c)    For purposes of this Section 6.13, “Material Portion” means, with respect to the Property of the Borrower and Guarantors (taken as a whole), Property which represents more than 20% of the Book Value of all assets of the Borrower and Guarantors (taken as a whole).  If a Material Portion of the Property of the Borrower and Guarantors (taken as a whole) is leased, sold or disposed of in violation of this Section 6.13, the Borrower shall within three (3) Business Days after the date of such lease, sale or disposition pay to Administrative Agent for the benefit of Lenders at the time of such lease, sale or disposal, all amounts (if any) owed by the Borrower pursuant to Section 2.2, taking into account the effect of such lease, sale or disposal.
Notwithstanding anything else that could be construed to the contrary in this Section 6.13, the provisions of this Section 6.13 do not govern the circumstances under which Liens may be granted, created or otherwise permitted to exist (which shall be governed by Section 6.15) nor shall this Section 6.13 govern the circumstances under which Investments or Restricted Payments may be made (which shall be governed by Section 6.14 and 6.18, respectively).
6.14    Investments and Acquisitions. Neither the Borrower nor any Guarantor will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(i)    Investments in Cash Equivalents and/or Marketable Securities.
(ii)    Loans or advances made to officers, directors or employees of the Borrower or any Guarantor or any Subsidiary not to exceed $3,000,000 in aggregate outstanding at any one time.
(iii)    Carryback loans and PAPAs (as defined in the definition of Permitted Liens) made in the ordinary course of business in conjunction with the sale of Property of the Borrower or such Guarantor.
(iv)    Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets.
(v)    Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of the Borrower or any Guarantor or any Subsidiary, including without limitation Investments in special districts.
(vi)    Investments (A) in existing Subsidiaries (subject, in the case of Non-Guarantor Subsidiaries, to the provisions of Section 6.14(vii)) and other Investments in existence on the Modification Effective Date, (B) in the Borrower, and (C) relating to a Related Business in (1) any Guarantor and (2) any Person that becomes a Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Borrower or another Guarantor.
(vii)    Investments in (including Acquisitions of) (A) Non-Guarantor Subsidiaries or (B) other Persons, so long as, immediately after giving effect to such Investment, (a) on the date of, and taking into account, the consummation of such Investment or Acquisition, there shall exist no Event of Default under this Agreement and the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.19, and (b) with respect to any such Investment or Acquisition in excess of $30,000,000, the Borrower shall deliver to Administrative Agent a certificate, signed by an Authorized Officer, certifying to the best knowledge of the Borrower, that, on the date of, and taking into account, the consummation of such Investment or Acquisition, and based on the reasonable assumptions set forth in such Certificate, no Event of Default has occurred and is continuing, and the Borrower is in pro forma compliance with the financial covenants set forth in Section 6.19.
(viii)    Intentionally omitted.
(ix)    The creation of new Subsidiaries engaged primarily in a Related Business (or the purpose of which is principally to preserve the use of a name in which such business is conducted), subject to the limitations contained in Section 6.14(vii).
(x)    Stock, obligations or securities received in satisfaction of debts owing to the Borrower or any Guarantor in the ordinary course of business.
(xi)    Pledges or deposits in cash by the Borrower or a Guarantor to support, and guaranty and indemnification obligations arising in connection with, surety bonds, performance bonds or guarantees of completion in the ordinary course of business.
(xii)    Loans representing intercompany Indebtedness between the Borrower, any Guarantor and/or any Subsidiary, subject to the limitations contained in Section 6.14(vii).
(xiii)    Investments pursuant to the Borrower’s or a Guarantor’s employment compensation plans or agreements.
(xiv)    Payments on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of capital stock or other securities of the Borrower, but only to the extent the same is permitted under the Indenture.
(xv)    Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other Property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of this Agreement.
(xvi)    Prepaid expenses, negotiable instruments held for collection and insurance deposits, lease deposits, utility deposits, workers’ compensation deposits, performance deposits and other similar deposits, in each case made in the ordinary course of business.
(xvii)    Obligations with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder.
(xviii)    Guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property.
(xix)    Investments arising under Rate Management Transactions under which Borrower or Guarantor are a counterparty.

(xx)    Investments, in addition to those enumerated above in this Section 6.14, in an aggregate amount outstanding at any time not to exceed $20,000,000.
6.15    Liens. Neither the Borrower nor any Guarantor will create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Guarantor, except:
(i)    Permitted Liens.
(ii)    Liens for taxes, assessments or governmental charges or levies which solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Borrower or any Guarantor or any Subsidiary.
(iii)    Purchase-money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention or a Capitalized Lease; provided that:
(A)    The Lien on any such Property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;
(B)    Each Lien shall attach only to the Property so acquired, any accessions or improvements thereto, and any other Property acquired from a common seller.
(iv)    Liens existing on the Modification Effective Date (and not otherwise permitted under this Section 6.15) and described in Schedule 6.15 hereto and Liens securing Refinancing Indebtedness with respect thereto, but only to the extent such Liens encumber the same collateral in whole or in part as the previous Liens securing the Indebtedness being refunded, refinanced or extended.
(v)    Liens for borrowed money incurred to secure Indebtedness permitted under Section 6.11 to the extent such Liens are not otherwise restricted by the other provisions of this Section 6.15.
(vi)    Judgments and similar Liens arising in connection with court proceedings; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, with adequate reserves therefor being maintained by the Borrower or such Guarantor in accordance with GAAP.
(vii)    Liens securing Non-Recourse Indebtedness of the Borrower or any Guarantor.
(viii)    Liens existing with respect to Indebtedness of a Person acquired in an Acquisition permitted by this Agreement.
(ix)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(x)    Liens incurred or deposits made to secure the performance of (or in lieu of) tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business.
(xi)    Leases or subleases granted to others not materially interfering with the ordinary course of business of the Borrower or any Guarantor.

(xii)    Any interest in or title of a lessor to property subject to any Capitalized Lease Obligations.
(xiii)    Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business.
(xiv)    Any option, contract, right of first refusal or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom, together with any Liens granted to secure the obligations incurred in respect of any of the foregoing.
(xv)    Any legal right of, or right granted in good faith to, a lender or lenders to which the Borrower or a Guarantor may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts, or monies of the Borrower or a Guarantor with or held by such lender or lenders.
(xvi)    Any pledge or deposit of cash or property by the Borrower or any Guarantor in conjunction with obtaining surety, performance, completion or payment bonds and Letters of Credit or other similar instruments or providing earnest money obligations, escrows or similar undertakings or indemnifications required to engage in constructing on-site and off-site improvements, or in connection with the entitlement of real Property, or with respect to agreements for the funding of infrastructure, or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business.
(xvii)    Liens incurred in the ordinary course of business as security for the Borrower’s or any Guarantor’s obligations with respect to indemnification in favor of title insurance providers.
(xviii)    Letters of Credit, bonds or other assets pledged to secure insurance in the ordinary course of business.
(xix)    Liens on assets securing warehouse lines of credit and repurchase agreements and other credit facilities to finance the operations of the Borrower’s mortgage lending Subsidiaries, insurance subsidiaries and/or financial asset management Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, so long as such assets are owned by such mortgage lending Subsidiaries and financial asset Subsidiaries.
(xx)    Liens incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, mello-roos, metro-district or similar bonding obligations.
(xxi)    Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Subsidiaries.
(xxii)    Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Borrower or a Guarantor with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture.
(xxiii)    Customary Liens in favor of a trustee on cash, Cash Equivalents and Marketable Securities supporting the repayment of the Senior Notes and/or other Public Indebtedness in any case arising in connection with the defeasance, discharge or redemption of such Indebtedness.
(xxiv)    Customary Liens in favor of a trustee on all money or personal property held or collected by the trustee pursuant to the indentures governing the Senior Notes and any indenture governing any other Public Indebtedness, to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee.
(xxv)    Assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease.
(xxvi)    Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which the Borrower or a Guarantor is a party as lessee.
(xxvii)    Liens on real property that (A) is not related to Housing Units and does not constitute Land Under Development, Finished Lots or Entitled Land, and (B) is owned by the Borrower or a Guarantor, which Liens secure Indebtedness of the Borrower or such Guarantor, provided (x) each such Lien attaches only to such real property and (y) the obligation secured by such Lien is limited to such Indebtedness.
(xxviii)     Liens arising by operation of law in favor of issuers of letters of credit in the documents presented under a letter of credit.
(xxix)    Rights of tenants under leases or subleases and rental agreements covering real property entered into in the ordinary course of business of the Person owning such real property.
Notwithstanding anything herein to the contrary, neither the Borrower nor any Guarantor will, create, incur, or suffer to exist any Lien in, of or on the capital stock of Borrower or any Guarantor.
6.16    Affiliates. Neither the Borrower nor any Guarantor will enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than the Borrower or such Guarantor could reasonably be obtained in a comparable arms-length transaction, (ii) Investments permitted under Section 6.14, (iii) Restricted Payment permitted under Section 6.18, (iv) pursuant to employment compensation plans and agreements, and (v) with officers, directors and employees of the Borrower or any Subsidiary so long as the same are duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of such Guarantor or the Borrower.
6.17    Modification of Certain Indebtedness. Neither the Borrower nor any Guarantor will make any amendment or modification to the subordination provisions of any indenture, note or other agreement evidencing or governing (i) as to the Borrower, any Subordinated Indebtedness, and (ii) as to any Guarantor, Indebtedness that has been subordinated to Guarantor’s obligations under the Guaranty.
6.18    Restricted Payment; Repurchase of Stock. The Borrower will not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Restricted Payment, or purchase, or incur any obligation to purchase, any capital stock of the Borrower if, prior to or after giving effect to the declaration and payment of any Restricted Payment or purchase of such stock, there shall exist any Event of Default under this Agreement or any actual or pro forma violation of the financial covenants set forth in Section 6.19.
6.19    Financial Covenants and Tests.
(a)    Consolidated Tangible Net Worth Test. The Borrower shall not permit Consolidated Tangible Net Worth (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than (i) $2,222,822,000.00, plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing after December 31, 2024 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any public offering of stock or equity (for the avoidance of doubt, an offering of convertible notes shall not be deemed to be an offering of equity) in each fiscal quarter after December 31, 2024 (the “Consolidated Tangible Net Worth Test”).
(b)    Leverage Test. The Borrower shall not permit the Leverage Ratio (monitored and tested quarterly as of the last day of each fiscal quarter) to exceed 60% (the “Leverage Test”).
(c)    Interest Coverage Test. The Borrower shall not permit the Interest Coverage Ratio (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than 1.50 to 1.0 (the “Interest Coverage Test”); however, if the Interest Coverage Test was not satisfied on the last day of any fiscal quarter, Borrower shall not be in default hereunder so long as Borrower shall maintain at all times during the period the Interest Coverage Test remains unsatisfied Unrestricted Cash of Borrower in an amount equal to not less than the Liquidity Cure Amount.
(d)    Intentionally Omitted.
(e)    Minimum Tangible Net Worth Requirement. Borrower covenants and agrees that at least ninety-five percent (95.0%) of Consolidated Tangible Net Worth (monitored and tested quarterly as of the last day of each fiscal quarter) shall be attributable solely to the Borrower and Guarantors; provided, however, that Borrower shall not be in breach of this Section 6.19(e) if, within 30 days after the date of delivery of the financial statements reflecting Borrower’s non-compliance with the foregoing, Borrower causes one or more Subsidiaries to become Guarantors (and to take the applicable actions set forth in Section 6.20(a) in furtherance thereof) as and to the extent required to cause compliance with this Section 6.19(e); provided, further, that any portion of Consolidated Tangible Net Worth that is attributable to a Subsidiary formed by the Borrower or a Guarantor for the purpose of ownership or investment in one or more joint ventures primarily engaged in homebuilding, land acquisition or land development businesses that is not a Guarantor shall be deemed to be attributable to the Borrower and Guarantors for purposes of this calculation so long as (i) the Subsidiary’s direct parent is the Borrower or a Guarantor and (ii) the Subsidiary does not have any direct debt or guaranty obligations other than in its capacity as a member, partner or equityholder of the applicable joint venture(s).
6.20    Guaranty.
(a)    Guaranty by Significant Homebuilding Subsidiaries. As promptly as possible but in any event within sixty (60) days (or within such later date that is within thirty (30) days after the expiration of such sixty (60) day period as may be agreed by the Administrative Agent in its sole discretion, or such later date after the expiration of such additional thirty (30) day period as may be agreed by the Administrative Agent and Required Lenders in their sole discretion) after a Significant Homebuilding Subsidiary is organized or acquired, or any Person becomes a Significant Homebuilding Subsidiary pursuant to the definition thereof, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Significant Homebuilding Subsidiary and shall cause each such Subsidiary to deliver to the Administrative Agent a joinder to the Guaranty in the form contemplated thereby pursuant to which such Significant Homebuilding Subsidiary agrees to be bound by the terms and provisions thereof, each such Guaranty joinder to be accompanied by an updated Schedule 5.8 hereto designating such Significant Homebuilding Subsidiary as such, appropriate corporate or limited liability company resolutions, other corporate or limited liability company documentation and (if so requested by the Administrative Agent) legal opinions, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and such other documentation as the Administrative Agent may reasonably request.
(b)    Release of Guarantor. The Administrative Agent is authorized to and shall release and discharge from the Guaranty any Guarantor requested in writing by the Borrower, provided that:

(i)    no Default or Event of Default exists or would result from release of such Guarantor;
(ii)    the Guarantor being released has a Net Worth of less than $3,000,000, or is being sold or otherwise disposed of in a transaction permitted by this Agreement to a Person other than Borrower or one of the other Loan Parties;
(iii)    the Guarantor is released from its guarantee(s) under all other Indebtedness ranking pari passu with the Obligations (other than by reason of payment under such guarantees);
(iv)    no Property owned by such Guarantor remains in, or is counted in the calculation of, the Borrowing Base; and
(v)    Borrower is in pro forma compliance with Section 6.19(e).
provided further that, in each such case, the Borrower has delivered to the Administrative Agent a certificate of an Authorized Officer, each stating that all conditions precedent provided for in this Section have been complied with and that such release is authorized and permitted under the Agreement.
6.21    Negative Pledge. Neither the Borrower nor any Guarantor will directly or indirectly enter into any agreement (other than this Agreement) with any Person that prohibits or restricts or limits the ability of the Borrower or Guarantors to create, incur, pledge or suffer to exist any Lien in favor of Lenders granted pursuant to the terms of this Agreement upon any real property assets of the Borrower or any Guarantor; provided, however, that those agreements creating Liens permitted under clause (vi) of the definition of “Permitted Liens” (solely to the extent any Lien restrictions thereunder relate solely to limiting the aggregate amount of secured debt on a per lot basis in a market and customary manner, provided that if the Book Value of all Qualified Real Property Inventory covered by any such agreement exceeds the aggregate amount of secured debt permitted under such agreement on all such property, then for purposes of calculating the Borrowing Base, the Book Value shall be deemed to be reduced to such aggregate permitted secured debt amount) Sections 6.15(iii), (iv), (vii), (viii), (xix) and (xxii), agreements governing any Rate Management Transactions, and agreements respecting secured obligations for borrowed money may prohibit, restrict or limit other Liens on those assets encumbered by the Liens created by such agreements, and provided further that the foregoing shall not apply to restrictions and conditions (a) imposed by the Loan Documents, (b) imposed by the Indenture, or by the agreements governing any other unsecured obligations for borrowed money permitted under this Agreement, so long as such restrictions (including Lien restrictions) set forth therein are not materially more restrictive than the comparable provisions of this Agreement and the maturity date of such unsecured obligations is on or after the latest Facility Termination Date, (c) contained in agreements relating to any disposition permitted hereby pending such disposition, provided such restrictions and conditions apply only to the assets subject to such disposition, (d) contained in leases or other agreements that are customary and restrict the assignment (or subletting) thereof and relate only to the assets subject thereto, (e) set forth in any Refinancing Indebtedness (so long as such restrictions set forth therein are not materially more restrictive than the comparable provisions of the Indebtedness being refinanced), or (f) that are customary net worth provisions contained in real property leases.
6.22    Operating Accounts. Borrower shall at all times maintain all of its principal cash concentration accounts with U.S. Bank.
6.23    Patriot Act Compliance. From time to time, with reasonable promptness, Borrower must, and must cause each Guarantor to, deliver (a) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws; and (b) notify the Administrative Agent of any change in its status as exempt from the reporting requirements of the Beneficial Ownership Regulation and, upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or directly to the applicable Lender a completed Beneficial Ownership Certification in form and substance reasonably satisfactory to Administrative Agent.

ARTICLE VII
DEFAULTS

The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Guarantors to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed and, with respect to any matter which is reasonably capable of being cured, Borrower or such Guarantor, as applicable, shall have failed to cure the occurrence causing the representation or warranty to be materially false within thirty (30) days after notice thereof by Administrative Agent to Borrower.
7.2    Nonpayment of (i) principal of any Loan when due, or (ii) any LC Disbursement, interest upon any Loan, any Unused Fee or LC Fee within five (5) days of when due, or (iii) any other obligation under any of the Loan Documents within five (5) days after written notice (which may include the invoice therefor) from Administrative Agent that the same is due.
7.3    The breach of any of the covenants set forth in (a) Section 6.19, (b) Section 6.2 or (c) Section 6.7(c).
7.4    The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after the earlier of (i) any Senior Officer becoming aware of any such breach and (ii) the Administrative Agent notifying the Borrower of any such breach.
7.5    Failure of the Borrower or any Guarantor to pay when due any payment of principal or interest or any other material amount in respect of any Material Indebtedness within fifteen (15) days (or such greater applicable grace period as is provided in the applicable Material Indebtedness Agreement) of the date when due; or the default by the Borrower or any Guarantor in the performance (beyond the greater of thirty (30) days or the applicable grace period with respect thereto, if any, provided in such Material Indebtedness) of any material term, provision or condition contained in any Material Indebtedness Agreement if the effect of which default is to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause ten percent (10%) or more of such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or ten percent (10%) or more of the Material Indebtedness of the Borrower or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.
7.6    The Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7    Without the application, approval or consent of the Borrower or any Guarantor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Guarantor or any Substantial Portion of their Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
7.8    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and the Guarantors which, when taken together with all other Property of the Borrower and the Guarantors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9    The Borrower or any Guarantor shall fail within thirty (30) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (net of amounts fully covered by insurance), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Guarantor to enforce any such judgment.
7.10    (a) With respect to a Plan, the Borrower or an ERISA Affiliate is subject to a lien in excess of $5,000,000 pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA, or (b) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
7.11    Any Change in Control shall occur.
7.12    The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.
7.13    Any Loan Document shall fail to remain in full force or effect or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.
7.14    No Defaults. The occurrence of any of the following events shall specifically not be an Event of Default or a Default under this Agreement:
(a)    Intentionally omitted.
(b)    So long as the aggregate Book Value of the assets affected by the events hereinafter described does not exceed $30,000,000, if any Guarantor shall apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or for a Significant Amount of its Property, or if a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed for any Guarantor without its application, approval or consent for it or for a Significant Amount of its Property; provided, however, that upon the occurrence and during the continuation of the foregoing, all Property of such Guarantor shall be automatically excluded from the Borrowing Base; and provided further, that upon any such appointment for any Property of any Guarantor that is not a Significant Amount of its Property (which appointment shall not be an Event of Default or a Default under this Agreement), such Property shall be automatically excluded from the Borrowing Base. “Significant Amount” means, with respect to the Property of such Guarantor and its Subsidiaries, taken as a whole, Property that (i) has a value in excess of $3,000,000 or (ii) represents more than 10% of the Book Value of the assets of such Guarantor as would be shown on the financial statements of such Guarantor as of the beginning of the fiscal quarter in which such determination is made, all as determined in accordance with Agreement Accounting Principles.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1    Acceleration; Remedies. If any Event of Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Administrative Agent may, and at the request of the Required Lenders shall, (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(a)    If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)    The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds first, to the payment of the Obligations under this Agreement and the other Loan Documents arising in connection with the Revolving Facility and any other amounts as shall from time to time have become due and payable by the Borrower to the Revolving Lenders or the LC Issuers under the Loan Documents, and second, to the payment of all other Obligations under this Agreement and the other Loan Documents, all as provided in Section 8.2.
(c)    At any time while any Event of Default is continuing, or if any Letter of Credit (other than any Non-Cash Collateralized Letter of Credit) remains outstanding after the applicable Facility Termination Date, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been made), the Aggregate Total Commitment has been terminated and no Facility LCs (other than Non-Cash Collateralized Letters of Credit) are outstanding, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.
(d)    If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(e)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2    Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)    First, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)    Second, to payment of fees, indemnities and other amounts (other than principal, LC Disbursements, interest, LC Fees and Unused Fees) payable to the Lenders and the LC Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuers as required by Section 9.6 and amounts payable under Article III);
(c)    Third, to payment of accrued and unpaid LC Fees, Unused Fees and interest on the Loans and LC Disbursements, ratably among the Lenders and the LC Issuers in proportion to the respective amounts described in this Section 8.2(c) payable to them;
(d)    Fourth, to payment of all Obligations ratably among the Lenders;
(e)    Fifth, to the Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and
(f)    Last, the balance, if any, to the Borrower or as otherwise required by law.
8.3    Amendments. Subject to the provisions of this Section 8.3 and subject to Section 3.3(b), the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or the Guaranty or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)    without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the applicable Facility Termination Date (except as otherwise provided in Section 2.19(d)) or postpone any regularly scheduled payment of principal of any Loan or any LC Disbursement or forgive all or any portion of the principal amount thereof, the interest accrued thereon, or fees due in respect thereof, or reduce the rate or extend the time of payment of interest or fees thereon or increase the amount of the Commitment of such Lender hereunder.
(b)    without the consent of all of the Lenders, reduce the percentage specified in the definition of Required Lenders.
(c)    without the consent of all of the Lenders, amend this Section 8.3.
(d)    without the consent of all of the Lenders, release a Guarantor from the Obligations (except as provided in Section 6.20(b)).
(e)    without the consent of all of the Revolving Lenders, amend the Aggregate LC Sublimit.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provision relating to the LC Issuers shall be effective without the written consent of the LC Issuers. The Administrative Agent may waive payment of the fee required under Section 12.3(a)(iii) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical or immaterial nature, as determined in good faith by the Administrative Agent.
Notwithstanding the foregoing, provisions within Letters of Credit and L/C Documents may be amended, modified, or waived as permitted by the terms of such documents and applicable law, and nothing in this Section 8.3 shall be construed to require any additional consent of any party hereto for such amendments, modifications, or waivers.
8.4    Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuers and the Lenders until the Obligations have been paid in full.
ARTICLE IX
GENERAL PROVISIONS

9.1    Survival. All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document or other documents delivered in connection therewith or pursuant thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any LC Issuer or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation remains unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been made) or any Facility LC remains outstanding (other than Facility LCs that have been cash collateralized pursuant to Section 2.19(d) or are Non-Cash Collateralized Letters of Credit) and so long as the Commitments have not expired or been terminated. The provisions of Sections 3.1, 3.2, 3.4, 9.1 and 9.6 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Facility LCs and the Commitments or the termination of any Loan Document or any provision thereof.
9.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, any LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement.
9.5    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.6    Expenses; Indemnification.
(a)    The Borrower shall reimburse the Administrative Agent for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses, CUSIP costs and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by the Administrative Agent), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, the LC Issuers and the Lenders and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by the Administrative Agent, any LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower also agrees to pay all reasonable out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Facility LC or any demand for payment thereunder. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Administrative Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) pertaining to the Borrower’s assets for internal use by Administrative Agent from information furnished to it by or on behalf of the Borrower, after Administrative Agent has exercised its rights of inspection pursuant to this Agreement.
(b)    The Borrower hereby further agrees to indemnify and hold harmless the Administrative Agent, each Arranger, each LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not the Administrative Agent, any Arranger, any LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to (i) this Agreement, the other Loan Documents, or the transactions contemplated hereby, (ii) any Loan or Facility LC or the use or proposed use of the proceeds therefrom, (iii) any refusal by any LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC, (iv) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its ownership or equity interest at such time.
9.8    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP applied on a basis consistent with the consolidated audited financial statements of Borrower as of December 31, 2024 (“Agreement Accounting Principles”). If any change in GAAP from the principles used in preparing such statements would have a material effect upon the results of any calculation required by or compliance with any provision of this Agreement, then such calculation shall be made or calculated and compliance with such provision shall be determined using accounting principles used in preparing the consolidated audited financial statements of Borrower as of December 31, 2024.
9.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10    Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Administrative Agent on the other hand shall be solely that of the borrower and lender. Neither the Administrative Agent, any Arranger, any LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, any Arranger, any LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Administrative Agent, any Arranger, any LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, any Arranger, any LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that the Arrangers shall, in their capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on any Arranger in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.
9.11    Confidentiality. The Administrative Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates (it being understood that the Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential (“Confidentiality Direction”)), (ii) to legal counsel, accountants, and other professional advisors to the Administrative Agent or such Lender, who will receive the Confidentiality Direction, (iii) as provided in Section 12.3(f), (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, who will receive the Confidentiality Direction, (viii) to Rating Agencies if requested or required by such Rating Agencies in connection with a rating relating to the Advances hereunder (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of the information), (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, to the extent reasonably necessary, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any LC Issuer or any other Lender on a non-confidential basis from a source other than the Borrower. Without limiting Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and the Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by the Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by the Administrative Agent or any Lender with respect to such confidential information.
9.12    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.13    Disclosure. The Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.
9.14    USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow the Lenders to identify Borrower in accordance with the PATRIOT Act.
9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Amendment or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
9.16    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such

Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
ARTICLE X
THE ADMINISTRATIVE AGENT

10.1    Appointment; Nature of Relationship. U.S. Bank National Association is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2    Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.
10.3    General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4    No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan

Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.
10.5    Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6    Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
10.7    Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8    Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (calculated for purposes of this Section 10.8 based on such Lender’s Total Commitments and the Aggregate Total Commitments of all Lenders, but disregarding, for the avoidance of doubt, any exclusion of Defaulting Lenders) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9    Notice of Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders; provided that, except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10    Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11    Lender Credit Decision, Legal Representation.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to the Lenders by the Administrative Agent or Arrangers hereunder, neither the Administrative Agent nor any Arranger shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or Arrangers (whether or not in their respective capacity as Administrative Agent or Arranger) or any of their Affiliates.
(b)    Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to the Administrative Agent represents only the Administrative Agent and not the Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12    Successor Administrative Agent. The Required Lenders may vote to remove Administrative Agent if it is determined in a court or like proceeding that the Administrative Agent has committed gross negligence or willful misconduct in the commission of its obligations as Administrative Agent under this Agreement; provided, that concurrent with such removal, the Required Lenders shall designate a Lender to act as the successor Administrative Agent. Additionally, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within fifteen (15) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
10.13    Administrative Agent and Arranger Fees. The Borrower agrees to pay to U.S. Bank the fees agreed to by U.S. Bank and the Borrower, pursuant to that certain letter agreement dated as of September 18, 2025 between U.S. Bank and the Borrower (the “Fee Letter”). Lenders and Borrower understand and agree that, except only as may otherwise be set forth in a separate side letter between U.S. Bank and any other Lender (if at all), U.S. Bank shall have no obligation to share any such fees paid to U.S. Bank pursuant to the Fee Letter with any of the other Lenders.
10.14    Delegation to Affiliates. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.
10.15    Arranger and Book Runner. None of the Lenders identified in this Agreement as an “Arranger” or “Book Runner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such, provided, however, that nothing in this Section 10.15 shall affect the rights, powers, obligations, liabilities, responsibilities or duties of the Administrative Agent in such capacity under this Agreement and the other Loan Documents. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 10.11.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the

Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. The Borrower’s obligations under this paragraph shall survive for 90 days following the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the LC Issuer’s or any Lender’s other rights under this Agreement.
10.18    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility LCs, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Facility LCs, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
10.19    Erroneous Payments

(a)    If the Administrative Agent notifies a Lender, LC Issuer or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 10.19(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)    Without limiting Section 10.19(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)    such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.19(b).

(c)    Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 10.19(a) or under the indemnification provisions of this Agreement.

(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.

(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.

(f)    Each party’s agreements under this Section 10.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.

ARTICLE XI
SETOFF; RATABLE PAYMENTS

11.1    Setoff; Ratable Payments. Upon the occurrence of an Event of Default and the acceleration of maturity of the principal indebtedness pursuant to Article VIII, Borrower hereby specifically authorizes each Lender and each of their respective Affiliates in which Borrower maintains a deposit account (whether a general or special deposit account, other than trust accounts) or a certificate of deposit to setoff any Obligations owed to the Lenders against such deposit account or certificate of deposit without prior notice to Borrower (which notice is hereby waived) whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section shall limit or restrict the exercise by a Lender or its Affiliates of any right to setoff or banker’s lien under applicable law, subject to the approval of the Required Lenders (such consents not to be unreasonably withheld or delayed). If any Lender or any Affiliate of any Lender, whether by setoff, banker’s lien or otherwise, has payment made to it upon such Lender’s Outstanding Revolving Credit Exposure and/or outstanding Term Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.5 or, with respect to Tranche B Term Lenders, as a result of the payment of the aggregate Dollar Amount of all Tranche B Term Lenders’ Term Loans outstanding under Term Facility Tranche B, together with all other unpaid Obligations under this Agreement and the other Loan Documents payable to such Tranche B Term Lenders relating to such Term Loans, on or prior to the Facility Termination Date applicable to Term Facility Tranche B) in a greater proportion than that received by any other Lender under the applicable Facility, such Lender agrees, promptly upon demand, to participate in and purchase a portion of the Aggregate Outstanding Revolving Credit Exposure and/or Aggregate Outstanding Term Loans, as applicable, held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Revolving Outstanding Credit Exposure and the Aggregate Outstanding Term Loans. If any Lender or any Affiliate of any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for such Lender’s Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Credit Facility. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Borrower expressly consents to the foregoing arrangements and agrees that, to the extent permitted by applicable law, any Lender purchasing a portion of the Aggregate Revolving Outstanding Credit Exposure and or the

Aggregate Outstanding Term Loans, and any Affiliate of such Lender, may exercise any and all rights of setoff, banker’s lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased. Notwithstanding anything in this Section 11.1 to the contrary, in the event that any Defaulting Lender or any Affiliate of a Defaulting Lender exercises any right of setoff, (i) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22(a)(ii) and, pending such payment, will be segregated by such Defaulting Lender (or such Defaulting Lender’s Affiliate, as the case may be) from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders entitled to such amounts pursuant to this Agreement and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it or its Affiliate exercised such right of setoff.
ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments by any Lender creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2    Participations.
(a)    Permitted Participants; Effect. Any Lender may at any time sell to one or more entities (“Participants”) participating interests in any Outstanding Revolving Credit Exposure and/or Outstanding Term Loans owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Revolving Credit Exposure and its Outstanding Term Loans, as applicable, and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

(b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding Revolving Credit Exposure, Outstanding Term Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)    Benefit of Certain Provisions. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, (ii) each Participant shall be subject to the provisions of Section 3.7 and (iii) a Participant shall not be entitled to receive any greater payment under Section 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (A) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (B), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Revolving Credit Exposure, any Outstanding Term Loan, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Outstanding Revolving Credit Exposure, any Outstanding Term Loan, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Revolving Credit Exposure, any Outstanding Term Loan, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3    Assignments.
(a)    Permitted Assignments. Any Lender may assign to any Eligible Assignee which meets the following conditions all or a portion of its respective Commitment, in such a manner as to create privity of contract between such person and the Borrower and to make such person a Lender for all purposes hereunder:
(i)    The minimum portion of the total commitment which the assigning Lender may assign to an Eligible Assignee shall be Five Million Dollars ($5,000,000.00).
(ii)    Unless such assignment is to a Lender, an affiliate of a Lender or an Approved Fund, such assignment shall have been approved by (a) Administrative Agent, LC Issuer (if such assignment is of a Revolving Commitment), and (b) unless an Event of Default has occurred and is continuing, the Borrower, which approvals in each case in subsections (a) and (b) shall not be unreasonably withheld.
(iii)    The Eligible Assignee shall have paid to the Administrative Agent an administrative fee of $3,500.00 to process the admission of such Eligible Assignee.

(iv)    The Eligible Assignee shall not be Borrower or any of Borrower’s Affiliates or a natural Person.
For purposes of clarification, during the existence of any Event of Default, Borrower’s consent shall not be required in connection with any sale, transfer, assignment or syndication of any portion of the Loan or any Lender’s interest therein.
(b)    Assignment and Assumption. The Borrower and Administrative Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Eligible Assignee until such time as (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Eligible Assignee shall have been given to the Borrower and Administrative Agent by the assigning Lender and the Eligible Assignee; (ii) the assigning Lender and the Eligible Assignee shall have delivered to the Borrower and Administrative Agent an Assignment and Assumption. Upon request, Borrower will execute and deliver to Administrative Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its applicable Commitment and advances) reflecting such assignee’s (and assignor’s) portion of the applicable Commitment. Upon execution and delivery of such replacement promissory note(s) the original promissory note or notes evidencing all or a portion of the Commitment being assigned shall be canceled and returned to Borrower.
(c)    Notice by Administrative Agent. Promptly following receipt by Administrative Agent of an executed Assignment and Assumption, Administrative Agent shall give notice to the Borrower and to the Lenders of: (i) the effectiveness of the assignment by the assigning Lender to the Eligible Assignee; and (ii) the revised Pro Rata Shares and maximum amounts of the applicable Commitment in effect as a result of such assignment.
(d)    Adjustment of Shares. Immediately upon delivery of the Assignment and Assumption to Administrative Agent, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Eligible Assignee and the resulting adjustment of the Pro Rata Shares and maximum amounts of the Lenders’ Commitments arising therefrom. The portion of any Commitment assigned to each Eligible Assignee reduces the applicable Commitment of the assigning Lender by a like amount.
(e)    Rights of Assignee. From and after the date upon which Administrative Agent notifies the assigning Lender that it has received an executed Assignment and Assumption: (1) the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement; and (2) the assigning Lender shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.
(f)    Assignee’s Agreements. By executing and delivering an Assignment and Assumption, the Eligible Assignee thereunder confirms and agrees as follows: (1) other than as provided in such Assignment and Assumption, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other instrument or document furnished pursuant to the Loan; (2) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other parties or the performance or observance by the Borrower of any of its obligations under the Note and this Agreement; (3) the Eligible Assignee has received a copy of this Agreement, together with such other documents and information as the Eligible Assignee has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption (and delivery of such documents and information to such Eligible Assignee is expressly approved by the parties hereto); (4) the Eligible Assignee will, independently and without reliance upon Administrative Agent, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) the Eligible Assignee hereby appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents and this Agreement as are delegated to Administrative Agent thereunder and hereunder, together with such powers as are reasonably incidental thereto; and

(6) the Eligible Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and confirms the representations and warranties of the assigning Lender under this Agreement. Any assignment in violation of this Section 12.3 shall be deemed to be a participation under Section 12.2 of this Agreement.
(g)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the State of California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
ARTICLE XIII
NOTICES

13.1    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower, to it at TRI POINTE HOMES, INC., 3161 Michelson Drive, Suite 1500, Irvine, CA 92612, Attention: General Counsel, Facsimile: (949) 478-8601 with a copy (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, CA 90067, Attention: Cromwell Montgomery, Facsimile: (310) 552-7063;
(ii)    if to the Administrative Agent, to it at U.S. BANK NATIONAL ASSOCIATION, 4100 Newport Place, Suite 900, Newport Beach, CA 92660, Attention: Russ Wakeham, E-Mail: russ.wakeham@usbank.com;
(iii)    if to a Lender or LC Issuer, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the LC Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

Unless the recipient otherwise prescribes pursuant to the preceding paragraph, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

14.1    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent, and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
14.2    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including E-SIGN, the New York State Electronic Signatures and Records Act, or any other similar state laws based on UETA.
14.3    Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of any Loan Party, the Administrative Agent and each Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Administrative Agent and each Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Administrative Agent’s or such Lender’s possession constituting an “authoritative copy” under UETA. If the Administrative Agent agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Administrative Agent agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Administrative Agent, the Borrower and each Lender may rely on any such electronic signatures without further inquiry.

ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2    CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL (A) LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION, (B) WAIVE ANY LAW PROVIDING FOR THE TREATMENT OF BANK BRANCHES, BANK AGENCIES, OR OTHER BANK OFFICES AS IF THEY WERE SEPARATE JURIDICAL ENTITIES FOR CERTAIN PURPOSES, INCLUDING UNIFORM COMMERCIAL CODE §§ 4-106, 4-A-105(1)(B), AND 5-116(B), UCP 600 ARTICLE 3 AND ISP98 RULE 2.02, AND URDG 758 ARTICLE 3(A), OR (C) AFFECT WHICH COURTS HAVE PERSONAL JURISDICTION OVER THE LC ISSUER OR BENEFICIARY OF ANY FACILITY LC OR ANY ADVISING BANK, NOMINATED BANK OR ASSIGNEE OF PROCEEDS THEREUNDER OR PROPER VENUE WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO A FACILITY LC WITH, OR AFFECTING THE RIGHTS OF, ANY PERSON NOT A PARTY TO THIS AGREEMENT, WHETHER OR NOT SUCH FACILITY LC CONTAINS ITS OWN JURISDICTION SUBMISSION CLAUSE. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ORANGE COUNTY, CALIFORNIA.
15.3    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc.

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-1

U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender, an LC Issuer and Administrative Agent

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-2

ZIONS BANCORPORATION, N.A. (FKA ZB, N.A.) DBA CALIFORNIA BANK & TRUST, successor by merger of California Bank & Trust, a California banking corporation, as a Lender

By:
Name:
Title:

[Signatures Continue on the Following Page]
S-3

REGIONS BANK, an Alabama Bank, as a Lender

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-4

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-5

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-6

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender

By:
Name:
Title:

[Signatures Continue on the Following Page]

S-7

TEXAS CAPITAL BANK, N.A., as a Lender

By:
Name:
Title:
S-8

TRUIST BANK, successor by merger to SunTrust Bank, as a Lender

By:
Name:
Title:
S-9

BMO BANK N.A., as a Lender

By:
Name:
Title:
S-10

FLAGSTAR BANK, N.A., formerly known as Flagstar Bank, FSB, as a Lender

By:
Name:
Title:

S-11

PRICING SCHEDULE

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the following table based on the Borrower’s Leverage Ratio as reflected in the then most recent Financials:

Level	Leverage Ratio	Applicable Margin – Revolving Loans (SOFR Rate) and LC Fees	Applicable Margin – Revolving Loans (Base Rate)	Applicable Margin – Term Loans (SOFR Rate)	Applicable Margin – Term Loans (Base Rate)	Applicable Fee Rate
I	≤35%	1.25%	0.25%	1.10%	0.10%	0.20%
II	>35%, <40%	1.50%	0.50%	1.35%	0.35%	0.25%
III	>40%, ≤45%	1.625%	0.625%	1.60%	0.60%	0.30%
IV	>45%, <50%	1.75%	0.75%	1.60%	0.60%	0.35%
V	>50%	1.90%	0.90%	1.85%	0.85%	0.35%

Adjustments, if any, to the Applicable Margin or Applicable Fee Rate, to the extent determined on the basis of the Leverage Ratio, shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of the Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table then in effect until five (5) days after such Financials are so delivered.
“Financials” means the annual or quarterly financial statements of the Borrower and the related compliance certificates delivered pursuant to Section 6.1(a) or (b) and Section 6.1(c), as applicable.
Without limitation of the rights of the Administrative Agent and the Lenders pursuant to Sections 2.11 and 7.2, if any financial statement or certification is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, Borrower shall immediately (a) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (b) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (c) promptly pay to the Administrative Agent for the benefit of the Lenders the accrued additional interest and other fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly distributed by the Administrative Agent to the Lenders entitled thereto.
Pricing Schedule – Page 1

SCHEDULE 1

Commitments
Schedule 1

SCHEDULE 2

Existing Letters of Credit

As of September 18, 2025

Schedule 2-1

SCHEDULE 2.1

Authorized Signatories

Administrative Agent is hereby authorized to accept requests for Advances from any one of the following named individuals on written disbursement requests:

Douglas Bauer
Thomas Mitchell
Glenn Keeler
David Lee
Alan Vitug
Julie MacHale

Schedule 2.1

SCHEDULE 2.9

Form of Conversion/Continuation Notice
(See Attached)

Schedule 2.9, Page 1

FORM OF CONTINUATION/CONVERSION NOTICE
Date: ___________, 20__

To:    U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”)
Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 29, 2019 among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent. Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

Pursuant to Section 2.8 of the Credit Agreement, the Borrower hereby requests to [continue][convert] the interest rate on a [Base Rate][Daily SOFR][Term SOFR] Advance consisting of [Revolving Loans] [Term Loans] in the outstanding principal amount of $[__] on [______], 20[__], as follows:

☐	to convert such Term SOFR Advance to a [Base Rate Advance][Daily SOFR Advance] as of the last day of the current Interest Period for such Term SOFR Advance.
☐	to convert such Base Rate Advance to a [Term SOFR Advance with an Interest Period of [•] month(s)][Daily SOFR Advance].
☐	to convert such Daily SOFR Advance to a [Base Rate Advance][Term SOFR Advance with an Interest Period of [•] month(s)].
☐	to continue such Term SOFR Advance on the last day of its current Interest Period as a Term SOFR Advance with an Interest Period of [•] month(s).
The undersigned hereby certifies to the Administrative Agent and the Lenders that at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing.

[Signature Page Follows]

Schedule 2.9, Page 2

IN WITNESS WHEREOF, the undersigned has caused this Conversion/Continuation Notice to be executed by its authorized officer as of the date set forth below.

Dated: [_______________], 20[__]

TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc.

By:
Name:
Title:

Schedule 2.9, Page 3

SCHEDULE 3

Guarantors
Tri Pointe Homes Holdings, Inc.
Tri Pointe Holdings, Inc.
Tri Pointe Homes Arizona 91, LLC
Tri Pointe Homes Arizona, LLC
Tri Pointe Homes IE-SD, Inc.
Tri Pointe Homes Nevada, Inc.
Tri Pointe Homes Washington, Inc.
Tri Pointe Homes Texas, Inc.
Tri Pointe Homes Texas Holdings, LLC
Tri Pointe Homes DFW, LLC
Tri Pointe Homes DC Metro, Inc.

Schedule 3

SCHEDULE 4
LC Issuer’s LC Limits

Subject to the Aggregate LC Sublimit:
U.S. Bank National Association - $150,000,000.00
Regions Bank - $150,000,000.00

Schedule 4

SCHEDULE 5.8

Schedule 5.8-1

Subsidiaries

Subsidiary	Jurisdiction of Organization	Ownership
Tri Pointe Homes Holdings, Inc.	Delaware	100% Tri Pointe Homes, Inc.
Sonoma Insurance Company, Inc.	Hawaii	100% Tri Pointe Homes, Inc.
Tri Pointe Communities, Inc.	Delaware	100% Tri Pointe Homes Holdings, Inc.
Tri Pointe Contractors, LP	Delaware	100% Tri Pointe Homes Holdings, Inc.
Tri Pointe Solutions, Inc.	Delaware	100% Tri Pointe Homes Holdings, Inc.
Tri Pointe Advantage Insurance Services, Inc.	Delaware	100% Tri Pointe Solutions, Inc.
Tri Pointe Assurance, Inc.	Texas	100% Tri Pointe Solutions, Inc.
Tri Pointe Assurance California, LLC	Delaware	100% Tri Pointe Assurance, Inc.
Tri Pointe Connect, LLC	Delaware	100% Tri Pointe Solutions, Inc.
Tri Pointe Holdings, Inc.	Washington	100% Tri Pointe Homes Holdings, Inc.
Tri Pointe Homes Arizona, LLC	Arizona	100% Tri Pointe Holdings, Inc.
Tri Pointe Homes Arizona 91, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes Arizona Construction, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes Arizona Realty, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes Arizona Rio Rancho, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes Arizona VR, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes Arizona WH, LLC	Arizona	100% Tri Pointe Homes Arizona, LLC
Tri Pointe Homes IE-SD, Inc.	California	100% Tri Pointe Holdings, Inc.
Tri Pointe Homes Nevada, Inc.	Nevada	100% Tri Pointe Homes IE-SD, Inc.
Tri Pointe Homes Washington, Inc.	Washington	100% Tri Pointe Holdings, Inc.
Tri Pointe Homes Washington Real Estate, LLC	Washington	100% Tri Pointe Homes Washington, Inc.
Tri Pointe Homes Texas, Inc.	Texas	100% Tri Pointe Holdings, Inc.
Tri Pointe Homes Texas Clear Lake, LLC	Texas	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes Texas Holdings, LLC	Texas	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes DFW, LLC	Texas	100% Tri Pointe Homes Texas Holdings, LLC
Tri Pointe Homes Texas LAC GP, LLC	Texas	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes Texas LAC LP, LLC	Texas	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes HBL, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes Rogers, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes Hatcher, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes 359, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes 529, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes 1464, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes House Hahl, LLC	Delaware	100% Tri Pointe Homes Texas, Inc.
Tri Pointe Homes DC Metro, Inc.	Delaware	100% Tri Pointe Holdings, Inc.
Tri Pointe Homes DC Metro Amalyn, LLC	Delaware	100% Tri Pointe Homes DC Metro, Inc.
Cabin Branch Commons, LLC	Maryland	55% Tri Pointe Homes DC Metro, Inc.

Schedule 5.8-2

SCHEDULE 5.19

Subordinated Indebtedness
None.

Schedule 5.19

SCHEDULE 6.15

Liens
None.

Schedule 6.15

EXHIBIT A

[Intentionally Omitted]

Exhibit A – Page 1

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:    The Lenders parties to the Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected [__________] of the Borrower;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct in all material respects.
5.    Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit B – Page 1

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this [__] day of [_______], 20[__].

TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc.

By:
Name:
Title:

Exhibit B – Page 2

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of [_________], 20[__] with
Provisions of Section 6.19 of
the Agreement
[insert relevant calculations]

Exhibit B – Page 3

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

Exhibit B – Page 4

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[ ]

2.	Assignee:	[ ][and is an affiliate/ Approved Fund of [identify Lender][1]

3.	Borrower(s):	Tri Pointe Homes, Inc.

4.	Administrative Agent:	U.S. Bank National Association, as the agent under the Credit Agreement.

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of March 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time), among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc., the Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Class Assigned:[2]		Aggregate Amount of Commitment/Loans for all Lenders[3]	Amount of Commitment/Loans Assigned[4]	Percentage Assigned of Commitment/Loans[5]
		$[____________]	$[____________]	[_______]%
Exhibit C – Page 1

		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%

7.	Trade Date:	[______________________][6]

Effective Date: [____________________], 20[__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: _________________________________ Title:

ASSIGNEE [NAME OF ASSIGNEE] By: _________________________________ Title:

[Consented to and][7] Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Title:

[Consented to:][8]

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

Exhibit C – Page 2

1 Select as applicable.
2 Fill in appropriate terminology for the Class of Facility under the Credit Agreement that is being assigned under this Assignment (e.g, “Revolving Commitment”, “Term Commitment/Term Loan”, etc.)
3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
6 Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
7 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
8 To be added only if the consent of the Borrower and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

Exhibit C – Page 3

ANNEX 1
TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (iii) it will indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption.
2.    Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy, PDF or electronic communication as contemplated by Section 13.1(b) of the Credit Agreement shall be effective as delivery of a manually executed
Exhibit C – Page 4

counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.

Exhibit C – Page 5

EXHIBIT D

FORM OF BORROWING NOTICE

TO:    U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 29, 2019 among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc. (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
The undersigned Borrower hereby gives to the Administrative Agent a request for borrowing pursuant to Section 2.8 of the Credit Agreement, and the Borrower hereby requests to borrow on [_______________], 20[__] (the “Borrowing Date”):
(a)    from the Revolving Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[___________] in Revolving Loans as:
1.     ☐ a Base Rate Advance
2.     ☐ a Daily SOFR Advance
3.     ☐ a Term SOFR Advance with an Interest Period of [_________] month(s)

(b)    from the Term Lenders, on a pro rata basis, an aggregate principal Dollar Amount of $[___________] in Term Loans as:
1.     ☐ a Base Rate Advance
2.     ☐ a Daily SOFR Advance
3.     ☐ a Term SOFR Advance with an Interest Period of [_________] month(s)

The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties contained in Article V of the Credit Agreement (excluding, after the Effective Date, the representation and warranty set forth in Section 5.10(b)) are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) on and as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement have been satisfied.

Exhibit D – Page 1

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.
Dated: [_______________], 20[__]

TRI POINTE HOMES, INC., a Delaware corporation formerly known as TRI Pointe Group, Inc.

By:
Name:
Title:

Exhibit D – Page 2

EXHIBIT E

FORM OF GUARANTY

SECOND AMENDED AND RESTATED GUARANTY
THIS SECOND AMENDED AND RESTATED GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of March 29, 2019 by and among TRI POINTE HOMES, INC., a Delaware corporation (“TRI Pointe Homes”), TRI POINTE HOLDINGS, INC., a Washington corporation (“TRI Pointe Holdings”), MARACAY 91, L.L.C., an Arizona limited liability company (“Maracay 91”), MARACAY HOMES, L.L.C., an Arizona limited liability company (“Maracay Homes”), PARDEE HOMES, a California corporation (“Pardee Homes”), PARDEE HOMES OF NEVADA, a Nevada corporation (“Pardee Nevada”), THE QUADRANT CORPORATION, a Washington corporation (“Quadrant”), TRENDMAKER HOMES, INC., a Texas corporation (“Trendmaker”), TRENDMAKER HOMES HOLDINGS, L.L.C., a Texas limited liability company (“Trendmaker Holdings”), TRENDMAKER HOMES DFW, L.L.C., a Texas limited liability company (“Trendmaker DFW”), and WINCHESTER HOMES INC., a Delaware corporation (“Winchester,” and, together with TRI Pointe Homes, TRI Pointe Holdings, Maracay 91, Maracay Homes, Pardee Homes, Pardee Nevada, Quadrant, Trendmaker, Trendmaker Holdings and Trendmaker DFW, each an “Initial Guarantor”) and those additional Persons which become parties to this Guaranty by executing a supplement hereto (a “Guaranty Supplement”) in the form attached hereto as Annex I (such additional Persons, together with the Initial Guarantors, the “Guarantors”), in favor of U.S. Bank National Association, as Administrative Agent (the “Administrative Agent”), for the benefit of Lenders under the Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
RECITALS
A.    Under that certain Amended and Restated Credit Agreement dated as of July 7, 2015, by and among TRI Pointe Group, Inc., a Delaware corporation (the “Borrower”), Administrative Agent, and each of U.S. Bank National Association (“US Bank”), Wells Fargo Bank, National Association (“Wells Fargo”), Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank & Trust (“CBT”), Regions Bank, an Alabama bank (“Regions”), Citibank, N.A. (“Citibank”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Fifth Third Bank (“Fifth Third”), Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”) and Texas Capital Bank, N.A. (“Texas Capital,” and, together with US Bank, Wells Fargo, CBT, Regions, Citibank, JPMorgan, Fifth Third and Credit Suisse, each an “Existing Lender” and collectively, the “Existing Lenders”), as modified by that certain Modification Agreement dated as of June 20, 2017 (collectively, the “Existing Credit Agreement”), Existing Lenders agreed to make a revolving loan to the Borrower (the “Revolving Loan”).
B.    In connection with the Revolving Loan, TRI Pointe Homes, TRI Pointe Holdings, Maracay 91, Maracay Homes, Pardee Homes, Pardee Nevada, Quadrant, Trendmaker, Winchester, TRI Pointe Communities, Inc., a Delaware corporation (“TRI Pointe Communities”), TRI Pointe Contractors, LP, a Delaware limited partnership (“TRI Pointe Contractors”), Maracay Bridges, LLC, an Arizona limited liability company (“Maracay Bridges”), Maracay VR, LLC, an Arizona limited liability company (“Maracay VR”), Maracay Thunderbird, L.L.C., an Arizona limited liability company (“Maracay Thunderbird,” and, together with TRI Pointe Homes, TRI Pointe Holdings, Maracay 91, Maracay Homes, Pardee Homes, Pardee Nevada, Quadrant, Trendmaker, Winchester, TRI Pointe Communities, TRI Pointe Contractors, Maracay Bridges, and Maracay VR, each a “2015 Guarantor”), executed that certain Amended and Restated Guaranty dated as of July 7, 2015 in favor of Administrative Agent and the Lenders (as amended, restated or otherwise modified, the “2015 Guaranty”), pursuant to which the 2015 Guarantors guaranteed to Administrative Agent and Lenders the payment and performance of the Borrower’s obligations under the Loan Documents.
C.    Prior to the date hereof, each of TRI Pointe Communities, TRI Pointe Contractors, Maracay Bridges, Maracay VR and Maracay Thunderbird has been released from its obligations under the 2015 Guaranty.
Exhibit E – Page 1

D.    Pursuant to that certain Supplement to Guaranty dated as of February 22, 2019, Trendmaker Holdings and Trendmaker DFW joined, on a joint and several basis, in the obligations of the then current Guarantors under the 2015 Guaranty and guaranteed to Administrative Agent and Lenders the payment and performance of the Borrower’s obligations under the Loan Documents.
E.    The Existing Credit Agreement is being amended and restated in its entirety by that certain Second Amended and Rested Credit Agreement of even date herewith among the Borrower, Administrative Agent, each Existing Lender, Truist Bank (“Truist”), BMO Harris Bank, N.A. (“BMO Harris”), and Flagstar Bank, FSB (“Flagstar”) (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Credit Agreement, among other things, a new term loan (the “Term Loan,” and, together with the Revolving Loan, individually and collectively, the “Loan”) is being made to the Borrower, the maturity date of the Revolving Loan is being extended and certain other changes to the terms and conditions of the Loan are being modified, all as more particularly set forth therein.
F.    As used herein, the term “Lender” means a lender from time to time party to the Credit Agreement, and the term “Lenders” means all of the lenders from time to time party to the Credit Agreement.
G.    Administrative Agent and Lenders have required as a condition precedent to the execution and delivery of the Credit Agreement that the 2015 Guaranty be amended and restated in its entirety to evidence the guarantee by each Guarantor, on a joint and several basis, without limitation and with full recourse, the payment when due of all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement or the other Loan Documents.
H.    In consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to Guarantors, and in consideration of the increased ability of each Guarantor to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrower pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrower and each Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and to make the Loans and the other financial accommodations to the Borrower and to issue the Facility LCs described in the Credit Agreement, each of the Guarantors is willing to guarantee the Obligations under the Credit Agreement and the other Loan Documents.
I.    Guarantors now desire to amend and restate the 2015 Guaranty in its entirety pursuant to the terms hereof.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Loan Documents on the date hereof, and thereafter on each date as required by Section 4.2 of the Credit Agreement that:
(a)    It (i) is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, (ii) is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept is applicable) under the laws of each jurisdiction where the business conducted by it makes such qualification necessary, and (iii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its property and to conduct its business in each jurisdiction in which its business is conducted, except to the extent that
Exhibit E – Page 2

the failure to maintain such existence status, or authority would not reasonably be expected to result in a Material Adverse Effect.
(b)    It has the requisite corporate, limited liability company or limited partnership, as applicable, power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company or partnership proceedings, including any required shareholder, member or partner approval, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
(c)    Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will (i) conflict with the charter or other organizational documents of such Guarantor, (ii) in any material respect conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or any provisions of any indenture, instrument or agreement to which the Guarantor is party or is subject or by which it or its property is bound, (iii) result in the creation or imposition of any Lien whatsoever upon any of the property or assets of such Guarantor, other than Liens permitted or created by the Loan Documents, or (iv) require any approval of such Guarantor’s board of directors, shareholders, members or partners except such as have been obtained. The execution, delivery and performance by such Guarantor of each of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made.
In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment or Facility LC outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any other Obligations shall remain unpaid, it will fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.
SECTION 3.    The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Credit Agreement, (ii) obligations owing under or in connection with Facility LCs, and (iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents, and including, without limitation, all Rate Management Obligations (but excluding, for the avoidance of doubt, all Excluded Swap Obligations) (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower to pay punctually any such amount, subject to any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement or the relevant other Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. Each of the Guarantors hereby waives any and all benefits and defenses under California Civil Code (“CC”) Section 2810 and agrees that by doing so Guarantors shall be liable even if Borrower had no liability at the time of execution of any of the Loan Documents or thereafter ceases to be liable. Each of the Guarantors hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so Guarantors’ liability may be larger in amount and more burdensome than that of Borrower Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.
Exhibit E – Page 3

SECTION 4.    Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(i)    any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
(ii)    any modification or amendment of or supplement to the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;
(iii)    any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations, any impairment or any diminution or loss of value of any security or collateral for the Loan, or any disability or other defense of Borrower or any other Guarantor;
(iv)    any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
(v)    the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(vi)    the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any agreement evidencing Rate Management Transactions or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
(vii)    the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
(viii)    the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(ix)    any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
Exhibit E – Page 4

(x)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Lenders or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
(xi)    the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or
(xii)    any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty.
SECTION 5.    Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than Unliquidated Obligations) and all Commitments and all Facility LCs shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Administrative Agent, at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate. Each of the Guarantors agrees that Administrative Agent and Lenders may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure), if any, and without the necessity of proceeding against Borrower or any other Guarantor. Until all Guaranteed Obligations shall have been paid in full in cash (other than Unliquidated Obligations), each of the Guarantors hereby waives any and all benefits under CC Sections 2845, 2849 and 2850, including, without limitation, the right to require Administrative Agent or Lenders to proceed against Borrower, to proceed against any other Guarantor, to foreclose any lien on any real or personal property, to exercise any right or remedy under the Loan Documents, to draw upon any letter of credit issued in connection herewith, or to pursue any other remedy or to enforce any other right. For purposes of this Guaranty “Unliquidated Obligations” means at any time, any Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Obligation that is: (i) an obligation under the Credit Agreement to reimburse each LC Issuer for drawings not yet made under a Facility LC issued by it; (ii) any other obligation (including any guarantee) under the Credit Agreement that is contingent in nature at such time; or (iii) an obligation under the Credit Agreement to provide collateral to secure any of the foregoing types of obligations. If at any time any payment of the principal of or interest on any Loan Obligation, or any other amount payable by the Borrower or any other party under the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Lender in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
SECTION 6.    General Waivers; Additional Waivers.
(a)    General Waivers.
(i)    Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein or under the other Loan Documents, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
(ii)    Each of the Guarantors waives any and all rights of subrogation, reimbursement, indemnification and contribution, and any other rights and defenses that are or may become available to Guarantors by reason of CC Sections 2787 to 2855, inclusive, 2899 and 3433 including, without limitation, any and all rights or defenses Guarantors may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations or to any other guarantor of any of the Guaranteed Obligations with respect to such
Exhibit E – Page 5

guarantor’s obligations under its guaranty, in either case, pursuant to the antideficiency or other laws of this state limiting or discharging the principal’s indebtedness or such other guarantor’s obligations, including, without limitation, California Code of Civil Procedure (“CCP”) Sections 580a, 580b, 580d or 726.
(iii)    Each of the Guarantors waives all rights and defenses that Guarantors may have because Borrower’s debt is, or at any time may be, secured by real property. This means, among other things:
(1)    Administrative Agent and Lenders may collect from Guarantors without first foreclosing on any real or personal property collateral (if any) pledged by Borrower;
(2)    If Administrative Agent or any Lender forecloses on any real property collateral pledged by Borrower:
(A)    The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;
(B)    Administrative Agent and Lenders may collect from Guarantors even if Administrative Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Sections 580a, 580b, 580d, or 726.
(iv)    Each of the Guarantors waives all rights and defenses arising out of an election of remedies by Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, if any, has destroyed Guarantors’ rights of subrogation and reimbursement against Borrower by the operation of CCP Section 580d or otherwise, and even though that election of remedies by Administrative Agent or Lenders has destroyed Guarantors’ rights of contribution against another guarantor of any of the Guaranteed Obligations.
(v)    Each of the Guarantors hereby waives any right it might otherwise have under Section 2822 of the California Civil Code or similar law or otherwise to have Borrower designate the portion of any such obligation to be satisfied in the event that Borrower provides partial satisfaction of such obligation. Each of the Guarantors acknowledges and agrees that Borrower may already have agreed with Administrative Agent, or may hereafter agree, that in any such event the designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Administrative Agent rather than by Borrower.
No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 5(a).
(b)    Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:
(i)    any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;
(ii)    (1) notice of acceptance hereof; (2) notice of any Loans, Facility LCs or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (3) notice of the amount of the Guaranteed Obligations, subject, however, to each
Exhibit E – Page 6

Guarantor’s right to make inquiry of the Administrative Agent and the Lenders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (6) notice of any Default or Event of Default; and (7) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)    its right, if any, to require the Administrative Agent and the other Lenders to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Lenders has or may have against, the other Guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
(iv)    (a) any rights to assert against the Administrative Agent and the other Lenders defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Lenders; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the other Lenders’ rights or remedies against the other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the other Lenders of the Guaranteed Obligations; (3) any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Lenders by operation of law as a result of the Administrative Agent’s and the other Lenders’ intervention or omission; or (4) the acceptance by the Administrative Agent and the other Lenders of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
(v)    any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the Lenders; or (b) any election by the Administrative Agent and the other Lenders under the Bankruptcy Code, to limit the amount of, or any collateral securing, its claim against the Guarantors.
(vi)    Without limiting the generality of the foregoing, each of the Guarantors hereby expressly waives any and all benefits and defenses under (i) CCP Section 580a (which Section, if Guarantors had not given this waiver, would otherwise limit Guarantors’ liability after a nonjudicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) CCP Sections 580b and 580d (which Sections, if Guarantors had not given this waiver, would otherwise limit Administrative Agent’s and Lenders’ right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) CCP Section 726 (which Section, if Guarantors had not given this waiver, among other things, would otherwise require Administrative Agent and Lenders to exhaust all of its security before a personal judgment may be obtained for a deficiency). Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby (if any), whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantors shall remain bound under this Guaranty.
Exhibit E – Page 7

SECTION 7.    Subordination of Subrogation; Subordination of Intercompany Indebtedness.
(a)    Subordination of Subrogation. Until the Guaranteed Obligations have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations), the Guarantors waive all benefits and defenses under CC Sections 2847, 2848 and 2849 and agree Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which any LC Issuer, any of the Lenders or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders, any LC Issuer and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Lenders, any LC Issuer or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations). Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Lenders and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).
(b)    Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any Intercompany Indebtedness (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Lenders and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than Unliquidated Obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document and any agreement evidencing Rate Management Transactions have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to
Exhibit E – Page 8

make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than Unliquidated Obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.
SECTION 8.    Contribution with Respect to Guaranteed Obligations.
(a)    To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations), termination or expiration of all Commitments and Facility LCs or, in the case of all Facility LCs, full collateralization on terms reasonably acceptable to the Administrative Agent, termination of the Credit Agreement and satisfaction of all outstanding obligations under the agreements evidencing Rate Management Transactions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b)    As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the value of the property of such Guarantor at a fair valuation over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.
(c)    This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
(d)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
(e)    The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations) and the termination or expiry (or in the case of all Facility LCs, full collateralization), on terms reasonably acceptable to the Administrative Agent, of all Commitments and all Facility LCs and the termination of the Credit Agreement and the satisfaction of all outstanding obligations under the agreements evidencing Rate Management Transactions.
SECTION 9.    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any counterparty to any agreement evidencing Rate Management Transactions or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any agreement evidencing Rate Management Transactions or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
SECTION 10.    Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Section 13.1 of the Credit Agreement with respect to the Administrative Agent at its notice address therein and, with respect to any Guarantor, in the care of the Borrower at the address of the
Exhibit E – Page 9

Borrower set forth in the Credit Agreement, or such other address or telecopy number as such party may hereafter specify for such purpose in accordance with the provisions of Section 13.1 of the Credit Agreement.
SECTION 11.    No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any agreement evidencing Rate Management Transactions and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 12.    Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns, provided that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Administrative Agent and the Required Lenders, and any such assignment in violation of this Section 11 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement, any agreement evidencing Rate Management Transactions or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
SECTION 13.    Changes in Writing. Other than in connection with the addition of other Guarantors, which become parties hereto by executing a Guaranty Supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent and in accordance with Section 8.3 of the Credit Agreement.
SECTION 14.    Governing Law; Jurisdiction.
(a)    THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
(b)    EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN ORANGE COUNTY, CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN ORANGE COUNTY, CALIFORNIA.
(c)    Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 9 of this Guaranty, and each of the Guarantors hereby appoints the Borrower as its agent for service of process. Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.
Exhibit E – Page 10

SECTION 15.    WAIVER OF JURY TRIAL; WAIVER OF CERTAIN DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS GUARANTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY, THE GUARANTEED OBLIGATIONS, THE LOAN DOCUMENTS, THE TRANSACTIONS DESCRIBED THEREIN, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.
SECTION 16.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
SECTION 17.    Taxes, Expenses of Enforcement, Etc.
(a)    Taxes.
(i)    Any and all payments by or on account of any obligation of any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 16) the applicable Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(ii)    The Guarantor shall timely pay to the relevant governmental authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(iii)    The Guarantor shall indemnify each Lender or the Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 16) payable or paid by such Lender or the Administrative Agent or required to be withheld or deducted from a payment to such Lender or the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
Exhibit E – Page 11

(iv)    As soon as practicable after any payment of Taxes by any Guarantor to a governmental authority pursuant to this Section 16, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(b)    Expenses of Enforcement, Etc. The Guarantors agree to reimburse the Administrative Agent and the other Lenders for any reasonable costs and out-of-pocket expenses (including attorneys’ fees) paid or incurred by the Administrative Agent or any other Lenders in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.
SECTION 18.    Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
SECTION 19.    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
SECTION 20.    Merger; No Oral Agreements. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each such Guarantor and any Lender or the Administrative Agent. Each Guarantor, by executing this Guaranty (or the Supplement to Guaranty), expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Guaranty in reaching its decisions to enter into this Guaranty and that no promises or other representations have been made to such Guarantor which conflict with the written terms of this Guaranty. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.
SECTION 21.    Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
SECTION 22.    Keepwell. Each Qualified ECP Guarantor (as hereinafter defined) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 21, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 21 shall remain in full force and effect until all Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid in full in cash (other than Unliquidated Obligations) and the Commitments and all Facility LCs shall have terminated or expired or, in the case of all Facility LCs, are fully collateralized on terms reasonably acceptable to the Administrative Agent. Each Qualified ECP Guarantor intends that this Section 21
Exhibit E – Page 12

constitute, and this Section 21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a counterparty under any swap makes a written representation to the Lenders in connection with this Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the corresponding Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of such Guaranty unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Lenders reserve all of their contractual and other rights and remedies, at law or in equity, including (to the extent permitted by applicable law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation, provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap. As used herein, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[SIGNATURE PAGES TO FOLLOW]

Exhibit E – Page 13

IN WITNESS WHEREOF, each Initial Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

INITIAL GUARANTOR:

TRI POINTE HOMES, INC.	TRENDMAKER HOMES HOLDINGS, L.L.C.
TRI POINTE HOLDINGS, INC.
MARACAY 91, L.L.C.	By:	Trendmaker Homes, Inc.,
MARACAY HOMES, L.L.C.		its Manager
PARDEE HOMES
PARDEE HOMES OF NEVADA	By:
THE QUADRANT CORPORATION	Name:
TRENDMAKER HOMES, INC.	Title:
WINCHESTER HOMES INC.
TRENDMAKER HOMES DFW, L.L.C.
By:
Name:	By:	Trendmaker Homes Holdings, L.L.C.,
Title:		its Manager

	By:	Trendmaker Homes, Inc.,
its Manager

By:
Name:
Title:
Exhibit E – Page 14

Acknowledged and Agreed to:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:______________________________
Name: ___________________________
Title: ____________________________

Exhibit E – Page 15

ANNEX I

SUPPLEMENT TO GUARANTY
Reference is hereby made to the Second Amended and Restated Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of March 29, 2019, made by the Persons listed on the signature pages thereto (each an “Initial Guarantor”, and together with any additional Persons which become parties to the Guaranty by executing Guaranty Supplements thereto substantially similar in form and substance hereto, the “Guarantors”), in favor of the Administrative Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.
By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [________________] [corporation] [partnership] [limited liability company] (the “New Guarantor”), unconditionally agrees to become, and does hereby become, a Guarantor under the Guaranty and a party to the California Judicial Reference Agreement, and agrees to be bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject under such Guaranty and the California Judicial Reference Agreement as if originally a party thereto, all with the same force and effect as if the undersigned were an original signatory to the Guaranty and the California Judicial Reference Agreement. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof. The undersigned hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty.
IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Supplement to Guaranty as of this __________ day of _________, 20___.

[NAME OF NEW GUARANTOR] By: ______________________________ Name: Title:

Exhibit E – Page 16

EXHIBIT F-1

FORM OF REVOLVING NOTE
_____________, 20__
Tri Pointe Homes, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of [____________________________________] (the “Lender”) the principal sum of _______________________ Dollars ($______________), or so much of the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.1(a) of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date applicable to the Revolving Facility.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Revolving Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of March 29, 2019, as modified by that certain Modification Agreement dated as of October 30, 2020, that certain Second Modification Agreement dated as of June 10, 2021, that certain Third Modification Agreement dated as of June 29, 2022, that certain Fourth Modification Agreement dated as of December 15, 2023, and that certain Fifth Modification Agreement dated as of April 30, 2025 (which, as it may be further amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

TRI POINTE HOMES, INC., a Delaware corporation By: ______________________________ Print Name: Title:

Exhibit F-1 – Page 1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [_________________],
DATED ____________, 20___

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit F-1 – Page 2

EXHIBIT F-2

FORM OF TERM NOTE
_____________, 20__
Tri Pointe Homes, Inc., a Delaware corporation (the “Borrower”), promises to pay to the order of [____________________________________] (the “Lender”) the principal sum of _______________________ Dollars ($______________), or so much of the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to Section 2.1(b) of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date applicable to the Term Facility.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Term Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement dated as of March 29, 2019, as modified by that certain Modification Agreement dated as of October 30, 2020, that certain Second Modification Agreement dated as of June 10, 2021, that certain Third Modification Agreement dated as of June 29, 2022, that certain Fourth Modification Agreement dated as of December 15, 2023, and that certain Fifth Modification Agreement dated as of April 30, 2025 (which, as it may be further amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

In the event of default hereunder, the undersigned agree to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waive demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

TRI POINTE HOMES, INC., a Delaware corporation By: ________________________ Print Name: _________________ Title: ______________________

Exhibit F-2 – Page 1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF [_________________],
DATED ____________, 20___

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit F-2 – Page 2

EXHIBIT G

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), by and among each of the signatories hereto, to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H
WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Revolving Commitment under the Credit Agreement by requesting one or more Revolving Lenders to increase the amount of its Revolving Commitment;
WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Revolving Commitment pursuant to such Section 2.24 of the Credit Agreement; and
WHEREAS, pursuant to Section 2.24 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Revolving Commitment increased by $[__________], thereby making the aggregate amount of its Revolving Commitment equal to $[__________].
2..    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of California.
5.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER] By: ______________________________ Name: Title:
Exhibit G – Page 1

Accepted and agreed to as of the date first written above:
TRI POINTE HOMES, INC.,
a Delaware corporation formerly
known as TRI Pointe Group, Inc.

By:    ______________________________________
    Name:
    Title:

Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:    ______________________________________
    Name:
    Title:

Exhibit G – Page 2

EXHIBIT H

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [__________], 20[__] (this “Supplement”), to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tri Pointe Homes, Inc., a Delaware corporation formerly known as TRI Pointe Group, Inc. (the “Borrower”), the Lenders party thereto and U.S. Bank National Association, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.24 thereof that any bank, financial institution or other entity may extend Revolving Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $[__________].
2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
4.    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of California.
Exhibit H – Page 1

7.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[remainder of this page intentionally left blank]

Exhibit H – Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER] By: ______________________________ Name: Title:

Accepted and agreed to as of the date first written above:
TRI POINTE HOMES, INC.,
a Delaware corporation formerly
known as TRI Pointe Group, Inc.

By:    _____________________________________
Name:
Title:

Acknowledged as of the date first written above:
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:    _____________________________________
Name:
Title:

Exhibit H – Page 3

EXHIBIT I

INTENTIONALLY OMITTED

Exhibit I

EXHIBIT J

PRO FORMA BORROWING BASE CERTIFICATE

Exhibit J – Page 1

# Tri Pointe Homes, Inc.

## BORROWING BASE CERTIFICATE

[__________, 20__]

The undersigned herby certifies that as of the above date, the following Borrowing Base Certificate was prepared in compliance with the terms of the Second Amended and Restated Credit Agreement dated as of March 29, 2019, (as amended, modified, renewed or extended from time to time) and the Third Modification Agreement dated as of June 29, 2022, among Tri Pointe Homes, Inc. ("Borrower") , the Lenders party thereto, and U.S. Bank National Association, as Administrative Agent for the Lenders (as amended, modified, renewed or extended from time to time).

***($ in thousands)***

| Borrowing Base Calculation | Total |
|---|---|
| Borrowing Base (Refer to backup): | |
| Less Borrowing Base Debt: | |
| (a) All Indebtedness for Borrowed Money: | |
| - Senior Notes[(1)]: | |
| - Revolving Facility ("RLOC"): | |
| - Term Loan: | |
| - Other: | |
| (b) Guaranteed LP/GP Indebtedness: | |
| (c) Letters of Credit: | |
| - Drawn Financial & Performance: | |
| - Undrawn Financial: | |
| (d) Third Party Repayment Guaranties: | |
| (e) Rate Management Obligations: | |
| (f) Contingent Obligations Due: | |
| Total Borrowing Base Debt: | |
| **Net Borrowing Base** | **$0** |

*(1) Senior Notes as reflected on the financial statements are net of debt issuance costs and discounts.*

| Available Commitment | Total |
|---|---|
| Aggregate Commitment (RLOC + Term): | |
| Less: | |
| Outstanding Balance - RLOC: | |
| Outstanding Balance - Term Loan: | |
| Performance Letters of Credit issued under RLOC: | |
| Total Deductions: | |
| **Available Commitment** | **$0** |

| Summary | Total |
|---|---|
| Total Availability (Lesser of Net Borrowing Base and Available Commitment): | $0 |
| Net Borrowing Base in Excess of Total Availability: | $0 |

**Certified:**

By:__________________________________

Name:

Title:

Exhibit J – Page 2

CONSENT AND REAFFIRMATION OF GUARANTY

TRI POINTE HOMES HOLDINGS, INC., a Delaware corporation formerly known as TRI Pointe Homes, Inc. (“Tri Pointe Homes Holdings”), TRI POINTE HOLDINGS, INC., a Washington corporation (“Tri Pointe Holdings - WA”), TRI POINTE HOMES ARIZONA 91, LLC, an Arizona limited liability company formerly known as Maracay 91, L.L.C. (“Arizona 91”), TRI POINTE HOMES ARIZONA, LLC, an Arizona limited liability company formerly known as Maracay Homes, L.L.C. (“Tri Pointe Arizona”), TRI POINTE HOMES IE-SD, INC., a California corporation formerly known as Pardee Homes (“Tri Pointe IE-SD”), TRI POINTE HOMES NEVADA, INC., a Nevada corporation formerly known as Pardee Homes of Nevada (“Tri Pointe Nevada”), TRI POINTE HOMES WASHINGTON, INC., a Washington corporation formerly known as The Quadrant Corporation (“Tri Pointe Washington”), TRI POINTE HOMES TEXAS, INC., a Texas corporation formerly known as Trendmaker Homes, Inc. (“Tri Pointe Texas”), TRI POINTE HOMES TEXAS HOLDINGS, LLC, a Texas limited liability company formerly known as Trendmaker Homes Holdings, L.L.C. (“Texas Holdings”), TRI POINTE HOMES DFW, LLC, a Texas limited liability company formerly known as Trendmaker Homes DFW, L.L.C (“Tri Pointe DFW”), and TRI POINTE HOMES DC METRO, INC., a Delaware corporation formerly known as Winchester Homes Inc. (“Tri Pointe DC Metro,” and, together with Tri Pointe Homes Holdings, Tri Pointe Holdings – WA, Arizona 91, Tri Pointe Arizona, Tri Pointe IE-SD, Tri Pointe Nevada, Tri Pointe Washington, Tri Pointe Texas, Texas Holdings, and Tri Pointe DFW, the “Guarantors”), each consents to the foregoing Sixth Modification Agreement and reaffirms the full force and effectiveness of that certain Second Amended and Restated Guaranty dated as of March 29, 2019, executed by such Guarantor in favor of Administrative Agent and the Lenders (collectively, the “Guaranty”). Each Guarantor agrees that the obligations of Borrower guaranteed under the Guaranty include, without limitation, the obligation of Borrower to repay the Credit Facility, as such Credit Facility has been modified pursuant to the terms of the foregoing Sixth Modification Agreement. In addition, each Guarantor acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Credit Facility, and that such Guarantor has no claims, offsets or defenses with respect to its obligations under the Guaranty.

[Signatures on the Following Page]

C-1

GUARANTOR:

TRI POINTE HOMES HOLDINGS, INC.		TRI POINTE HOMES TEXAS HOLDINGS, LLC
TRI POINTE HOLDINGS, INC.
TRI POINTE HOMES ARIZONA 91, LLC		By:	Tri Pointe Homes Texas, Inc.,
TRI POINTE HOMES ARIZONA, LLC			its Manager
TRI POINTE HOMES IE-SD, INC.
TRI POINTE HOMES NEVADA, INC.		By:	/s/ Glenn J. Keeler
TRI POINTE HOMES WASHINGTON, INC.		Name:	Glenn J. Keeler
TRI POINTE HOMES TEXAS, INC.		Title:	Chief Financial Officer
TRI POINTE HOMES DC METRO, INC.
TRI POINTE HOMES DFW, LLC
By:	/s/ Glenn J. Keeler
Name:	Glenn J. Keeler	By:	Tri Pointe Homes Texas Holdings, LLC,
Title:	Chief Financial Officer		its Manager

		By:	Tri Pointe Homes Texas, Inc.,
its Manager

		By:	/s/ Glenn J. Keeler
		Name:	Glenn J. Keeler
		Title:	Chief Financial Officer
C-2